UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

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SunTrust Banks, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

SunTrust Banks, Inc.

The Annual Meeting of Shareholders of SunTrust Banks, Inc. will be held in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, on Tuesday, April 28, 2009, at 9:30 a.m. local time, for the following purposes:

1.	To elect 8 directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected.

2.	To ratify the appointment of Ernst & Young LLP as independent auditor for 2009.

3.	To approve The SunTrust Banks, Inc. 2009 Stock Plan.

4.	To consider and approve the following advisory (non-binding) proposal:

RESOLVED, that the holders of common stock of SunTrust Banks, Inc. approve the compensation of the Company’s executives as described in the Summary Compensation Table as well as in the Compensation Discussion and Analysis and the other executive compensation tables and related discussion.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on February 18, 2009 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 28, 2009. The 2009 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2008 are also available at www.proxydocs.com/sti.

For your convenience, we will offer an audio webcast of the meeting. If you choose to listen to the webcast, go to “Investor Relations” located under “About SunTrust” at www.suntrust.com shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on our site beginning the afternoon of April 28. Please note that you will not be able to vote your shares via the webcast. If you plan to listen to the webcast, please submit your vote using one of the methods described below prior to the meeting.

We direct your attention to the attached Proxy Statement for more complete information regarding the matters to be acted upon at the Annual Meeting.

By Order of the Board of Directors
Raymond D. Fortin,
Corporate Secretary

March 5, 2009

IMPORTANT NOTICE

Whether or not you plan to attend the Annual Meeting, please vote your shares by: (1) a toll-free telephone call, (2) the Internet, or (3) completing, signing, dating and returning the enclosed proxy as soon as possible in the postage paid envelope provided.

SUNTRUST BANKS, INC.

303 PEACHTREE STREET, N.E.

ATLANTA, GEORGIA 30308

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of SunTrust Banks, Inc. in connection with the Annual Meeting of Shareholders of SunTrust to be held in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, on Tuesday, April 28, 2009, at 9:30 a.m. local time. We are first mailing this Proxy Statement and the enclosed proxy to SunTrust’s shareholders on or about March 13, 2009.

Voting your shares. The enclosed proxy is for use if you are unable to attend the Annual Meeting in person or wish to have your shares voted by proxy even if you attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares by: (1) a toll-free telephone call, (2) the Internet, or (3) completing, signing, dating and returning the enclosed proxy as soon as possible in the postage paid envelope provided. You may revoke the proxy at any time before it is exercised by notice to the Corporate Secretary of SunTrust, by submitting a proxy having a later date, or by appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If you do not specify, then the proxies for the proposals described below will be voted as recommended by the Board of Directors.

Method of Voting. You can simplify your voting and reduce SunTrust’s costs by voting your shares via telephone or the Internet. We have designed the telephone and Internet voting procedures to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker. Therefore, we recommend that you follow the voting instructions on the form you receive. If you do not choose to vote by telephone or the Internet, please date, sign and return the proxy card.

Webcast of Annual Meeting. We are pleased to offer an audio webcast of the 2009 Annual Meeting. If you choose to listen to the webcast, go to “Investor Relations” located under “About SunTrust” at www.suntrust.com shortly before the meeting time and follow the instructions provided. If you miss the meeting, you may listen to a replay of the webcast on our site beginning the afternoon of April 28 and available until May 28, 2009. The webcast will allow you to listen to the meeting. Please note that you will not be able to vote your shares or otherwise participate in the meeting via the webcast. If you plan to listen to the webcast, please submit your vote using one of the methods described above prior to the meeting.

Record Date and Shares Outstanding. Each common shareholder of record at the close of business on February 18, 2009—the record date—is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of SunTrust common stock entitles the holder to 1 vote on any matter coming before a meeting of SunTrust shareholders, and our Perpetual Preferred Stock, Series A; Perpetual Preferred Stock, Series B; Fixed Rate Cumulative Preferred Stock, Series C; Fixed Rate Cumulative Preferred Stock, Series D generally do not vote. On February 18, 2009, the record date for the Annual Meeting, there were [350,000,000] shares of SunTrust common stock outstanding.

ELECTION OF DIRECTORS

Director Selection Process

We maintain a standing Governance & Nominating Committee, which we refer to in this section as the Committee, comprised solely of independent directors who are responsible for identifying individuals qualified to become Board members and recommending director nominees to the Board. The Committee periodically reviews the size and composition of the Board and determines whether to add or replace directors. You may access the Committee’s charter on our website at www.suntrust.com under the headings “About SunTrust” and “Corporate Governance.”

Nominees for director will be selected based on the following criteria: (i) integrity (ii) outstanding achievement in their careers; (iii) broad experience; (iv) independence; (v) financial expertise; (vi) ability to make independent, analytical inquiries; (vii) understanding of the business environment; and (viii) willingness to devote adequate time to Board duties. The Board believes that each director should have, and expects the nominees to have, the capacity to obtain a basic understanding of: (i) our principal operational and financial objectives and plans and strategies; (ii) our results of operations and financial condition and of any significant subsidiaries or business segments; and (iii) our relative standing and our business segments in relation to our competitors. The Committee considers it essential that the Audit Committee have at least 1 member who qualifies as an “audit committee financial expert.”

The Committee and the Board consider a variety of sources when selecting individuals as potential Board members. We normally do not retain a search firm to assist in the selection of directors. Historically, most of our director nominees have served on one of SunTrust Bank’s local boards or the board of a company acquired by SunTrust, and have had a leadership position with an entity located in a community served by SunTrust. This practice has served us well and has been used in part to select the candidates that were considered as nominees. Board members are encouraged to submit names for consideration. SunTrust senior management also assembles a list of candidates which the Committee considers. The Committee and Board also consider the diversity of the Board when selecting nominees. The Committee will review this process from time to time and may alter the process in its discretion.

The Committee will consider candidates for director nominees put forward by shareholders. Please refer to the later section of this Proxy Statement entitled, “Shareholder Nominations for Election to the Board” for a discussion of the requirements of a shareholder-nomination. The nomination should state how the proposed candidate meets the criteria described above and the shareholder must comply with the other requirements described in that section. The Committee will consider candidates proposed by shareholders by evaluating such candidates in the same manner and using the criteria described above. The Committee will also adhere to all applicable laws and regulations.

Policy on Majority Voting

We include our Policy on Majority Voting for the election of directors in our Corporate Governance Guidelines. You can view these by clicking the heading “About SunTrust” on SunTrust’s website at www.suntrust.com and then clicking on “Corporate Governance.” The policy requires nominees who receive a greater number of votes “withheld” from his or her election than votes “for” his or her election to tender his or her written resignation to the Chairman of the Board for consideration by the Committee within 5 days following the certification of the shareholder vote. This requirement applies only in an uncontested election of directors, which is an election in which the only nominees are persons nominated by the Board of Directors.

The Committee will then consider such resignation and, within 45 days following the date of the shareholders’ meeting at which the election occurred, make a recommendation to the Board concerning whether to accept or reject such resignation. In determining its recommendation to the Board, the Committee will consider all factors deemed relevant by members of the Committee including, without limitation, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and whether the director’s resignation from the Board would be in the best interest of SunTrust and our shareholders.

The Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as the members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Committee to have substantially resulted in the “withheld” votes. The Board will take formal action on the Committee’s recommendation no later than 75 days following the date of the shareholders’ meeting at which the election occurred. In considering the Committee’s recommendation, the Board will consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board’s decision, together with a full explanation of the process by which the Board made its decision and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation within 4 business days after the Board makes its decision.

Corporate Governance and Director Independence

The Board of Directors has determined that a majority of our directors are independent. In determining director independence, the Board broadly considers all relevant facts and circumstances, including the rules of the New York Stock Exchange. The Board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. An independent director is free of any relationship with SunTrust or its management that may impair the director’s ability to make independent judgments. The Board pays particular attention to whether a director is independent from management and to any credit relationships that may exist with a director or a related interest.

Regulation O requires loans made to executive officers and directors to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by SunTrust with other persons not related to the lender. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). Our Board of Directors must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence.

In addition, we do not consider independent any director who is also an executive officer of a company to which we have extended credit unless such credit meets the substantive requirements of Regulation O. We also do not consider independent any director who is an executive officer of a company that makes payments to, or receives payments from, SunTrust for property or services in an amount which, in any year, is greater than 2% of such director’s company’s consolidated gross revenues. The following directors have been determined by the Board to be independent after applying the guidelines set forth above: Alston D. Correll, Patricia C. Frist, Blake P. Garrett, Jr., David H. Hughes, M. Douglas Ivester, G. Gilmer Minor, III, Karen Hastie Williams, Robert M. Beall, II, Jeffrey C. Crowe, J. Hicks Lanier, Larry L. Prince, Frank S. Royal, M.D., and Phail Wynn, Jr. Each member of the Compensation Committee, the Governance & Nominating Committee, and the Audit Committee is independent. There are no family relationships between any director, executive officer, or person nominated or chosen by SunTrust to become a director or executive officer.

The Board of Directors conducts a self-assessment annually, which our Governance & Nominating Committee reviews and discusses with the Board. In addition, the Governance & Nominating Committee, the Compensation Committee, the Audit Committee and the Risk Committee also undergo an annual assessment of their performance. The non-management directors of the Board typically meet in executive session at each regularly scheduled meeting, and such meetings are presided over by a Presiding Director selected by a majority of independent directors. Mr. Prince currently serves as the Presiding Director.

SunTrust has a policy requiring directors who change the job responsibility they held when they were elected to the Board to submit a letter of resignation to the Board. SunTrust also has a policy requiring directors to retire from the Board upon the annual meeting first following their 72nd birthday (65th birthday for employee-directors). If the director desires to continue to serve after his or her resignation is tendered pursuant to such policies, he or she may do so only after the Board, through its Governance & Nominating Committee, has made a determination that continued Board membership is appropriate.

SunTrust has a Senior Financial Officers Code of Ethical Conduct that applies to SunTrust’s senior financial officers, including its principal executive officer, principal financial officer and controller. SunTrust also has a SunTrust Code of Conduct that applies to all employees, and a Code of Business Conduct and Ethics for members of the Board of Directors. These 3 Codes of Conduct, as well as SunTrust’s Corporate Governance Guidelines, and the charters for the Executive Committee, the Audit Committee, the Governance & Nominating Committee, the Compensation Committee and the Risk Committee, can be found by clicking the heading “About SunTrust” on SunTrust’s website at www.suntrust.com and then clicking on “Corporate Governance.” In addition, this information is available in print to any shareholder who requests it by contacting our Director of Investor Relations at 800-324-8093. The Board intends that non-management directors make decisions on matters of corporate governance. As additional corporate governance standards are adopted, they will be disclosed on an ongoing basis on SunTrust’s website.

NOMINEES FOR DIRECTORSHIP

(ITEM 1)

The Board of Directors nominated the following persons for election as directors at the Annual Meeting in 2009 for terms expiring in 2010 upon the recommendation of its Governance & Nominating Committee: Alston D. Correll, Patricia C. Frist, Blake P. Garrett, Jr., David H. Hughes, M. Douglas Ivester, G. Gilmer Minor, III, James M. Wells III, and Karen Hastie Williams. Each of the 8 directors expected to be elected at this year’s Annual Meeting of Shareholders will serve until next year’s annual meeting of shareholders and until their successor is elected and qualified. If, at the time of the Annual Meeting, any of the nominees named in the enclosed proxy should be unable or decline to serve as a director, the proxies are authorized to be voted for such substitute nominee or nominees as the Board recommends. The Board has no reason to believe that any nominee will be unable or decline to serve as a director.

No other persons were nominated. Therefore, you may not vote your proxy for the election of a person to fill a directorship who is not named in this Proxy Statement. Previously, our Articles of Incorporation required that the directors be elected to serve for 3-year terms and that the terms of all directors be staggered into 3 classes. However, on April 17, 2007, we amended our Articles of Incorporation to provide that directors be elected to serve for only 1-year terms. As a result, there exist 6 incumbent directors whose terms have not yet expired. SunTrust expects that these 6 members of the Board of Directors will serve the remainder of their terms. These terms are scheduled to expire at the annual meeting of shareholders to be held in 2010. Accordingly, all directors will be subject to re-election at our next annual meeting.

Nominees for Terms Expiring in 2010

Alston D. Correll is the retired Chairman of the Board of Georgia-Pacific Corporation, a manufacturer and distributor of pulp, paper and building products. He is Chairman of Atlanta Equity Investors, LLC, a private equity firm. Until December 2005, Mr. Correll also served as Chief Executive Officer of Georgia-Pacific Corporation. He is also a director of Mirant Corporation and Norfolk Southern Corp.

Patricia C. Frist is a partner in Frist Capital Partners, which invests in equities, real estate and venture capital. Mrs. Frist is also President of Frisco, Inc., an investment corporation. Mrs. Frist is also a director of the Frist Foundation and President of the Patricia C. Frist and Thomas F. Frist, Jr. Foundation.

Blake P. Garrett, Jr. is a partner in Garrett and Garrett Construction and related companies (commercial real estate development), and has held such positions since March 1966. Mr. Garrett served as a director of National Commerce Financial Corporation and became a director of SunTrust when National Commerce Financial Corporation merged with SunTrust in October 2004.

David H. Hughes is a director of Darden Restaurants, Inc. Until April 1, 2006, Mr. Hughes also served as Chairman of the Board of Hughes Supply, Inc., a distributor of construction materials. Until May 2003, he also served as Chief Executive Officer of Hughes Supply, Inc.

M. Douglas Ivester is President of Deer Run Investments, LLC. He retired as Chairman of the Board and Chief Executive Officer of The Coca-Cola Company in February 2000. He served as President and Chief Operating Officer of The Coca-Cola Company from July 1994 until elected Chairman of the Board and Chief Executive Officer in October 1997. He is also a director of S1 Corporation and is Chairman of the Board of the Woodruff Health Sciences Center, Inc.

G. Gilmer Minor, III is Chairman of the Board of Owens and Minor, Inc., a national distributor of hospital and medical supplies. Until July 2005, Mr. Minor also served as Chief Executive Officer of Owens and Minor, Inc. He was named Chairman of Owens and Minor, Inc. in May 1994.

James M. Wells III has been Chairman of the Board of SunTrust since April 29, 2008 and Chief Executive Officer of SunTrust since January 1, 2007. From December 9, 2004 until December 31, 2006, Mr. Wells was President and Chief Operating Officer of SunTrust. From August 2000 until December 9, 2004, Mr. Wells was a Vice Chairman of SunTrust with responsibility for oversight of our commercial, retail, mortgage and wealth and investment management lines of business, as well as senior executive responsibility for SunTrust’s marketing and corporate strategy units.

Karen Hastie Williams is a retired partner in the Washington, D.C. law firm of Crowell and Moring LLP. She is also a director of Chubb Corporation, Continental Airlines, Inc., Gannett Company, Inc. and WGL Holdings, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

Incumbent Directors Whose Terms Expire in 2010

Robert M. Beall, II is Executive Chairman of Beall’s, Inc., the parent company of Beall’s Department Stores, Inc. and Beall’s Outlet Stores, Inc., which operate retail stores located from Florida to California. Until August 2006, he was also the Chief Executive Officer of Beall’s, Inc. He is also Chairman of the Board of Directors of Beall’s, Inc. and a director of FPL Group, Inc.

Jeffrey C. Crowe is Chairman of the Board of Landstar System, Inc. Landstar System, Inc. and its affiliates provide transportation services to customers throughout North America. Until July 2004, Mr. Crowe was also Chief Executive Officer of Landstar System, Inc. Mr. Crowe was also Chairman of the U.S. Chamber of Commerce from June 2003 until June 2004. From June 2002 to June 2003, he served as Vice Chairman of the U.S. Chamber of Commerce. From October 1993 to October 2003, he served as Chairman of the National Defense Transportation Association. He is also a director of Silgan Holdings, Inc. and PSS World Medical, Inc.

J. Hicks Lanier is Chairman and Chief Executive Officer of Oxford Industries, Inc., a business engaged in the design, manufacture, marketing and sale of consumer apparel products. Mr. Lanier is also a director of Crawford and Company and Genuine Parts Company.

Larry L. Prince is Chairman of the Executive Committee of the Board of Genuine Parts Company, a service organization engaged in the distribution of automotive replacement parts, industrial replacement parts and office products. Until April 2005, Mr. Prince was Chairman of the Board and until August 2004, he was also Chairman of the Board and Chief Executive Officer, of Genuine Parts Company. Mr. Prince is also a director of Equifax Inc. and Crawford and Company.

Frank S. Royal, M.D. is President and a member of Frank S. Royal, M.D., P.C. (family medicine). Dr. Royal is also a director of Dominion Resources, Inc. and Smithfield Foods, Inc.

Phail Wynn, Jr. is the Vice President for Regional Affairs for Duke University since January 2008. He retired as President of Durham Technical Community College in December 2007. Dr. Wynn is a director of North Carolina Mutual Life Insurance Company. He was also a director of National Commerce Financial Corporation, and became a director of SunTrust when National Commerce Financial Corporation merged with SunTrust in October 2004.

DIRECTORS

The following table sets forth for each nominee and each director whose term continues after the meeting, the year in which the person first became a director of SunTrust, and the director’s age. Except for Mr. Wells, none of the nominees or directors is employed by SunTrust or any entity that is an affiliate of SunTrust.

Name	Director Since	Age	Positions with SunTrust
Robert M. Beall, II	2004	65	Director
Alston D. Correll	1997	67	Director
Jeffrey C. Crowe	2004	62	Director
Patricia C. Frist	2000	69	Director
Blake P. Garrett, Jr.	2004	68	Director
David H. Hughes	1984	65	Director
M. Douglas Ivester	1998	62	Director
J. Hicks Lanier	2003	68	Director
G. Gilmer Minor, III	1998	68	Director
Larry L. Prince	1996	70	Presiding Director
Frank S. Royal, M.D.	1998	69	Director
James M. Wells III	2006	62	Chairman of the Board and Chief Executive Officer
Karen Hastie Williams	2002	64	Director
Phail Wynn, Jr.	2004	61	Director

Board Committees

The Board has established 5 standing committees. Membership of these committees is as follows:

Audit	Compensation	Executive	Governance and Nominating	Risk
Mr. Ivester, Chair	Mr. Correll, Chair	Mr. Wells, Chair	Mr. Minor, Chair	Mr. Crowe, Chair
Mr. Beall	Mrs. Frist	Mr. Correll	Mr. Beall	Mr. Garrett
Mr. Lanier	Mr. Hughes	Mr. Crowe	Mr. Correll	Mr. Hughes
Dr. Royal	Mr. Minor	Mr. Ivester	Mr. Crowe	Mr. Lanier
Ms. Williams	Dr. Royal	Mr. Minor	Mrs. Frist	Mr. Prince
			Mr. Garrett	Dr. Wynn
Mr. Ivester
Mr. Prince
Ms. Williams
Dr. Wynn

Audit Committee. The Audit Committee appoints, compensates, retains, and directly oversees the work our independent auditor (subject to shareholder ratification if applicable). It is charged with monitoring:

•	the integrity of our financial statements;

•	the independence and qualifications of our independent auditor;

•	our system of internal controls;

•	the performance of our internal audit process and independent auditor; and

•	our compliance with laws, regulations and the codes of conduct.

The Audit Committee also resolves any disagreements between management and the auditors regarding financial reporting. It pre-approves all audit services and permitted non-audit services provided to SunTrust by its independent auditor. It also performs other related duties as defined in its written charter. Our Audit Committee has only members that are independent under our Corporate Governance Guidelines, the Securities Exchange Act of 1934 and applicable rules, and the rules of the New York Stock Exchange. Our Board has determined that Mr. Ivester meets the definition of “audit committee financial expert” as defined by the Securities and Exchange Commission’s rules and regulations. Our Board has also determined that Ms. Williams’ service on the Audit Committees of 3 other companies will not impair her ability to serve on our audit committee. Our Audit Committee held 12 meetings in 2008.

Compensation Committee. The Compensation Committee is responsible for approving the compensation arrangements for senior management. It is also responsible for oversight and administration of certain executive and employee compensation and benefit plans, including the SunTrust Banks, Inc. 2004 Stock Plan, the Management Incentive Plan, the 401(k) Excess Plan, the Supplemental Executive Retirement Plan, the ERISA Excess Retirement Plan, and our executive Change in Control Agreements. It also performs other related duties as defined in its written charter. Our Compensation Committee has only members that are independent under SunTrust’s Corporate Governance Guidelines and the rules of the New York Stock Exchange. Our Compensation Committee held 9 meetings in 2008.

Executive Committee. Our Executive Committee held 4 meetings in 2008. The Executive Committee may exercise the authority of the full Board except that it may not:

•	approve or propose to shareholders any action that must lawfully be approved by shareholders.

•	fill vacancies on the Board or any committee.

•	amend the Articles of Incorporation.

•	adopt, amend or repeal the Bylaws. or

•	approve a dissolution or merger or the sale of all or substantially all our assets.

Governance & Nominating Committee. The Governance & Nominating Committee is responsible for making recommendations to the Board regarding the size and composition of the Board, reviewing the qualifications of candidates to the Board, and recommending nominees to the Board. It is also responsible for:

•	taking a leadership role in shaping our corporate governance.

•

developing and recommending to the Board a set of corporate governance guidelines, and periodically reviewing and reassessing the adequacy of those principles and recommending any proposed changes to the Board for approval.

•	leading the Board in its annual review of the Board’s performance.

•	addressing committee structure and operations, committee reporting to the Board, committee member qualifications and committee member appointment and removal.

It has sole authority for retaining or terminating any search firm used to identify director candidates and determining such firm’s fees. Our Governance & Nominating Committee also performs other related duties as defined in its written charter. It has only members that are independent under SunTrust’s Corporate Governance Guidelines and the rules of the New York Stock Exchange. It held 5 meetings in 2008.

Risk Committee. The Risk Committee is responsible for assisting the Board in overseeing and reviewing SunTrust’s enterprise risk management framework, including the significant policies, procedures and practices employed to manage credit risk, market risk and operational risk. It is also responsible for overseeing SunTrust’s implementation plan to the Federal Reserve Board for qualification of advanced capital adequacy approaches, including approval of our credit framework, operational risk framework, and capital disclosure policies and controls. It also reviews and discusses with various members of senior management matters related to credit risk, market risk, operational risk, legal, regulatory and compliance risk and enterprise risk management. The Risk Committee held 7 meetings in 2008.

Attendance

Regular meetings of the Board are held quarterly. During 2008, the Board held 10 regular and special meetings, and various standing committees of the Board met 37 times. All incumbent SunTrust directors attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which they served. SunTrust expects, but does not require, directors to attend the annual meeting of shareholders. All but one of our incumbent directors attended last year’s annual meeting of shareholders.

Director Compensation

The Governance & Nominating Committee determines the amount and form of director compensation. Its procedures for determining director compensation are similar to those used by the Compensation Committee for executive compensation, described under the caption “Compensation Committee Processes and Procedures.”

The table below provides information concerning the compensation of directors for our most recently completed fiscal year. Except as noted below, all of our non-employee directors are paid at the same rate. We pay each non-employee director an annual retainer of $45,000, paid in 4 installments. The Chairs of each of the Governance & Nominating Committee, Compensation Committee, Risk Committee, and Audit Committee also received an additional retainer of $10,000. In addition, we paid each non-employee director a fee of $1,500 for each Board or committee meeting attended. Non-employee directors serving on the Board immediately after our annual meeting of shareholders in April 2008 also received a grant of either 1,200 shares of restricted stock or 1,200 restricted stock units, at their election. The grant vests after 1 year. The differences among directors in the table below are a function of additional compensation for chairing a committee, varying numbers of meetings attended and corresponding payments of meeting fees, differences in the FAS 123(R) expense we are required to reflect depending on whether they elected to receive restricted stock or restricted stock units, and payments for service on local bank advisory boards (reported in the “All Other Compensation” column if applicable).

Directors may defer either or both of their meeting and retainer fees under SunTrust’s Directors Deferred Compensation Plan. We determine the return on deferred amounts as if the funds had been invested in SunTrust common stock or at a floating interest rate equal to the prime interest rate in effect at SunTrust Bank computed on the last day of each quarter, at the election of the director. Pursuant to SEC regulations, we report only above-market or preferential earnings on nonqualified deferred compensation, including earnings on nonqualified defined contribution plans, if any, in the column “Change in Pension Value and NQDC Earnings.”

Directors who are also employees of SunTrust are not compensated for their service as directors. In 2008, 2 of our directors were also employees. James M. Wells III served at various times as a director and our Chairman, President and CEO, and we discuss his compensation beginning under the caption, “Executive Compensation.” Another employee, L. Phillip Humann, served as Executive Chairman of the Board for part of the year. In 2008, we paid a total of $400,000 cash compensation to Mr. Humann. This consisted of base salary as employee of $225,256 until April 29, 2008, and compensation as a part-time employee of $174,744 for the remainder of the year. Mr. Humann did not receive a bonus in respect of 2008 or any non-equity incentives in 2008. However, we recognized equity compensation expense of $2,743,862. He received other compensation of $23,422. Other compensation consisted $20,000 for our match on his qualified and nonqualified 401(k) deferrals and $3,422 for supplemental disability insurance premiums. We granted to Mr. Humann 29,649 shares of restricted stock. The compensation expense reflected this grant and grants in prior years to the extent the vesting period for such shares fell within 2008. Please refer to footnote 3 to the Director Compensation Table. The value of our pension obligations to Mr. Human declined by $2,645,805 between 2007 and 2008. Finally, at December 31, 2008, Mr. Humann held options to purchase of 935,000 shares, 104,000 unvested shares of performance stock, and 50,000 shares of vested but not distributed restricted stock.

2008 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash	Stock Awards(3)	Option Awards(5)	Change in Pension Value and NQDC Earnings(6)	All Other Compensation(7)	Total($)
Robert M. Beall II	$82,500	$70,497				$152,997
J. Hyatt Brown(2)	$30,000	$25,020			$1,200	$56,220
Alston D. Correll	$101,500	$2,851(4)				$104,351
Jeffrey C. Crowe	$95,500	$70,497			$2,500	$168,497
Thomas C. Farnsworth(2)	$34,500	$25,020				$59,520
Patricia M. Frist	$75,000	$70,497			$10,100	$155,597
Blake P. Garrett Jr.	$78,000	$70,497				$148,497
David H. Hughes	$88,500	$70,497				$158,997
E. Neville Isdell(2)	$25,500	($60,333)(4)				($34,833)
M. Douglas Ivester	$103,000	($36,689)(4)			$4,000	$70,311
J. Hicks Lanier	$84,000	$70,497			$4,000	$158,497
G. Gilmer Minor III	$94,000	$70,497				$164,497
Larry L. Prince	$79,500	($36,689)(4)			$6,000	$48,811
Frank S. Royal, M.D.	$88,500	$70,497		$5,549		$164,546
Karen Hastie Williams	$84,000	$31,002(4)		$1,855		$116,857
Phail Wynn Jr.	$81,000	$70,497				$151,497

(1)

Does not include employee directors. We report amounts paid to James M. Wells III in the Summary Compensation Table. L. Phillip Humann retired as a director and became a part-time employee on April 29, 2008. We disclose certain amounts paid to him in 2008 above.

(2)	The terms of directors Brown, Farnsworth, and Isdell ended on April 29, 2008.

(3)

We report in this column the cost we recognize for financial statement reporting purposes calculated in accordance with FAS 123(R), but (pursuant to SEC regulations) without reduction for estimated forfeitures. Please refer to note 16 to our financial statements in our annual reports for each of the years ended December 31, 2008, 2007, 2006, and 2005, respectively, for a discussion of the assumptions related to the calculation of such values. The awards made to each director in 2008 had an aggregate grant date fair value of $56.23 based on the closing market price of our stock on the grant date, April 29, 2008. Stock award amounts reflect grants of restricted stock except for Messrs. Correll, Isdell, Ivester, Lanier, Prince and Ms. Williams, which reflect amounts expensed for restricted stock units in the current and/or prior years. As of December 31, 2008, each director named in the table above held 1,200 shares of unvested restricted stock or 1,200 unvested restricted stock units.

(4)

We account for restricted stock units using liability accounting and mark the value of the grants to market quarterly. Therefore, the stock award compensation reported for directors who received grants of restricted stock units in the current or prior years will fluctuate as the market price of our common stock fluctuates. Accordingly, we report negative values in the table above whenever accounting principles required us to reverse previous recorded expenses (except, in accordance with SEC regulations, amounts expensed prior to 2006).

(5)

As of December 31, 2008, our directors held the following number of unexercised options (vested and unvested): Mr. Farnsworth, 6,166; Messrs. Brown, Correll, Hughes, Ivester, and Prince, Mrs. Frist, and Dr. Royal, 6,000; Ms. Williams, 2,000; and Messrs. Beall, Crowe, Garrett, Isdell, Lanier, and Minor, and Dr. Wynn: 0.

(6)

Our non-employee directors do not participate in our employee benefits programs that provide non-equity incentive compensation or retirement benefits. We report earnings on nonqualified deferred compensation only to the extent such earnings are preferential or “above market.” Dr. Royal and Ms. Williams previously deferred fees for service on Crestar’s board under the Crestar Directors’ Deferred Compensation Plan. Amounts shown represent earnings to the extent earnings under such plan exceed 120% of the applicable federal long-term rate.

(7)	Includes fees (if any) for service on local advisory boards of our subsidiaries. No non-employee director received perquisites or personal benefits in 2008 in excess of $10,000.

EXECUTIVE OFFICERS

The Board elects executive officers annually following the Annual Meeting of Shareholders to serve until the meeting of the Board following the next annual meeting. The following table sets forth the name of each executive officer and the principal positions and offices he or she holds with SunTrust. Unless otherwise indicated, each of these officers has served as an executive officer of SunTrust or a principal subsidiary for at least 5 years.

Name	Age	Officers
James M. Wells III	62	Chairman of the Board and Chief Executive Officer
Frances L. Breeden	58	Corporate Executive Vice President and Human Resources Director
Mark A. Chancy	44	Corporate Executive Vice President and Chief Financial Officer
David F. Dierker	51	Corporate Executive Vice President and Chief Administrative Officer
Thomas E. Freeman	57	Corporate Executive Vice President, Chief Credit Officer, and Chief Risk Officer
Raymond D. Fortin	56	Corporate Executive Vice President, General Counsel and Corporate Secretary
C. T. Hill	58	Corporate Executive Vice President
Thomas G. Kuntz	52	Corporate Executive Vice President
William R. Reed, Jr.	62	Vice Chairman
William H. Rogers, Jr.	51	President
Timothy E. Sullivan	58	Corporate Executive Vice President and Chief Information Officer
E. Jenner Wood, III	57	Corporate Executive Vice President

James M. Wells III. Chairman of the Board since April 29, 2008. Chief Executive Officer of SunTrust since January 1, 2007. From December 9, 2004 until December 31, 2006, Mr. Wells was President and Chief Operating Officer of SunTrust. From August 2000 until December 9, 2004, Mr. Wells was a Vice Chairman of SunTrust with responsibility for oversight our commercial, retail, mortgage and wealth and investment management lines of business, as well as senior executive responsibility for SunTrust’s marketing and corporate strategy units.

Frances L. Breeden. Corporate Executive Vice President and Human Resources Director since 2006. Prior to 2006, Ms. Breeden had responsibility for the Private Wealth Management line of business and from 2002 to 2005 she had responsibility for the Institutional Trust line of business.

Mark A. Chancy. Corporate Executive Vice President and Chief Financial Officer of SunTrust since August 10, 2004. In December, 2008, Mr. Chancy assumed expanded accountability for the corporate and investment banking business, and also our Chief Administrative Officer organization which continues under the direction of David F. Dierker. In 2006, Mr. Chancy assumed additional responsibility for SunTrust’s merger and acquisition activities. From July 2001 until August 10, 2004, he was Senior Vice President and Treasurer of SunTrust.

David F. Dierker. Corporate Executive Vice President and Chief Administrative Officer of SunTrust since December 9, 2004. From January 2000 to November 2004, Mr. Dierker served as Strategic Financial Officer of SunTrust.

Thomas E. Freeman. Corporate Executive Vice President and Chief Credit Officer since January 19, 2006, and Chief Risk Officer of SunTrust since August 14, 2007. Prior to joining SunTrust, Mr. Freeman was a Principal at KPMG where he was responsible for providing credit risk and other advisory services to a variety of clients including larger commercial banks. He joined KPMG in 2004 after a 14-year career at Fleet Boston Financial and its predecessors, where he held a series of increasingly responsible positions including: managing director, corporate strategy and development; consumer lending executive credit officer; director of portfolio management; and corporate vice president, commercial real estate.

Raymond D. Fortin. Corporate Executive Vice President since December, 2004 and General Counsel. Mr. Fortin is responsible for legal affairs, serves as Corporate Secretary, and has administrative responsibility for internal audit.

C.T. Hill. Corporate Executive Vice President since August 2000. Mr. Hill has headed SunTrust’s Mid-Atlantic Banking Group since 2000. In December 2008, he assumed responsibility for the Retail Line of Business.

Thomas G. Kuntz. Corporate Executive Vice President since December 2004. Mr. Kuntz has headed SunTrust’s Florida Banking Group since December 2004. In December 2008, he assumed responsibility for the Commercial Line of Business.

William R. Reed, Jr. Vice Chairman of SunTrust since October 1, 2004. In December 2008, Mr. Reed assumed new responsibilities in connection with transition matters related to the new organizational structure. Mr. Reed formerly was in charge our geographic banking organization. From May 2003 to October 2004, Mr. Reed was President and Chief Executive Officer of National Commerce Financial Corporation. From July 2000 until May 2003 he was Chief Operating Officer for National Commerce Financial Corporation. National Commerce Financial Corporation merged into SunTrust on October 1, 2004.

William H. Rogers, Jr. President since December 12, 2008, with responsibility for geographic banking organization; the retail, commercial, mortgage, and wealth and investment management businesses; and corporate marketing.

Timothy E. Sullivan. Corporate Executive Vice President and Chief Information Officer since January 2003, with responsibility for technology and operations. In November 2006, Mr. Sullivan assumed expanded responsibility for SunTrust’s payments strategy. In December 2008, Mr. Sullivan assumed additional responsibilities related to call centers, commercial lending operations, and shared services.

E. Jenner Wood, III. Corporate Executive Vice President since July 2005. Mr. Wood has headed SunTrust’s Central Banking Group since June 2002. In December 2008, he assumed additional responsibilities regarding efficiency and productivity initiatives within the geographic banking organization.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Compensation Committee Interlocks and Insider Participation

Messrs. Correll, Hughes, Lanier, Minor, and Prince, and Dr. Royal constitute all of the directors who served on our Compensation Committee at any time during 2008. Each of them is an independent, outside director. None of them is a current or former officer or employee of SunTrust.

In December, 2008, E. Jenner Wood became an executive officer of SunTrust. Mr. Wood is a director of Oxford Industries, Inc. Mr. Lanier is the Chief Executive Officer of Oxford Industries, Inc. and serves on SunTrust’s Compensation Committee. At the first meeting of our Board of Directors following such promotion, Mr. Lanier was reassigned to the Risk Committee in order to eliminate this interlock.

During 2008, SunTrust’s bank subsidiary engaged in customary banking transactions and had outstanding loans to certain of our directors, executive officers, members of the immediate families of certain directors and executive officers, and their associates. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to SunTrust. In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features.

Policies and Procedures for Approval of Related Party Transactions

We recognize that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than our best interests and our shareholders. Therefore, our Board of Directors has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $120,000 when aggregated with all similar transactions, or (3) loans made by SunTrust Bank in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and not involving more than the normal risk of collectibility or presenting other unfavorable features.

Under the policy, any related party transaction must be reported to the General Counsel and may be consummated or may continue only (i) if the Governance & Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) if the transaction involves compensation that has been approved by our Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board of Directors. The Governance & Nominating Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of SunTrust.

Transactions with Related Persons, Promoters, and Certain Control Persons

We generally consider credit relationships with directors and/or their affiliates to be immaterial and as not impairing the director’s independence so long as the terms of the credit relationship are similar to other comparable borrowers. We use the following guidelines to determine the impact of a credit relationship on a director’s independence. We presume that extensions of credit which comply with Federal Reserve Regulation O to be consistent with director independence. In other words, we do not consider normal, arm’s-length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by SunTrust with other persons not related to the lender. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). Our Board of Directors must review any credit to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence.

In addition, we do not consider as independent any director who is also an executive officer of a company to which we have extended credit unless such credit meets the substantive requirements of Regulation O. We also do not consider independent any director who is an executive officer of a company that makes payments to, or receives payments from, SunTrust for property or services in an amount which, in any fiscal year, is greater than 2% of such director’s company’s consolidated gross revenues.

In 2008, SunTrust paid approximately $437,500 in insurance brokerage fees and commissions to Brown & Brown, a publicly-held company. Brown & Brown is more than 10%-owned by Hyatt Brown. Mr. Brown was one our directors until April 29, 2008 and serves as Chief Executive Officer of Brown & Brown. The insurance brokerage fees which we paid to Brown & Brown were the ordinary and customary fees for such services and related to the placement of several commercial property insurance programs. We chose to place this insurance through Brown & Brown because they are our customer and because we believe their efforts have reduced the amount of our insurance premiums. In 2009, we also expect to place some or all of our corporate property insurance through Brown & Brown, although the exact amount of the fees we expect to pay to Brown & Brown will depend on the amount of insurance they place for us and is not known at this time.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires SunTrust’s directors, executive officers and any persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To SunTrust’s knowledge, based solely on a review of the reports furnished to SunTrust and written representations from reporting persons that all reportable transaction were reported, SunTrust believes that during the fiscal year ended December 31, 2008 SunTrust’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a); except that (1) a single transaction by William Reed’s spouse (whose shares he is deemed to beneficially own) was reported 20 days late, and (2) the phantom shares we granted to M. Douglas Ivester were reported 19 days late due to an administrative error.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overall Compensation Philosophy and Objectives

We welcome the opportunity to share this Compensation Discussion and Analysis (CD&A) with our shareholders. We understand that investors have a strong interest in executive compensation, with a specific focus on our Named Executive Officers (NEOs). The NEOs for 2008 include our CEO, CFO, and 3 other most-highly compensated executive officers:

James M. Wells III, Chairman and Chief Executive Officer

William R. Reed, Vice Chairman

William H. Rogers, Jr., President

Mark A. Chancy, Chief Financial Officer, and

Timothy E. Sullivan, Chief Information Officer.

This section summarizes, with respect to the compensation paid to our NEOs:

•	Our compensation process and Compensation Committee procedures.

•	Our executive compensation programs.

•	The objectives of our executive compensation programs.

•	Our recent decisions regarding compensation.

•	Recent legislation and regulation related to compensation.

The Committee has designed a compensation framework to drive financial performance and increase shareholder value. The principles of this framework include:

•	Pay should be competitive with the market.

•	A substantial portion of pay should align with performance.

•	A substantial portion of pay should be at risk to align with shareholder risk.

•	Compensation must comply with legal and regulatory limits.

The Committee designed our compensation programs to accomplish the following objectives:

•	Attract talented and experienced executives.

•	Retain the executive management required to lead us.

•	Encourage improvement in individual and business performance.

•	Recognize the importance of improving shareholder value.

Compensation Committee Processes and Procedures

The Compensation Committee of the Board, which we refer to in this section as the Committee, makes decisions regarding the compensation of our executives. Specifically, the Committee has strategic and administrative responsibility for a broad range of issues. These include ensuring that we compensate key management employees effectively and in a manner consistent with our stated compensation strategy and the requirements of the appropriate regulatory bodies. The Committee also oversees the administration of executive compensation plans, including the design, performance measures, and award opportunities for the executive incentive programs, and certain employee benefits. The Board appoints each member of the Committee and has determined that each is an independent director.

The Committee reviews executive officer compensation at least annually to ensure that senior management compensation is consistent with our compensation philosophies, company and personal performance, changes in market practices, and changes in an individual’s responsibilities. At the Committee’s first regular meeting each year, which it typically holds in February, the Committee makes a more specific review which focuses on performance and awards for the most recently-completed fiscal year. This review considers corporate and individual performance, changes in an NEO’s responsibilities, data regarding peer practices, and other factors.

To assist in its efforts to meet the objectives outlined above, the Committee has retained Towers Perrin, a nationally known executive compensation and benefits consulting firm, to advise it on a regular basis on the executive compensation and benefit programs. The Committee engaged the consultant to provide general executive compensation consulting services and to respond to any Committee member’s questions and to management’s need for advice and counsel. In addition, the consultant performs special executive compensation projects and consulting services from time to time as directed by the Committee. The consultant reports to the Committee Chairman. Pursuant to the Committee’s charter, the Committee has the power to hire and fire such consultant and engage other advisors.

The Committee has the authority to determine the amount of, and approve, each element of total compensation paid to the CEO and other executives holding the title of Corporate Executive Vice President or higher, and the general elements of total compensation for other senior officers. The Committee reviews the performance and compensation of the Chairman of the Board and the CEO, the President, and other CEO direct reports, who include most of the executive officers named in this Proxy Statement. The CEO and members of our Human Resources department assist in the reviews of such direct reports. The consultant supports such reviews by providing data regarding market practices and making specific recommendations for changes to plan designs and policies consistent with our philosophies and objectives discussed below. The CEO determines the compensation of other senior officers based in part on market data provided by the compensation consultant, and the Committee annually reviews the general elements of such compensation.

In determining the amount of NEO compensation each year, the Committee reviews competitive market data from the banking industry as a whole and the peer group specifically, described below. It makes specific compensation decisions and awards based on such data, company performance, and individual performance and circumstances. With regard to formula-based incentives, the Committee develops performance targets using management’s internal business plan, industry and market conditions, and other factors.

The Committee reviews all components of the CEO and the other NEOs’ compensation, including base salary, bonus, and long-term incentives. Members of our Human Resources department periodically make available to the Committee information regarding the value of prior grants and participation in our plans. This information includes (i) accumulated gains, both realized and unrealized, under restricted stock, stock option, and other equity grants, (ii) the cost of providing each perquisite, (iii) projected payments under our retirement plans, and (iv) aggregate amounts deferred under our nonqualified deferred compensation plans. Additionally, we provide the Committee with information regarding potential payments to our executive officers under various termination events, including retirement, termination for cause and not for cause, and upon our change in control. We provide the Committee with both the dollar value of benefits that are enhanced as a result of the termination event and the total accumulated benefit, which is sometimes called the “walk-away” amount. We provide similar information in the 2008 Post Termination Table below, except that in that table we report only the amount that is enhanced as a result of the termination event in order to not double-count compensation that was reported in previous years.

The Compensation Committee has, over the last 3 years, among other things, taken the following actions:

1.

Adopted, and then later strengthened, a recoupment policy covering incentive compensation paid to executives. Please refer to the related discussion below under the caption “Other Guidelines and Procedures Affecting Executive Compensation—Adjustments to Incentive Compensation as a Result of Financial Statement Restatements.”

2.	Eliminated most perquisites effective January 1, 2008. Please refer to our discussion of benefits, below.

3.

Reviewed each incentive compensation arrangement with the NEOs to ensure that these arrangements do not encourage our NEOs to take unnecessary and excessive risks that might threaten the value of the financial institution. In addition, the Committee reviewed our NEO incentive compensation arrangements with our senior risk officers to ensure that our NEOs are not encouraged to take such risks. The Committee also discussed and reviewed the relationship between our risk management policies and practices and our NEO incentive compensation arrangements with our senior risk officers.

4.	Established share ownership and retention guidelines for executive officers and directors.

5.	Tied the vesting of approximately half of our restricted stock grants to NEOs to our performance relative to peers.

6.	Made no MIP bonus payment to Mr. Wells and Mr. Rogers in respect of 2007 performance and to no NEOs based on our 2008 performance.

7.

In 2009, implemented strong controls on compensation company-wide, including the elimination of annual merit-based salary increases for 2009 for approximately 4,000 top managers (except in cases of promotion). We also expect to reduce the average wage increase for other employees by a third.

8.	Adopted new financial metrics and targets to be used in connection with our annual incentive, including return on equity.

9.	Subject to shareholder approval at this meeting, we have revised and adopted new financial metrics and targets to be used in connection with equity compensation.

10.	Implemented changes to various compensation plans to comply with the requirements of Section 409A of the Internal Revenue Code, which regulates non-qualified deferred compensation.

Separately, our Board of Directors took the following actions to improve our corporate governance:

1.	De-staggered the terms of our board of directors;

2.	Adopted a policy on majority voting for the election of directors;

3.	Designated a presiding director and annually reviewed the independence of each board member; and

4.	Reduced the size of the Board.

As we discuss elsewhere in this Proxy Statement, recent legislation and regulation will likely be a determining factor in the future regarding the compensation of our NEOs. Consequently, our executive compensation program may undergo significant change and prior actions of the Committee may not be predictive of future action. One result of the new legislation will be that the Committee will have less flexibility with future compensation decisions regarding the NEOs.

Effect of the Emergency Economic Stabilization Act of 2008

On October 14, 2008, the U.S. Department of Treasury announced a program under the Emergency Economic Stabilization Act of 2008 (“EESA”). Pursuant to this program, Treasury would make preferred stock investments in participating financial institutions (the “Capital Purchase Program” or “CPP”).

We participated in the Capital Purchase Program in 2008 by selling preferred stock and common stock purchase warrants to the U.S. Treasury. As a result, we became subject to certain executive compensation requirements under EESA, Treasury Department regulations, and the contract pursuant to which we sold such preferred stock. Those requirements apply to what the U.S. Treasury refers to as our Senior Executive Officers (SEOs). Presently, these are the same officers who are our NEOs. Those requirements are:

•

Prohibition on Compensation that Provides an Incentive to Take Unnecessary and Excessive Risks. EESA prohibits us from providing incentive compensation arrangements that encourage our SEOs to take unnecessary and excessive risks that threaten the value of the financial institution.

•

Risk Review. Treasury Department regulations require the Committee to review SEO incentive compensation arrangements with our senior risk officers to ensure that SEOs are not encouraged to take such risks. The regulations also require the Committee to meet at least annually with our senior risk officers to discuss and review the relationship between our risk management policies and practices and the SEO incentive compensation arrangements. The Committee has performed this review, and its conclusions are included in its report which appears at the end of this CD&A. The Committee concluded that our incentive compensation arrangements do not encourage our SEOs to take unnecessary and excessive risks that threaten the value of the financial institution in part because:

•	Our cash incentive plan imposes a specific dollar maximum amount for each participant.

•	Our equity incentive plan imposes annual grant limits that apply on an individual basis.

•	The fact that the Committee targets the median of peer practice effectively limits the size of awards.

•

Clawback. EESA requires us to recover any bonus or incentive compensation paid to an SEO where the payment is later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate. We already had a similar policy, but strengthened it to conform to the details of EESA. Each SEO has contractually agreed to abide by this provision.

•

Golden Parachutes. We contractually agreed to abide by a provision of EESA which limits the amounts that can be paid under change in control and similar agreements which provide payments upon separation of service. EESA also amended Section 280G of the Internal Revenue Code by expanding the definition of a parachute payment to include certain severance payments paid by reason of an involuntary termination or in connection with bankruptcy, liquidation or receivership of the employer. Each SEO has contractually agreed to abide by the limits imposed by EESA for so long as the limit applies to us and to him. The changes to our Change in Control agreements as a result of EESA and Section 280G are discussed below under the heading “Tax Considerations” and “Change in Control Agreements.”

•

Limit on Tax Deduction. We contractually agreed to abide by a provision of EESA and Treasury Department regulations which limits our tax deduction for compensation paid to any SEO to $500,000 annually. The provision of EESA amended the Internal Revenue Code by adding 162(m)(5). Section 162(m)(5) imposes a $500,000 deduction limit. In addition, prior to the amendment, certain performance based compensation paid under shareholder approved plans did not count toward such deduction limit. EESA and Section 162(m)(5) eliminate that exclusion for us. We discuss the effect of this provision in greater detail under the heading, “Tax Considerations.”

•

Binding SEO Agreements. Prior to selling our preferred stock to the U.S. Treasury, each of our SEOs executed an agreement which reduces his compensation and other benefits to the extent necessary to comply with these EESA requirements. These agreements will remain effective for so long as Treasury owns any of our CPP debt or equity securities. We publicly filed this agreement with the Securities and Exchange Commission as Exhibit 10.3 to our Current Report on Form 8-K on November 17, 2008.

We have already fully complied with the requirement of EESA as originally enacted.

Effect of Treasury Department Guidelines Announced February 4, 2009

On February 4, 2009, the U.S. Treasury Department (Treasury) announced executive compensation guidelines (the “Treasury Guidelines”). The Treasury Guidelines contain expansive new restrictions on executive compensation for financial institutions and other companies participating in the CPP. The Treasury Guidelines generally continue the existing restrictions under EESA and add substantially to them in several areas. Among other things, the Treasury Guidelines contemplate an absolute $500,000 annual compensation limit for senior executives under certain circumstances. The Treasury Guidelines do not define which executives would be subject to this limit, but do clarify that such limit would not apply to CPP participants unless they further participated in an exceptional assistance program or further participated in a generally available capital access program.

However, the Treasury Guidelines are general in nature and appear to contemplate new rulemaking by Treasury before they become effective. Further, many, but not all of the elements of the Treasury Guidelines were incorporated into ARRA, discussed below.

Effect of the America Reinvestment and Recovery Act of 2009

On February 17, 2009, President Obama signed into law the America Reinvestment and Recovery Act of 2009 (“ARRA”). ARRA contains expansive new restrictions on executive compensation for financial institutions and other companies participating in the CPP. These restrictions apply to us. ARRA amends the executive compensation and corporate governance provisions of EESA. In doing so it continues all the same compensation and governance restrictions and adds substantially to the restrictions in several areas. ARRA implements many, but not all, of the restrictions in the Treasury Guidelines and in several instances goes beyond the Treasury Guidelines. We already comply with many of the new requirements of ARRA, and will comply with all other new requirements of ARRA promptly after Treasury publishes the regulations contemplated by ARRA.

Some key features of the new executive compensation restrictions in ARRA are described below.

•

ARRA prohibits bonus and similar payments to top employees. ARRA prohibits the payment of any “bonus, retention award, or incentive compensation” to our 5 NEOs and the next 20 most highly-compensated employees for as long as any CPP-related obligations are outstanding. The prohibition does not apply to bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009. ARRA does not explain how to identify the most highly-compensated employees and does not define “incentive compensation.” The Treasury Guidelines do not contain a similar limit on bonuses. Instead, the Treasury Guidelines impose a $500,000 annual compensation cap for a company’s senior executive officers, but allow the cap to be waived for all companies other than those receiving “exceptional” assistance. We have not received “exceptional assistance.” Waiver under the Treasury Guidelines is conditioned on our full disclosure of compensation and allowing shareholders a non-binding “say-on-pay” vote.

•

Limited amount of restricted stock excluded from bonus prohibition. “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CPP-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met. The Treasury Guidelines also exempt an unlimited amount of restricted stock from the $500,000 annual compensation cap described above. Neither ARRA nor the Treasury Guidelines explain how to value various items, such as equity compensation, indirect compensation such as benefits and taxes, when assessing this limit.

•

Shareholder “say-on-pay” vote required. ARRA requires every company receiving CPP assistance to permit a non-binding shareholder vote to approve the compensation of executives as disclosed in the company’s proxy statement. The Treasury Guidelines contain a similar requirement but only for companies receiving “exceptional” assistance. ARRA directs the SEC to adopt regulations within 1 year to implement say-on-pay. We have included a say-on-pay proposal as Item 4 in this Proxy Statement.

•

Stricter restrictions on “golden parachute” payments. EESA generally limited “golden parachute” payments to senior executives to 2.99 times the executives’ base compensation. ARRA prohibits any payment to a senior executive officer or any of the next five most highly-compensated employees upon termination of employment for any reason for as long as any CPP-related obligations remain outstanding. For all companies other than companies receiving “exceptional” assistance, the Treasury Guidelines limit golden parachute payments to 1 time base compensation and only apply the limit to the senior executive officers.

•

Broader bonus clawback requirements. EESA required CPP-participating companies to recover any bonus or other incentive payment paid to a senior executive officer on the basis of materially inaccurate financial or other performance criteria. ARRA extends this recovery requirement to the next 20 most highly compensated employees in addition to the senior executive officers. This extension is consistent with the Treasury Guidelines.

•

Prohibition on compensation plans that “encourage” earnings manipulation. ARRA prohibits CPP participants from implementing any compensation plan that would encourage manipulation of the reported earnings of the company in order to enhance the compensation of any of its employees. The Treasury guidelines do not contain a similar requirement.

•

Board compensation committee required. ARRA requires CPP participants to establish a board compensation committee and requires the committee to meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk to the company posed by such plans. The Treasury guidelines do not contain a similar requirement.

•

New reporting and certification requirements. ARRA requires the CEO and CFO of any publicly-traded CPP-participating company to provide a written certification of compliance with the executive compensation restrictions in ARRA in the company’s annual filings with the SEC (presumably its annual report on Form 10-K or proxy statement). The Treasury Guidelines require reporting and certification as well but do not detail how the reporting and certification are to be accomplished.

•

Policy on luxury expenditures. ARRA requires each CPP-participating company to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services. This is consistent with the Treasury Guidelines which contain a similar requirement.

•

Treasury review of prior payments. ARRA directs the Treasury to review bonuses, retention awards, and other compensation paid to the senior executive officers and the next 20 most highly-compensated employees of each company receiving CPP assistance before ARRA was enacted, and to “seek to negotiate” with the CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with CPP or otherwise in conflict with the public interest.

In addition to the above requirements, ARRA adopts and continues two requirements from EESA essentially unchanged:

•

$500,000 annual deduction limit. Like EESA, ARRA prohibits CPP participants from deducting annual compensation paid to senior executive officers in excess of $500,000. The Treasury Guidelines, in contrast, contain the $500,000 annual compensation cap for senior executives described above (which may be waived by all companies other than those receiving “exceptional” assistance) but do not specifically address the deduction limit.

•

No excessive risks. Like EESA, ARRA requires the Treasury Department to implement limits on compensation that exclude incentives for senior executive officers of a CPP-participating company to take unnecessary and excessive risks that threaten the value of the company for as long as any CPP-related obligation remains outstanding. The Treasury Department implemented this directive under EESA by requiring periodic compensation committee review and certification of the risk characteristics of a company’s incentive compensation arrangements, and presumably these same review and certification requirements would apply going forward under ARRA. ARRA requires that the compensation committee perform such a review at least semi-annually.

ARRA requires both the Treasury Department and the Securities and Exchange Commission to issue rules to implement these new executive compensation restrictions.

Many aspects of the foregoing restrictions will not be clear until Treasury and the SEC publish new rules.

The foregoing restrictions imposed by ARRA implement many, but not all, of the restrictions of the Treasury Guidelines. At the present time, Treasury has not announced whether it intends to publish rules to implement the aspects of the Treasury Guidelines that were not addressed by ARRA.

The Company has already implemented the prior requirements of EESA. The Committee will consider the new limits on executive compensation of ARRA, the Treasury Guidelines, and any forthcoming regulations. When such regulations are published, the committee promptly will make appropriate changes to the Company’s executive compensation program.

Decisions Regarding Composition of Total Compensation

Total direct compensation for each NEO is a mix of cash and long-term incentives. Total cash includes base salary and the short-term incentive plan. Long-term incentives currently include restricted stock and stock options. Base salary is the only portion of compensation that is not at risk. We attempt to provide a majority of total direct compensation paid to our NEOs as non-cash and tie more than 70% of total direct compensation to our performance. We do this so that shareholder returns, along with corporate, business unit and individual performance, both short and long-term, determine the largest portion of executive pay. The Committee uses stock options and restricted stock to motivate executives to align the executives’ interests with shareholders’ interests and to focus on the long-term performance of the business. Our emphasis on compensation elements other than base salary subjects our executives to downside risk related to our performance, and this significantly affects their overall compensation.

Our ability to provide NEOs with short-term and long-term incentive pay may be sharply curtailed by the new legal and regulatory provisions discussed above.

Corporate and Individual Performance Measures

Building on our pay for performance principle, the Committee chose corporate performance measures that are key to our financial success. For example, we base payments under our short-term incentive plan, the Management Incentive Plan (MIP), on both net income available to common shareholders and return on equity. The Committee also establishes individual performance measures, relevant to corporate and business unit performance, annually under MIP.

For our NEOs, we tie formula-driven compensation almost entirely to corporate performance, although individual performance also affects pay. For example, each year the Committee considers merit adjustments to base pay tied to individual performance. Also, the Committee has the discretion to revise payouts under MIP based on individual performance. The CEO also has similar discretion with respect to MIP payouts. The Committee considers individual performance, long-term potential, and the other individual factors when determining the size of long-term incentive compensation grants. Among the elements of individual performance considered by the Committee are leadership, talent management, risk management, and improvement in financial performance, including growing the business, efficiency and productivity.

Market Competitiveness

To ensure that we continue to offer competitive total compensation to our NEOs, annually the Committee reviews the marketplace in which we compete directly for executive talent. The Committee looks at the market in 2 ways: as a select group of peer companies and as a broader financial services industry. From this review, we generally target total compensation (including base salary, short-term incentives, long-term incentives and benefits) at peer median. As we discuss elsewhere in this Proxy Statement, we have recently become subject to significant legislation and regulation. For the near future, these may be a more significant factor to the level and form of our NEO compensation than the median of peer practices.

Our primary market focus is our select group of peer companies. The Committee chose these companies based on generally similar attributes of size, number of employees, product offerings, and geographic scope. For 2008, our peer group remained unchanged and consisted of the following companies:

• Bank of America Corporation.	• PNC Financial Services Group Incorporated.
• BB&T Corporation.	• Regions Financial Corporation.
• Fifth Third Bancorp.	• US Bancorp.
• KeyCorp.	• Wachovia Corporation.
• National City Corporation.	• Wells Fargo and Company.

During 2008, several events occurred which prompted the Committee to reconsider the composition of our peer group for 2009 and future years. First, Wachovia Corporation and National City Corporation were acquired by other financial institutions. Second, during the recent credit crisis, certain peer companies with large non-banking business such as money management, insurance, and other business have tended to out-perform companies with a smaller mix of non-banking business, and this can adversely impact the comparability of these peers. Finally, as a result of acquisitions, larger banks such as JPMorgan Chase, Bank of America, and Wells Fargo have either become our direct competitors or have increased the number of locations from which they compete directly with us. Each of these developments affects how we attract, retain, and motivate our executive talent. Accordingly, the Committee will review the composition of our peer group during the first part of 2009 and likely will make changes to it.

In some cases, the availability of relevant peer information is limited for some specific executive positions. We also recognize that we may compete for the same executive talent with all financial services companies. Additionally, we believe that the integrity of our executive compensation decisions improve with additional information. Therefore, we sometimes review financial services industry compensation data from published surveys of financial services companies of approximately the same asset size. Specifically, the Committee uses this data, in addition to the peer group data, largely in the review of base salaries, but the Committee also uses it when making short-term and long-term incentive decisions.

We believe that our market review assists us in making executive compensation decisions that are consistent with our objectives, especially those of attracting, retaining and motivating our executive officers. Also, because the current marketplace is the most relevant, when making annual executive compensation decisions, the Committee does not take into account an individual’s accumulated value from past compensation grants.

Executive Compensation Program Overview

Our executive compensation program has 4 parts:

•	Base Salary.

•	Short-Term (Annual) Incentives.

•	Long-Term Incentives.

•	Benefits.

1. Base Salary

We pay base salaries to attract and retain talented executives. The level of base salaries we pay depends mostly on each executive’s experience, duties, and scope of responsibility. The Committee generally determines annual increases to base salary based upon an individual’s performance and/or changed responsibilities. We target the level of base salary at peer median to be competitive. Base salary directly affects the size of MIP awards, because we express MIP awards as a percentage of salary. Base salary also affects the level of benefits, such as the amount of pension benefits and the potential payment under our change in control agreements, discussed below.

For 2009, the Committee eliminated salary increases for all senior leaders of the company, including each NEO, except in connection with a promotion. Effective January 1, 2009, Mr. Rogers received an 11% salary increase in respect of his increased responsibilities as a result of his promotion to President.

For 2008, the Committee reviewed appropriate market data and approved merit increases to the base salaries of Mr. Wells of 5% effective January 1, 2008 and to Mr. Chancy and Mr. Sullivan of 5%, and 4%, respectively, effective March 1, 2008. Mr. Reed and Mr. Rogers did not receive merit increases for 2008. The Committee increased Mr. Chancy’s salary an additional 1% as a result of its review of peer compensation. Finally, each of the NEOs received a modest salary increase in 2008 to adjust his salary for the termination of perquisites and other benefits previously provided and to maintain current compensation levels with the median of peer practices.

Effect of EESA and ARRA. ARRA directs the Treasury to adopt rules to implement “compensation standards” for CPP participants. While ARRA did not specifically require an absolute limit on executive compensation, such a restriction was included among the Treasury Guidelines which preceded ARRA. Whether ARRA and the rules which implement it will impose an absolute limit on base salary is not clear at this time. The Committee will consider any new limits on executive compensation and make appropriate changes to the Company’s executive compensation program.

2. Short-Term (Annual) Incentives

The Management Incentive Plan (MIP) is our short-term cash incentive program which rewards the achievement of annual performance goals, primarily financial goals. We designed the MIP to:

•	Support our strategic business objectives.

•	Promote the attainment of specific financial goals.

•	Reward achievement of specific performance objectives.

•	Encourage teamwork.

All NEOs participate in MIP. The amount paid to an executive under MIP is a function of:

•	The executive’s target as determined through our competitive market review of his or her role. We express this as a percentage of base salary.

•	The level of achievement of MIP goals which were established by the Committee for the executive.

•	The payout amounts established by the Committee which correspond to minimum, target, and maximum levels of performance.

We target our annual incentive at the median of peer practice. The size of the annual incentive indirectly affects the size of nonqualified pension benefits and the potential payment under our change in control agreements, discussed below.

In February of each year, the Committee establishes target performance measures based largely on management’s confidential business plan and corresponding budget for that year, which would include revenue growth, cost reductions, and profit improvement. The MIP has 2 performance measures: net income available to common shareholders (75% weighting) and return on equity (25% weighting). The Committee also sets minimum and maximum performance levels for each performance measure. Maximum award targets reflect very ambitious goals which can only be attained when business results are exceptional and which have never been met, thus justifying the higher award payments.

For the NEOs, only corporate, rather than individual, performance measures are used because the NEOs hold positions that have a substantial impact on the achievement of those measures. This approach also suggests that the collective individual performance will result in improved business performance and a favorable impact on shareholder value.

Actual payouts under MIP depend on the level at which we achieve the performance measures.

Our Performance	Payout
less than 90% of target performance	no payout
at 90% of target performance	50% of target payout (minimum payout)
at 100% of target performance	100% of target payout (target payout)
at 110% of target performance	200% of target payout (maximum payout)

We use straight-line interpolation to calculate payout values between minimum, target, and maximum levels. This means that we determine actual payouts by formula and that payouts are directly proportional to actual performance. Each 1% of actual performance below target but above the minimum affects the payout by 5%, and each 1% of actual performance above target but below the maximum affects the payout by 10%. For example, if actual performance were determined to be 97% or 3% below target, then the payout would be 85% of target. Similarly, if actual performance were determined to be 103%, or 3% above target, then the payout would be 130% of target. For 2008, the Committee set minimum, target and maximum goals for net income available to common shareholders (in millions) of $1,636.8, $1,818.6, and $2,000.5 and return on equity of 9.50%, 10.56% and $11.61%. At the beginning of the year, the Committee adopted a policy to exclude from net income for 2008 any gains or losses required to be recognized for accounting purposes related to market adjustments to (i) certain assets acquired from our sponsored money market funds, (ii) certain assets acquired from our commercial paper conduit, and (iii) market price adjustments for our own publicly traded debt securities.

The Committee reviews actual performance relative to pre-set goals and, in doing so, determines the amount of any final award payment. In determining final awards, the Committee considers adjusting GAAP net income available to common shareholders and return on equity for unplanned, unusual or non-recurring items of income or expense. In addition, the Committee has the discretion to increase or decrease such amount to be paid to the CEO, and the CEO can recommend to the Committee an increase or decrease in the amount to be paid to the other NEOs.

Like every other financial institution, in 2008 we operated in a time of unprecedented volatility in the financial services industry and for global financial markets, coupled with a deteriorating economy and uncertain outlook. Mark-to-market valuation losses and credit pressures caused by volatility in the mortgage and capital markets impacted earnings significantly. There was a severe impact on all forecasting assumptions made when the performance measures for MIP were established. Therefore, for the 2008 MIP, both net income available to common shareholders and return on equity fell below the minimum, which would have resulted by formula in a zero MIP payment. However, the Committee recognized that with these tremendous, adverse industry financial conditions, it was important to balance pay for performance with the retention of key talent. As a result, MIP payments were made to certain officers. We made no MIP payments to the NEOs and other direct reports of the CEO.

Effect of EESA and ARRA. ARRA directs the Treasury to adopt rules to implement “compensation standards” for CPP participants including a prohibition on bonuses and incentives other than certain restricted stock. As a result, it is likely that these new legislative and regulatory restrictions will preclude any payment of MIP or other short-term incentives to the NEOs in the future until we are no longer subject to EESA.

3. Long-Term Incentives

We attempt to reward effective long-term management decision making through our long-term incentives. These incentives focus attention on long-range objectives and future returns to shareholders. In the past, our long-term incentive was a mix of cash, in the form of Performance Unit Plan (PUP), and equity, in the form of stock options and restricted stock. Effective January 1, 2008, we terminated PUP and presently our long-term incentive for our NEOs is entirely non-cash. Before discussing the current components of our long-term incentive, we discuss why and how we terminated the PUP.

A. Performance Unit Plan (PUP). PUP was a cash incentive plan with a 3-year time horizon. At the beginning of each 3-year performance cycle (for example, in January 2005 for the cycle 2005-2007, in January 2006 for the cycle 2006-2008, etc.), the Committee set targets for 3-year consolidated net income available to common shareholders and 3-year consolidated earnings per share based largely on our confidential business plan and corresponding budget. The plan and the budget were, in turn, based on industry expectations, market opportunities and other factors that the Committee believed were relevant. Each PUP unit had a target value of $30, a threshold of $15 per unit, and a maximum of $60 per unit. At the conclusion of the 3-year performance cycle, the Committee determined the final value of each unit and a payment based on that final value was made to the participant.

Significant concerns related to the growing volatility of the markets, non-competitive long-term incentive plan design and the accompanying risk to the effective retention of key talent led the Committee to reexamine our long-term incentives. Ultimately, and after lengthy deliberations, the Committee terminated PUP effectively January 1, 2008. The Committee focused on the following specific factors in reaching this decision.

•

Because of our historic commitment to pay for performance, we had many years of using performance cash (through the PUP), rather than restricted stock that was, during those same years, being used by our peers.

•

Economic conditions quickly and unexpectedly deteriorated, introducing significant volatility to our industry, which caused performance assumptions made in previous forecasts to become invalid. This made forecasting, especially over the long-term, extremely difficult.

•	These forecasts were the same forecasts that we used to establish performance targets for our incentive plans, including PUP.

•	If performance fell below target for the first year, it was extremely difficult to recover from that poor performance in subsequent years and achieve a payout that was competitive with our peers.

•

This was further evidenced by there being no payouts for 2 of the previous PUP cycles, and an extremely high probability that the 2 open cycles (2006-2008 and 2007-2009) would also result in no payout, although our performance was equal to or better than competitors who did pay long term incentives.

•

The PUP concerns were magnified by the tremendous number of stock options whose strike price was significantly higher than the current stock price, resulting in almost nonexistent “holding power” for the leadership who are most critical to managing through this difficult cycle. The Committee became concerned about the retention of our senior executives.

•	The Committee believed the PUP was no longer effectively rewarding performance and was becoming detrimental to our ability to motivate and retain key performers.

With the focus on these factors and with assistance from the Committee’s executive compensation consultant, the Committee reviewed alternatives that would address these concerns. Alternatives that were considered included:

•	Use of more stock options or a design change related to vesting and/or term.

•	Use of time-vested long-term cash.

•	Use of time-vested restricted stock.

•	Use of different performance measures.

In each case, the alternatives were assessed against the primary concerns of:

•	Unprecedented disruptions in our industry.

•	Long-term forecasting difficulty as a result of the uncertainty in our industry.

•	Alignment with shareholders return.

•	Retention and motivation of our senior executives through these difficult, unprecedented times.

The continuing industry volatility combined with a concern to retain and motivate key talent to lead us through this turbulent time caused the Committee to re-examine the long-term incentives used in 2007, specifically stock options, the Performance Unit Plan (PUP), and time-vested restricted stock. This thorough and extensive examination and review, conducted during numerous special sessions and meetings, resulted in:

•	The termination of PUP for all participants effective January 1, 2008, including the NEOs (a detailed explanation of all PUP decisions, including this one follows).

•	The cancellation of all outstanding PUP awards.

•	The issuance of a one-time grant of restricted stock to provide a discounted value back to the PUP participants (including the NEOs) as a result of the cancellation.

•

Beginning January 1, 2008, the use of time-vested restricted stock as our long-term incentive for the NEOs and other executive leadership and, for our other executives, the continuation of time-vested restricted stock and the use of time-vested, long-term cash as our long-term incentive.

•	The continued use of stock options for the NEOs and other senior executives.

The Committee’s decision to terminate PUP effective January 1, 2008, and to cancel all outstanding PUP awards for all participants (including the NEOs) resulted from this review and the Committee’s conclusions described above. The Committee approved a special, one-time grant of restricted stock to be made in 2008 to all PUP participants (including the NEOs) after extensive consideration of the disadvantages of the PUP design in the current volatile economic conditions and, the effect on morale and retention of asking our executive team to forego long-term incentives for at least two more years, after having done so for the previous two years . The Committee decided that a one time aware of restricted stock, albeit one of reduced value vis a vis the original PUP award, was very important to retaining key talent. In making these grants, the Committee considered the target value of the original PUP grant, 2007 performance shortfalls, the transition from cash to equity awards, and overall market conditions in determining the appropriate grant size.

The Committee determined the size of the restricted stock grants in the following manner. First, the original target cash value of each outstanding PUP award was determined by multiplying the outstanding PUP units by the target award amount of $30 per unit. Next, this cash value was divided by our share price on the original dates of grant ($71.03 for the 2006-2008 cycle and $85.06 for the 2007-2009 cycle), which would have been the stock price used if the grants initially had been made in restricted stock. The Committee reduced this original amount by another 10%. Using this calculation approach, the value of the award was reduced both by the decline in our share price since the date of grant and by the Committee’s further 10% reduction. At that time, the overall reduction, when combining both open cycles, was 25% when compared to the original PUP target value. In addition, the value of these grants declined significantly along with the decline in the market value of the Company’s stock price.

The following table reflects the above resolution.

NEO	PUP Cycle	Target Value of PUP(1)	Grant Date Fair Value of Restricted Stock(2)	Market Value of Restricted Stock on Feb. 14, 2009(3)
James M. Wells III	2006-2008	$1,500,000	$1,068,707	$165,732
	2007-2009	$2,340,000	$1,392,142	$215,890
William R. Reed, Jr.	2006-2008	$ 984,600	$ 701,469	$108,782
	2007-2009	$ 900,000	$ 535,422	$ 83,032
William H. Rogers, Jr.	2006-2008	$ 531,000	$ 378,315	$ 58,668
	2007-2009	$ 540,000	$ 321,242	$ 49,817
Mark A. Chancy	2006-2008	$ 900,000	$ 641,191	$ 99,434
	2007-2009	$ 900,000	$ 535,422	$ 83,032
Timothy E. Sullivan	2006-2008	$ 540,000	$ 384,726	$ 59,662
	2007-2009	$ 495,000	$ 294,477	$ 45,667

(1)

Under the PUP, awards were made that were denominated in units. Each unit had a target value of $30 per unit. Final payout was to be based on performance over a 3 year cycle. Data reflects grants made for the 2006-2008 and 2007-2009 cycles, respectively.

(2)	Based on closing market price of $56.23 on date of grant.

(3)	Based on closing market price of $8.72 on February 14, 2009.

(4)

Restricted stock granted in lieu of PUP units vests when PUP would have been paid. Approximately half of the restricted stock vested on February 14, 2009, and the remainder will vest in February, 2010.

B. Stock Options. The continuation of stock option awards to our senior executives with the same weighting as 2007 (approximately half of our NEOs’ long-term incentive compensation) was considered necessary because we believe stock options provide a long-term linkage between the interest of the executives and our shareholders. Stock options generally have a ten-year term and vest (100%) 3 years after the date of grant. The executive receives benefits from a stock option grant only to the extent our stock price appreciates, which is aligned with shareholder return.

The Committee favors stock options in part because such grants align the executive’s incentives with the interests of shareholders. The options generally are not transferable, and have value only to the extent that our stock price increases over the price level at the time of the grant. The following chart summarizes the grants that we made to our NEOs in 2008 and the alignment of these grants with shareholders returns:

NEO	Grant Date	Number of Options	Exercise Price	Current Stock Price(1)
James M. Wells III	Feb. 12, 2008	250,000	$64.58	$7.11
William R. Reed, Jr.	Feb. 12, 2008	84,500	$64.58	$7.11
William H. Rogers, Jr.	Feb. 12, 2008	88,800(2)	$64.58	$7.11
Mark A. Chancy	Feb. 12, 2008	115,000(2)	$64.58	$7.11
Timothy E. Sullivan	Feb. 12, 2008	238,475	$64.58	$7.11

(1)	Closing market price of our common stock as of February 17, 2009.

(2)

On December 12, 2008, Mr. Wells announced organizational changes in leadership. Mr. Rogers was promoted to President. Mr. Chancy, CFO, took on additional responsibilities for the Corporate and Investment Banking line of business and the Chief Administrative Officer organization. In view of these promotions, the Committee made one-time stock option grants on December 31, 2008 of nonqualified stock options to each of 100,000 shares. Those grants had an exercise price of $29.54 per share.

Effect of EESA and ARRA. ARRA directs the Treasury to adopt rules to implement “compensation standards” for CPP participants including a prohibition on incentives other than certain restricted stock. As a result, it is likely that these new legislative and regulatory restrictions will preclude the grant of stock options to the NEOs in the future until we are no longer subject to EESA.

C. Restricted Stock. The Committee further determined, with the 2008 annual grants, that they would use time-vested restricted stock for the NEOs and other executive leadership as part of the new long-term incentive design. With this change, the long-term incentive for this group is now entirely in equity with no cash component. For 2008, the Committee determined that stock options and time-vested restricted stock would comprise roughly equal parts of the long-term incentive. The Committee believed that these equity components for the NEOs and other executive leadership would provide better alignment with shareholder returns and with peer practices.

The Committee favors restricted stock in part because such grants align the executive’s incentives with the interests of shareholders. Restricted stock is not transferable, and a significant portion of its value derives from increases in our stock price. The following chart summarizes the grants that we made to our NEOs in 2008 and the alignment of these grants with shareholders returns:

NEO	Grant Date	Number of Shares(1)	Grant Date Fair Value(2)	Market Value at Current Stock Price(3)
James M. Wells III	Feb. 12, 2008	35,000	$2,260,300	$248,850
William R. Reed, Jr.	Feb. 12, 2008	11,500	$742,670	$81,765
William H. Rogers, Jr.	Feb. 12, 2008	13,845	$894,110	$98,438
Mark A. Chancy	Feb. 12, 2008	17,250	$1,114,005	$122,648
Timothy E. Sullivan	Feb. 12, 2008	8,045	$519,546	$115,893

(1)	Does not include restricted stock granted on 4/29/2008 to replace terminated PUP awards. Please refer to the Grants of Plan Based Awards table, below.

(2)

Grant date fair value is the total amount we will expense for the award in accordance with generally accepted accounting principles, including FAS 123(R). In accordance with FAS 123(R), we will record this expense pro rata over the 3-year vesting period. This is the amount reported in the Grants of Plan-Based Awards table, below. The amount reported in the Summary Compensation Table is a pro rata portion of this amount plus a pro rata portion of the fair value of awards made in prior years to the extent the vesting period occurred in 2008.

(3)	Based on closing market price of our common stock as of February 17, 2009.

Effect of EESA and ARRA. ARRA directs the Treasury to adopt rules to implement “compensation standards” for CPP participants including a prohibition on incentives other than certain restricted stock. ARRA permits “long-term” restricted stock, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CPP-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met. Therefore, it is likely that we will continue to use restricted stock but the extent of our use and the changes we may make to comply with EESA and ARRA cannot be determined until final regulations have been published by the appropriate regulatory bodies.

D. Performance Stock. Beginning in 2009, we will tie the vesting of approximately 50% of the restricted stock we grant to our NEOs to our performance relative to a peer group. The Committee will make initial grants of restricted stock. At the end of the performance period, the final vested number of shares will be adjusted up or down based on our relative performance. Performance will be measured based on total shareholder return (TSR). TSR is our stock price gains plus the value of dividends reinvested in our common stock. Our TSR will be compared to the peer group made up of the 25 largest bank holding companies by asset size. We will measure performance over 3 years, (for example, for the first grant made in 2009, the measurement period will be January 1, 2009 through December 31, 2011). We will calculate beginning and ending TSR values based on a 20-trading day average stock price to reduce the effect of volatile industry stock prices. The Committee may exercise its discretion to adjust performance based on developments within the peer group. The final number of shares will be determined as follows:

Our TSR	Payout
less than 25th percentile	no payout

at 25th percentile	50% of initial shares (minimum payout)
at 50th percentile	100% of initial shares (target payout)
at or above 75th percentile	150% of initial shares (maximum payout)

We will use straight-line interpolation to determine final awards when our performance falls between the 25th and 75th percentiles. This means that we determine actual payouts by formula and that payouts are directly proportional to actual performance. Each 1% of actual performance above or below target affects the payout by 2%. For example, if actual performance were determined to be at the 47th percentile relative to the peer group, or 3% below target, then the payout would be 94% of target. Similarly, if actual performance were determined to be at the 53rd percentile relative to the peer group, or 3% above target, then the payout would be 106% of target.

Earned shares will be paid out at the end of the 3-year performance period. We will not pay dividends on shares until the shares are earned. Any regular or extraordinary dividends paid during the performance period will be reinvested into additional notional shares. These reinvested shares will be added to the final payment of earned shares.

For 2009 the long-term incentive awards for the NEOs will be delivered entirely in the form of equity and will consist of approximately 50% stock options, 25% performance-based restricted stock, and 25% time-vested restricted stock. The Committee believes this mix provides a strong tie to performance and a retention tool that is aligned with the interests of our shareholders.

Effect of EESA and ARRA. ARRA directs the Treasury to adopt rules to implement “compensation standards” for CPP participants including a prohibition on incentives other than certain restricted stock. As a result, it is likely that these new legislative and regulatory restrictions will limit or affect the grant of performance stock to the NEOs in the future until we are no longer subject to EESA.

4. Benefits

A. 401(k) Plan and 401(k) Excess Plan Matching Contributions. We offer a qualified 401(k) Plan and a nonqualified 401(k) Excess Plan to provide tax-advantaged savings vehicles. We make matching contributions to the 401(k) Plan and the 401(k) Excess Plan to encourage employees to save money for their retirement. These plans, and our contributions to them, enhance the range of benefits we offer to executives and enhance our ability to attract and retain employees.

Under the terms of the qualified 401(k) Plan, employees may defer from 1% to 20% of their eligible pay, and we match the first 5% on a dollar-for-dollar basis, for a total match of 5% of eligible pay for each participant who defers 5% or more of his or her eligible pay. In 2008, matching contributions were deposited into the 401(k) Plan’s common stock fund and were immediately eligible for diversification by participants. Effective January 1, 2009, matching contributions were deposited into investment funds, including company stock, based on Plan participants’ directions.

We also maintain a nonqualified 401(k) Excess Plan to provide benefits that would have otherwise been provided under the qualified 401(k) Plan to certain participants but for certain maximum statutory limits imposed on qualified plan benefits (for example, annual limits on eligible pay and contributions). Generally, members of senior management whose eligible pay exceeds the qualified plan compensation limit are eligible for the 401(k) Excess Plan. Because the 401(k) Excess Plan is unfunded, we account for all participants’ deferrals plus our matching contributions in phantom units. Participants’ investment choices in the 401(k) Excess Plan are generally the investment options allowed in the 401(k) Plan.

We determine our matching contributions to both plans in part by the level of participation by the executive. We cap our matching contributions at specific amounts (except in the 401(k) Excess Plan, where we do not subject the NEOs and other executive leadership to the matching limit). We established the maximum limits on our matching contributions by reference to market and peer practices.

B. Perquisites and Other Benefits. We eliminated most perquisites (financial planning, club memberships, and home security and the associated cash payments to cover the tax liability to the executives for the imputed value of these benefits) on January 1, 2008. The Committee made small adjustments to each NEO’s base salary to assist with perquisites that they might want to individually continue and to conform our compensation practices to the median of peer practice.

C. Post-Termination Compensation

Retirement Plans. We maintain both qualified and nonqualified defined benefit retirement plans that we have designed to work together to provide retirement pay to our senior executives. We pay the entire cost of benefits under these plans, which are in addition to our defined contribution plans, such as the 401(k) and 401(k) Excess Plans described above, and the Deferred Compensation Plan, all of which encourage participants to set aside part of their current earnings to provide for their retirement.

The SunTrust Retirement Plan is a tax-qualified plan, available to almost all employees. It provides monthly benefit payments for a participant’s lifetime, usually beginning at age 65, although benefits may begin as early as age 55 with 5 years of service, and some participants also have an option to receive lump sum payments. The National Commerce Financial Corporation (“NCF”) Retirement Plan is also a tax-qualified plan, which we acquired with the merger with NCF in 2004. We froze this plan and, of the NEOs, only Mr. Reed has a benefit payable from the NCF Plan based on his service prior to 2005. In addition to the SunTrust Retirement Plan, we also maintain 4 nonqualified defined benefit type plans—the ERISA Excess Plan, the SunTrust Supplemental Executive Retirement Plan (“SERP”), the Crestar SERP, and the frozen NCF SERP. These nonqualified plans coordinate with the SunTrust Retirement Plan to provide an overall targeted level of retirement benefits.

We provide pension benefits to attract and retain executives. Each plan’s benefit formula determines the amount payable under the plan to each NEO. We describe the formulas in the narrative preceding the “Pension Benefits Table” below. The amount of benefits varies based upon the plan, the executive’s years of service with us, and the executive’s compensation (primarily base salary, MIP and sometimes PUP.) The total retirement benefit is determined by the SERP.

Changes to Our Retirement Plans Effective January 1, 2008. Effective January 1, 2008, we made several changes to our qualified retirement plans and 401(k) Plan to be better positioned competitively, to attract and retain employees and to manage escalating costs of retiree benefits. These changes also resulted in revisions to our nonqualified retirement plans. Generally, benefits under previous formulas were frozen and current participants accrue under new reduced formulas. The changes reflect a shift towards account balance formulas and a shift away from traditional annuity-type formulas. Accrued benefits under the SunTrust Retirement Plan were frozen at December 31, 2007 and new formulas went into effect on January 1, 2008. Participants with at least 20 years of service elected either (i) to continue to accrue benefits under a traditional pension formula at a lower accrual rate, or (ii) to participate in a new cash balance personal pension account (PPA). Participants with less than 20 years of service and new participants after 2007 will participate only in the PPA. We also made similar changes to the benefit formulas under our ERISA Excess and SERP Plans. To offset the potential reduction in retirement benefits, we made enhancements to our 401(k) Plan. Effective January 1, 2008, we increased our match to 100% on the first 5% of eligible pay for all participants. We made corresponding changes to the 401(k) Excess Plan, a nonqualified plan, which provides for participant deferrals and match on additional eligible pay, up to 2 times the statutory annual limit. For the NEOs and other executives, the cap on eligible earnings was eliminated, allowing larger deferrals and, depending on the amounts deferred, may result in increased matching contributions.

Change in Control Agreements. We have entered into Change in Control (“CIC”) agreements with members of senior management, including each of our NEOs. Except for these CIC agreements, and our broad-based severance policy, none of our NEOs has an employment agreement which requires us to pay their salary for any period of time. We entered into the CIC agreements because the financial services industry has been consolidating for a number of years and we do not want our executives distracted by a rumored or actual change in control. Further, if a change in control should occur, we want our executives to be focused on the business of the organization and the interests of shareholders. We think it is important that our executives can react neutrally to a potential change in control and not be influenced by personal financial concerns.

We believe that CIC agreements should compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive’s personal wealth. Therefore, our CIC agreements require that there be both a change in control and an involuntary termination without “cause” or a voluntary termination for “good reason,” which is often referred to as a “double-trigger.” The double-trigger ensures that we will become obligated to make payments under the CIC agreements only if the executive’s employment actually terminates as a result of the change in control. The CIC agreements provide these same protections to our executives whom we terminate without “cause” or who terminate for “good reason” in anticipation of a change in control if such termination occurs the period beginning with shareholder approval of a change in control and ending on the date the change in control actually occurs. Our stock option agreements and other long-term incentive compensation arrangements (other than performance stock grants made prior to 1998) also require the double trigger in order for accelerated vesting to occur in connection with a change in control.

We believe our CIC agreements are consistent with market practice and assist us in retaining our executive talent. We set the level of benefits at either 2 times or 3 times annual salary plus bonus in a lump sum payment to remain competitive with the banking industry as a whole and specifically with our peer group. We condition all payments under the CIC agreements on an executive agreeing to confidentiality, non-solicitation and non-disparagement provisions.

Upon a change in control followed by a termination of the executive’s employment by our successor without “cause” or by the executive for “good reason,” the CIC agreements require our successor to pay or provide the following to the executive:

•

a lump sum payment equal to 2 or 3 times the sum of the executive’s base salary (the highest amount in effect anytime during the 12 months preceding the executive’s termination date) and the executive’s incentive compensation (calculated as the higher of the target MIP for the year of termination or the average of the executive’s 3 years of MIP payouts prior to the termination year).

•

a prorated amount, according to days worked, of MIP awards for each incomplete performance period, based on the higher of the targeted amount or the projected amount if the executive had remained employed through the end of the year of his employment termination.

•	up to 2 or 3 years of additional coverage under our health, dental and life plans.

•	payment of excise taxes for excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code, plus any interest and penalties imposed by the IRS.

In addition, upon such termination, all outstanding stock options vest immediately and all restrictions on restricted stock and performance stock lapse. Also, we will provide 2 or 3 years of additional service and age credit in the SERP, immediate vesting in the SERP, earnings in the SERP formula based on a 1-year rather than the normal 3-year average, and early commencement of SERP benefits prior to age 60 with a reduction of 3% per year prior to age 60.

Impact of EESA and ARRA. Each of our NEOs executed an agreement which reduces his compensation, including amounts that might be paid under the CIC agreements, in connection with our participation in the Treasury’s Capital Purchase Program. In particular, EESA and Treasury regulations limit the amount we can pay upon a change of control to 2.99 times base salary. In addition, these regulations essentially define “base salary” to mean the officer’s average cash compensation over the past 5 calendar years prior to the year in which the change in control occurs, and this average may be less than an executive’s current base salary. ARRA amends EESA to prohibit any payment to a senior executive officer or any of the next five most highly-compensated employees upon termination of employment for any reason for as long as any CPP-related obligations remain outstanding. If payments under the CIC agreements are triggered when we are still subject to EESA’s executive compensation restrictions and the officer is still an NEO, then the NEO will receive the lesser of the amount allowed under EESA or under the CIC agreement.

Other Guidelines and Procedures Affecting Executive Compensation

Grants of Stock-Based Compensation. The Committee approves all grants of stock-based compensation to the CEO and the President, and all other persons reporting to the CEO. The Committee also approves the size of the pool of stock-based awards to be granted to other employees, but delegates to the CEO the authority to make and approve specific awards to employees other than those who report directly to the CEO. While the Committee delegates specific grant-making authority to the CEO (except with respect to the senior officers described above), the Committee reviews such grants and oversees the administration of the program.

Stock-Based Compensation—Procedures Regarding Timing and Pricing of Awards. Our policy is to make grants of equity-based compensation only at current market prices. We set the exercise price of stock options at the closing stock price on the date of grant, and do not grant “in-the-money” options or options with exercise prices below market value on the date of grant. It is also our policy to make grants to both NEOs and other participants only on the dates of regularly scheduled meetings of the full Board of Directors. Further, it is our policy to primarily make the majority of such grants on the date of the February meeting of our Board of Directors (although we make a small percentage of grants at other times throughout the year, mostly on the date of regularly-scheduled meetings of the full Board of Directors in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity).

We try to make stock award and stock option grants at times when they will not be influenced by scheduled releases of information. We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation. Similarly, we do not set the grant date of stock options to new executives in coordination with the release of material non-public information and, instead, these grants primarily have grant dates corresponding to the date of the February Board meeting or the next pre-selected off-cycle grant date.

We chose the February meeting of our Board of Directors because it is the first meeting of the Board of Directors after financial results for the completed year have been publicly announced, and because it allows time for performance reviews following the determination of corporate financial performance for the previous year. This allows us to make grants at a time when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with stock or option grants. We believe we minimize the influence of our disclosures of non-public information on the exercise price of these long-term incentives by selecting dates well in advance and which fall several days or weeks after we report our financial results, and by setting the vesting period at 1 year or longer. We follow the same procedures regarding the timing of grants to our executive officers as we do for all other participants.

Adjustments to Incentive Compensation as a Result of Financial Statement Restatements. The Committee’s practice has been to consider adjusting future awards or recovering past awards in the event of a material restatement of our financial results. As a result of the passage of EESA and our participation in the CPP, the Committee strengthened this recoupment policy. EESA requires us to recover any bonus or incentive compensation paid to an NEO based on statements of earnings, gains, or other criteria which prove to be materially inaccurate. In addition, each NEO has contractually agreed to abide by this provision. ARRA extends this recovery requirement to the next 20 most highly-compensated employees in addition to the NEOs. The Committee intends to consider these new limits on executive compensation and act accordingly promptly after the appropriate regulatory bodies have published their implementing regulations.

Share Ownership and Share Retention Guidelines. Although our directors and executive officers already have a significant equity stake in our company (as reflected in the beneficial ownership information contained in this Proxy Statement), we have adopted a share ownership and retention policy for directors and for senior management to formalize these important principles of share ownership and share retention. We recently modified this policy in connection with our change to a total equity-based long-term incentive program for executives.

We require our CEO to own our common stock worth at least 5 times his base salary. We require his direct reports and other specified executive officers, who include all of the NEOs, to own stock equal to 3 times their base salary. We allow these officers 5 years to meet this ownership requirement, measured from the later of the date of adoption of this policy and the date they became subject to the policy. We count unvested restricted stock and our common stock or its equivalent held in the 401(k) Plan and phantom shares in nonqualified plans but do not count shares to the extent that the risk of ownership has been hedged. We also require our CEO to retain all of the shares acquired upon exercise of an option (net of income taxes and exercise price) for at least 1 year. Similarly, we require the CEO’s direct reports to retain 75%, and other specified executive officers to retain 50% of the net shares acquired upon exercise of an option for at least 1 year.

We require non-employee members of our Board of Directors to own at least 4,000 shares of our common stock. We count restricted stock, restricted stock units, and deferred or phantom stock towards this requirement. We allow members of the Board of Directors 5 years in which to meet this requirement, measured from the later of the date we adopted this policy or from their election to the Board. All Board members currently meet this ownership requirement.

Tax Considerations

We consider the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our NEOs which might have the effect of frustrating the purpose(s) of such compensation. We consider several provisions of the Internal Revenue Code.

Section 162(m). Prior to amendments enacted by EESA, Section 162(m) provided that compensation in excess of $1 million paid for any year to our CEO, CFO and the 3 other highest paid executive officers at the end of such year, which executives we refer to as covered employees, would not be deductible for federal income tax purposes unless: (1) the compensation qualifies as “performance-based compensation,” and (2) we advised our shareholders of, and our shareholders have approved, the material terms of the performance goals under which we pay such compensation and, under certain conditions, such shareholders have re-approved the material terms of the performance goals within the last 5 years. Our shareholders approved the material terms of the performance goals under which compensation is paid under the 2004 Stock Plan and MIP at our annual meetings of shareholders held in 2004 and 2005, respectively.

Effect of EESA on Section 162(m). We participated in the U.S. Treasury Department’s Capital Purchase Program in 2008 by selling preferred stock and common stock purchase warrants to the U.S. Treasury. As a result, we became subject to certain executive compensation requirements under EESA. Among those was our agreement to not take a federal income tax deduction for annual compensation paid to any NEO in excess of $500,000. In addition, certain performance based compensation paid under shareholder approved plans is no longer exempt from Section 162(m) limits. We first became subject to amended Section 162(m) on November 14, 2008. This limit was prorated in 2008 but will fully apply to compensation that we pay to the NEOs in 2009. It will continue to apply to us for so long as Treasury owns any of our CPP debt or equity securities. As a result, we are likely to be denied a deduction for a significant portion of the compensation we pay to our NEOs in 2009 and in any future year until we have redeemed all of our CPP securities.

Sections 280G and 4999. We provide our NEOs with change in control (“CIC”) agreements. Our CIC agreements provide for tax protection in the form of a reimbursement to the executive for any excise tax under Section 4999 as well as any additional income and employment taxes resulting from such reimbursement. Section 4999 imposes a 20% nondeductible excise tax on our NEOs who receive an “excess parachute payment” and Section 280G disallows the tax deduction to the payer (our successor) for any excess parachute payment. An excess parachute payment is the aggregate amount of cash and other benefits payable upon a change in control that exceeds 2.99 the executive’s base amount (average W-2 compensation for 5 calendar years preceding the change in control). The IRS imposes the excise tax on the amount that exceeds the executive’s base amount. The intent of the reimbursement is to provide a benefit without a tax penalty to our executives who are displaced in the event of a change in control. We believe the provision of tax protection for excess parachute payments for our executive officers is consistent with market practice, is a valuable executive talent retention incentive, and is consistent with the objectives of our overall executive compensation program.

Effect of EESA on Sections 280G and 4999. We agreed to abide by a provision of EESA which limits the amounts that we can deduct for income tax purposes under change in control and similar agreements. EESA also amended Section 280G by expanding the definition of a parachute payment to include certain severance payments paid by reason of an involuntary termination or in connection with bankruptcy, liquidation, or receivership by the employer. The EESA limitations and the expanded definition will apply to us for so long as Treasury owns any of our CPP debt or equity securities. EESA requires a financial institution participating in the CPP to commit not to provide excess parachute payments under Section 280G. EESA also amended the definition of excess parachute payment to include a payment to an SEO who is terminated for cause when he would otherwise continue working or who terminates for good reason. We have given our commitment to comply with the EESA restrictions related to Section 280G.

Section 409A. Section 409A generally governs the form and timing of nonqualified deferred compensation payments. Section 409A imposes sanctions on participants in nonqualified deferred compensation plans that fail to comply with Section 409A rules, including accelerated income inclusion, an additional 20% income tax (in addition to ordinary income tax) and an interest penalty. We have amended our nonqualified deferred compensation plans to comply with Section 409A or to qualify for an exemption from Section 409A.

Summary

In summary, we believe this mix of salary, potentially significant variable cash incentives for short-term performance, and the potential for increased equity ownership in our company based on long-term performance motivates our management team to produce strong returns for shareholders. We further believe this program strikes an appropriate balance between our interests and needs in operating our business and appropriate employee rewards that lead to shareholder value creation. We are aware of the fact that recent legal and other governmental limits on executive compensation will create challenges for the Committee as we seek to balance the interests of our various constituents.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

In addition, the Compensation Committee certifies that it has reviewed with our senior risk officer, the senior executive officer incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage any SEO to take unnecessary or excessive risk that threatens the value of the financial institution.

Submitted by the Compensation Committee of the Board of Directors.

Alston D. Correll, Chairman

David. H. Hughes                    Patricia C. Frist                    G. Gilmer Minor, III                    Frank S. Royal, M.D.

Summary of Cash and Certain Other Compensation and Other Payments to the Named Executive Officers

Overview. The following tables provide summaries of cash and certain other amounts we paid for the year ended December 31, 2008 to the NEOs. We report compensation below in accordance with SEC regulations. Those regulations require us in some cases to report:

•	amounts paid in previous years.

•	amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of SunTrust.

•	amounts we paid to the NEOs which might not be considered “compensation” (for example, distributions of deferred compensation earned in prior years, and earnings on such amounts).

•

an assumed value for share-based compensation under accounting rules, even though the actual realization of cash from the award may depend on whether our stock price appreciates above its price on the date of grant and whether the executive continues his employment with us.

•

the increase in present value of future pension obligations, even though such increase is not cash paid this year and even though the actual pension benefits will depend upon a number of factors, including when the executive retires, his compensation at retirement, and in some cases the number of years the executive lives following his retirement.

Therefore, we encourage you to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, we encourage you to read this section in conjunction with the Compensation Discussion and Analysis, above.

SUMMARY COMPENSATION TABLE

In the column “Salary,” we disclose the amount of base salary paid to the NEOs during the year. In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose the cost we recognize for financial statement reporting purposes in accordance with FAS 123(R). For restricted stock, the FAS 123(R) fair value per share is equal to the closing price of our stock on the date of grant. For stock options, we base the FAS 123(R) fair value per share on certain assumptions. Please refer to note 16 to our financial statements in our annual reports for the years ended December 31, 2008, 2007, 2006, and 2005, respectively, for a discussion of the assumptions related to the calculation of such values. We disclose such expense ratably over the vesting period but (pursuant to SEC regulations) without reduction for estimated forfeitures (as we do for financial reporting purposes).

In 2008, we began issuing restricted stock to the NEOs as part of their long-term incentive package. We did not make grants of restricted stock to the NEOs in 2006 or 2007. For certain executives, the “Stock Awards” column includes a portion of the expense attributable to restricted stock grants made in prior years and performance stock grants made during the years 1991-1998. Restricted stock typically cliff vests 3 years from the date of grant. We condition awards on the participant’s continued employment with SunTrust, but the stock awards may have additional restrictions, including performance conditions.

In the column “Non-Equity Incentive Plan Compensation,” we disclose the dollar value of all earnings for services performed during the year (and during the prior 2 years with respect to PUP) pursuant to awards under non-equity incentive plans, including our MIP and PUP, unless disclosed in the “Bonus” column. We determine whether to include an award with respect to a particular year based on whether the relevant performance measurement period ended during the year. For example, we make annual payments under our MIP based upon our financial results measured as of December 31 of each year. Accordingly, the amount we report for MIP corresponds to the year for which the NEO earned the award even though we did not pay the award until after the end of such year. Similarly, we formerly made payments under our PUP based upon the achievement of financial results over a 3-year period; accordingly, we include payments under PUP for the year which includes the last day of the 3-year performance period for which the NEO earned the award, even though we do not pay the award until after the end of such year. In 2008 the PUP was discontinued and we terminated all outstanding awards.

In the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” we disclose the sum of the dollar value of (1) the aggregate change in the actuarial present value of each NEO’s benefit under all defined benefit and actuarial pension plans (including supplemental plans) in the year, if positive; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including benefits in defined contribution plans. The dividends we pay on restricted stock are equal to the dividends we pay to all other holders of our common stock. Therefore, they are not “above-market” under SEC regulations, and we report these in the “Aggregate Earnings in Last FY” column of the Nonqualified Deferred Compensation Table rather than in the Summary Compensation Table.

In the column “All Other Compensation,” we disclose the sum of the dollar value of perquisites and other personal benefits, or property; and all “gross-ups” or other amounts reimbursed during the year for the payment of taxes.

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus(1)	Stock(2) (3) Awards	Option Awards(2) (4)	Non-Equity(5) Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other(7) Compensation	Total
James M. Wells III	2008	$1,077,300	$0	$2,092,422	$2,107,055	$0	$49,612	$123,825	$5,450,214
Chairman and	2007	$1,000,000	$0	$0	$1,548,327	$600,000	$49,658	$169,944	$3,367,929
Chief Executive Officer	2006	$795,833	$0	$8,983	$948,540	$1,284,707	$2,905,095	$147,225	$6,090,383

William R. Reed, Jr.	2008	$632,078	$0	$1,012,955	$710,193	$0	$101,030	$38,253	$2,494,509
Vice Chairman	2007	$608,111	$152,000	$0	$677,141	$120,000	$238,356	$33,128	$1,828,736
	2006	$590,400	$0	$0	$507,526	$748,012	$392,606	$26,744	$2,265,288

William H. Rogers, Jr.	2008	$452,090	$0	$764,720	$599,921	$0	$0	$45,345	$1,862,076
President	2007	$434,968	$0	$63,998	$403,398	$210,000	$0	$53,956	$1,166,320
	2006	$422,300	$0	$100,093	$257,867	$561,492	$327,498	$34,821	$1,704,071

Mark A. Chancy	2008	$555,333	$0	$1,071,434	$782,839	$0	$22,583	$53,648	$2,485,837
Corporate Executive	2007	$491,667	$245,833	$5,347	$566,776	$405,000	$47,798	$48,520	$1,810,941
Vice President and Chief Financial Officer	2006	$445,833	$0	$51,049	$357,052	$549,036	$103,416	$50,465	$1,556,851

Timothy E. Sullivan	2008	$484,067	$0	$588,944	$527,307	$0	$57,116	$41,200	$1,698.634
Corporate Executive Vice President and Chief Information Officer	2007	$461,363	$184,545	$0	$399,072	$210,000	$90,608	$30,568	$1,376,156

(1)

Amounts reported for 2007 reflect payments under the MIP. No MIP payment was made to Messrs. Wells, Reed, Chancy, Rogers, or Sullivan for 2008. In most years, we report payments under MIP in the non-equity incentive plan column.

(2)

The disclosed figures include amounts for grants made in 2005, 2006, 2007 and 2008 to the extent the vesting period for such grants fell in the current year (except where generally accepted accounting principles (“GAAP”) required us to recognize the full amount in a prior year, such as grants made to a retirement-eligible executive when the terms of such award permit the executive to retain all or part of such award upon retirement without fulfilling the vesting period, as was the case under our award agreements until 2006). Please refer to note 16 to our financial statements in our annual reports for the years ended December 31, 2008, 2007, 2006, and 2005, respectively, for a discussion of the assumptions related to the calculation of such values. For Mr. Wells, 90,000 vested options expired unexercised on December 31, 2008.

Prior to 2008, the vehicles used to deliver long-term incentives to the NEOs consisted of stock options and performance units under the Performance Unit Plan (PUP). In 2008, we terminated PUP and cancelled all outstanding awards. For the NEOs, we now use stock options and restricted stock as long-term incentives. In addition, the outstanding performance units under the discontinued PUP were replaced with a one-time grant of restricted stock.

The restricted stock we granted in 2008 had a value on February 17, 2009 of $560,012 for Mr. Wells, $238,164 for Mr. Reed, $186,893 for Mr. Rogers, $271,424 for Mr. Chancy, and $143,082 for Mr. Sullivan.

(3)	Also includes amortization of expense related to performance stock grants made to Mr. Rogers prior to 1998.

(4)	Option awards granted February 12, 2008 had an exercise price of $65.48 and were valued at $8.48 per share in accordance with FAS 123(R).

(5)	In past years, we reported payments under the Performance Unit Plan (PUP) as Non-Equity Incentive Plan Compensation. The PUP was terminated in 2008, so no amounts were paid for PUP in 2008.

(6)

The amounts we report in this column for 2008 include the following for each NEO: (1) change in pension value: Mr. Wells, ($1,607,489); Mr. Reed, $101,030; Mr. Rogers, ($220,280); Mr. Chancy, $22,583; and Mr. Sullivan, $57,116; and (2) above-market earnings on deferred compensation: Mr. Wells, $49,612. Pursuant to SEC regulations, we report negative values as zero in the table above.

(7)	The amount shown as “All Other Compensation” includes the following perquisites and personal benefits:

	Perquisites and Other Personal Benefits		Additional All Other Compensation
Name	Airplane(A)	Club Membership	401(k) Match(B)	Supplemental Disability	Tax Gross-ups(C)	Other(D)
James M. Wells III	$925		$53,865	$7,583	$449	$61,003
William R. Reed, Jr.			$35,404	$2,849
William H. Rogers, Jr.	$2,457	$13,000	$22,604	$6,715	$569
Mark A. Chancy	$4,359		$40,058	$6,634	$2,596
Mr. Timothy E. Sullivan			$33,431	$7,769

(A)

In accordance with SEC regulations, we report use of corporate aircraft by our executive officers as a perquisite or other personal benefit except where it is “integrally and directly related” to the performance of the executive’s duties. Generally, we report as a perquisite the cost to transport an NEO’s spouse or other guest when accompanying the NEO on a business trip. SEC rules require us to report such use at SunTrust’s aggregate incremental cost. In most or all cases there is no incremental cost because the guest occupied an empty seat on a plane already being used for a business purpose, and as a result it is difficult for us to fairly estimate our incremental costs of providing this benefit. For purposes of the disclosure above, we report a pro rata portion of our incremental operating costs attributable to each guest. These costs include items such as fuel; maintenance; landing fees; trip-related permits; trip-related hangar costs; trip-related catering, meals and supplies; crew expenses during layovers; and any other expenses incurred or accrued based on the number of hours flown. We use this method because we believe it fairly approximates our incremental cost and because it ensures that some “cost” is allocated to each passenger on each trip. However, we may overstate our actual incremental cost in situations where our aircraft would have flown on such trip for business purposes anyway and space would have been available at little or no “incremental” cost to transport the executive or his or her guest who did not travel for business purposes.

(B)	The amount shown includes our matching contributions to the 401(k) Plan and 401(k) Excess Plan.

(C)	Mr. Wells’ gross-up was $449 for airplane; Mr. Rogers’ gross-ups include $569 for airplane; and Mr. Chancy’s gross-up was $2,596 for airplane.

(D)	The amount shown for Mr. Wells includes $61,003 paid in lieu of foregone premiums on a terminated split dollar life insurance policy.

2008 GRANTS OF PLAN-BASED AWARDS

In this table, we provide information concerning each grant of an award made to an NEO in the most recently completed year. This includes MIP and stock option and restricted stock awards under the SunTrust Banks, Inc. 2004 Stock Plan, each of which is discussed in greater detail in this Proxy Statement under the caption, “Compensation Discussion and Analysis.”

Name	Award Type	Equity Award Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	Exercise Price of Option Awards	Grant(4) Date Fair Value of Option Awards	Current(5) Market Value
			Threshold	Target	Maximum
James M. Wells III	MIP(1)		$996,503	$1,993,005	$3,986,010
	Options(2)	02/12/2008				250,000	$64.58	$2,120,000
	Res. Stock(3)	02/12/2008				35,000		$2,260,300	$248,850
	Res. Stock(3)	04/29/2008				43,764		$2,460,850	$311,162
William R. Reed Jr.	MIP(1)		$316,039	$632,078	$1,264,156
	Options(2)	02/12/2008				84,500	$64.58	$716,560
	Res. Stock(3)	02/12/2008				11,500		$742,670	$81,765
	Res. Stock(3)	04/29/2008				21,997		$1,236,891	$156,399
William H. Rogers, Jr.	MIP(1)		$180,836	$361,672	$723,344
	Options(2)	02/12/2008				88,800	$64.58	$753,024
	Options	12/31/2008				100,000	$29.54	$436,000
	Res. Stock(3)	02/12/2008				13,845		$894,110	$98,438
	Res. Stock(3)	04/29/2008				12,441		$699,557	$88,456
Mark A. Chancy	MIP(1)		$280,000	$560,000	$1,120,000
	Options(2)	02/12/2008				115,000	$64.58	$975,200
	Options(2)	12/31/2008				100,000	$29.54	$436,000
	Res. Stock(3)	02/12/2008				17,250		$1,114,005	$122,648
	Res. Stock(3)	04/29/2008				20,925		$1,176,613	$148,777
Timothy E. Sullivan	MIP(1)		$194,863	$389,726	$779,453
	Options(2)	02/12/2008				62,000	$64.58	$525,760
	Res. Stock(3)	02/12/2008				8,045		$519,546	$57,200
	Res. Stock(3)	04/29/2008				12,079		$679,202	$85,882

(1)

Grant information relates to the Management Incentive Plan for 2008. Messrs. Wells, Reed, Chancy, Rogers, and Sullivan did not receive MIP payments for 2008, as reflected in the Summary Compensation Table.

(2)

Granted under the SunTrust Banks, Inc. 2004 Stock Plan. The stock options granted to the NEOs in 2008 have a 10-year term and cliff vest 3 years after the date of grant. Stock options have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, reduction-in-force and change in control). However, options have an implicit performance criterion because the options have no value to the executive unless and until our stock price exceeds the exercise price.

(3)

Granted under the SunTrust Banks, Inc. 2004 Stock Plan. The restricted stock granted to the NEOs in 2008 cliff vests in 3 years from the date of grant. Restricted stock has no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, reduction-in-force and change in control). In 2008, we terminated PUP and cancelled all outstanding performance units. We also made a special one-time grant of restricted stock on 4/29/08.

(4)

We report the aggregate grant date fair value of all awards made in 2008, calculated in accordance with FAS 123(R). In contrast to how we present amounts in the Summary Compensation Table, we report such amounts here without apportionment over the service or vesting period.

(5)	Based on closing stock price on February 17, 2009.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Vesting Date	Number of (1) Shares or Units of Stock That Have Not Vested		Dec. 31, 2008 (2) Market Value of Shares or Units of Stock That Have Not Vested		Feb. 17, 2009 (3) Market Value of Shares or Units of Stock That Have Not Vested

James M. Wells III						78,764		$ 2,326,689		$560,012
	15,000	0	$ 73.0625	11/09/2009
	40,000	0	$ 50.5000	03/06/2010
	50,000	0	$ 51.1250	11/14/2010
	75,000	0	$ 64.5700	11/13/2011
	100,000	0	$ 54.2800	02/11/2013
	100,000	0	$ 73.1900	02/10/2014
	60,000	0	$ 73.1400	02/08/2015
	0	100,000	$ 71.0300	02/14/2016	02/14/2009
	0	163,000	$ 85.0600	02/13/2017	02/13/2010
	0	250,000	$ 64.5800	02/12/2018	02/12/2011
William R. Reed, Jr.						33,497		$989,501		$238,164
	100,000	0	$ 71.2400	10/01/2014
	0	47,734	$ 71.0300	02/14/2016	02/14/2009
	0	42,000	$ 85.0600	02/13/2017	02/13/2010
	0	84,500	$ 64.5800	02/12/2018	02/12/2011
William H. Rogers, Jr.						17,600	(4)	$519,904	(4)	$125,136	(4)
						26,286		$776,488		$186,893
	6,000	0	$ 73.0625	11/09/2009
	10,000	0	$ 51.1250	11/14/2010
	15,000	0	$ 64.5700	11/13/2011
	15,000	0	$ 54.2800	02/11/2013
	18,000	0	$ 73.1900	02/10/2014
	18,000	0	$ 73.1400	02/08/2015
	0	32,000	$ 71.0300	02/14/2016	02/14/2009
	0	35,000	$ 85.0600	02/13/2017	02/13/2010
	0	88,800	$ 64.5800	02/12/2018	02/12/2011
	0	100,000	$ 29.5400	12/31/2018	12/31/2011
Mark A. Chancy						38,175		$ 1,127,690		$271,424
	5,411	0	$ 68.8700	07/27/2011
	2,500	0	$ 64.5700	11/13/2011
	1,452	0	$ 54.2800	02/11/2013
	10,000	0	$ 73.1900	02/10/2014
	40,000	0	$ 73.1400	02/08/2015
	0	45,000	$ 71.0300	02/14/2016	02/14/2009
	0	42,000	$ 85.0600	02/13/2017	02/13/2010
	0	115,000	$ 64.5800	02/12/2018	02/12/2011
	0	100,000	$ 29.5400	12/31/2018	12/31/2011
Timothy E. Sullivan						20,124		$594,463		$143,082
	25,000	0	$ 54.2800	02/11/2013
	18,000	0	$ 73.1900	02/10/2014
	18,000	0	$ 73.1400	02/08/2015
	0	33,000	$ 71.0300	02/14/2016	02/14/2009
	0	33,000	$ 85.0600	02/13/2017	02/13/2010
	0	62,000	$ 64.5800	02/12/2018	02/12/2011

(1)

In prior years, we granted performance stock to provide executives greater ownership in SunTrust and to align their interests with those of the shareholders. We last granted performance stock in 1998 but have begun granting performance stock again in 2009 to deliver part of our long-term incentive. In this table, we report only prior performance stock grants which have not yet vested. We report vested or pre-vested performance stock in the Deferred Compensation Table because by its terms, the executive cannot forfeit vested or pre-vested performance stock. “Pre-vested” refers to performance stock which was granted with both time and performance conditions, and for which we accelerated the vesting of the time condition.

We will distribute Mr. Wells’ restricted shares as follows: 19,006 shares on 2/14/2009, 24,758 shares on 2/13/2010, and 35,000 shares on 2/12/2011. We will distribute Mr. Reed’s restricted shares as follows: 12,475 shares on 2/14/2009, 9,522 shares on 2/13/2010, and 11,500 shares on 2/12/2011. We will distribute Mr. Roger’s restricted shares as follows: 6,728 shares on 2/14/2009, 5,713 shares on 2/13/2010, and 13,845 shares on 2/12/2011. Also, Mr. Rogers’ unvested performance awards will be distributed as follows: 2,400 shares on 2/24/2010, 2,400 shares on 9/05/2010, 2,400 shares on 2/09/2011, 2,400 shares on 8/22/2011, 2,000 shares on 6/20/2012, 2,000 shares on 9/16/2012, 2,000 shares on 3/06/2013, and 2,000 shares on 7/14/2013. We will distribute Mr. Chancy’s restricted shares as follows: 11,403 shares on 2/14/2009, 9,522 shares on 2/13/2010, and 17,250 shares on 2/12/2011. We will distribute Mr. Sullivan’s restricted shares as follows: 6,842 shares on 2/14/2009, 5,237 shares on 2/13/2010, and 8,045 shares on 2/12/2011.

(2)	Based on closing market price on December 31, 2008 of $29.54 per share.

(3)	Based on closing market price on February 17, 2009 of $7.11 per share.

(4)	Reflects performance stock granted between 1995 and 1998. Vests upon the earlier of 15 years or age 64.

OPTION EXERCISES AND STOCK VESTED IN 2008

The following table provides information concerning exercises of stock options and the vesting of restricted stock during the most recently completed year for each of the NEOs on an aggregated basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
James M. Wells III
William R. Reed, Jr.	74,296	$742,993(1)
William H. Rogers, Jr.			2,400(2)	$132,168(2)
Mark A. Chancy
Timothy E. Sullivan

(1)

We computed the dollar amount realized upon exercise by multiplying the number of shares times the difference between the closing market price of the underlying securities at exercise and the exercise price of the options.

(2)

Reflects the vesting of stock awards granted in 1993. We computed the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the closing market price of the underlying shares on the vesting date.

2008 PENSION BENEFITS TABLE

The following tables provide information with respect to each pension plan that provides for payments or other benefits at, following, or in connection with retirement. This includes tax-qualified defined benefit plans and supplemental executive retirement plans, but does not include defined contribution plans (whether tax qualified or not). Values reflect the actuarial present value of each NEO’s accumulated benefit under the plan, computed as of December 31, 2008. We used the same assumptions used for financial reporting purposes under GAAP, except that we assumed that the retirement age will be the normal retirement age as defined in the plan, or if not so defined, the earliest time at which a participant may retire under the plan without any benefit reduction due to age.

The SunTrust Retirement Plan is a defined benefit pension plan. It is a tax-qualified, broad-based plan generally available to almost all of our common law employees who complete a year of service.

The purpose of SunTrust’s ERISA Excess Plan is to provide benefits that would have been provided under the SunTrust Retirement Plan if the Internal Revenue Code did not place annual limits on compensation and benefits. Participation in this plan is limited to executives at certain grade levels who are designated as eligible by the Compensation Committee. The ERISA Excess Plan generally operates, and benefits are calculated in the same manner, as under the SunTrust Retirement Plan using actual service and base salary (but limited to 2 times the annual compensation limit under the Internal Revenue Code, which is 2 times $230,000, resulting in a limit of $460,000 for 2008, excluding Mr. Wells because this limitation did not apply to similarly situated executives at the time Crestar merged with SunTrust).

The SunTrust Supplemental Executive Retirement Plan (SERP) is designed to provide a targeted level of post-retirement income to a highly select group of key executives who have a significant impact on our long-term growth and profitability. The SERP benefit supplements the retirement benefits provided under the SunTrust Retirement Plan and the ERISA Excess Plan. The SERP is intended to enable us to deliver more competitive levels of total retirement income to our executives and to aid in the recruitment and retention of critical executive talent. The Compensation Committee selects participants and designates each as a Tier 1 or Tier 2 participant. Mr. Wells participates in the Tier 1 SERP and all other NEOs participate in the Tier 2 SERP.

The SERP provides 2 basic target amounts. Both Tier 1 and 2 formulas use average pay, which is the average of the highest 3 full calendar years of pay out of the last 10 years. The Tier 1 target benefit is an annual payment at age 65 in the form of a single life annuity equal to 60% of the participant’s average pay. Pay for a Tier 1 participant is equal to base salary (including salary deferrals and other pre-tax reductions) plus cash bonuses under MIP and PUP earned for the year (without regard to deferral or whether payment is made in the first quarter of the following year). For 2003 only, we replaced the PUP amount with the value at vesting of the 2/11/2003 restricted stock award. The 2008 Retirement Plan changes resulted in a factor of 96.3% being applied to the ongoing SERP Tier 1 formula stated above with the 12/31/2007 SERP benefit as a minimum.

The Tier 2 target benefit is an annual payment at age 65 in the form of a single life annuity equal to 50% of the participant’s average pay (as calculated under the SunTrust SERP) assuming the participant has completed 25 years of service. The Tier 2 target benefit is based on the following formula: 2% times years of service (up to 25 years) times average pay. Pay for Tier 1 and Tier 2 participants is the same, except that PUP is excluded for a Tier 2 participant. Effective January 1, 2008, in connection with the changes to our retirement plans, the SERP Tier 2 formula for current participants was reduced from 2% of SERP average pay to 1.75%.

We do not intend for the SunTrust Retirement Plan, SunTrust ERISA Excess Plan or the SunTrust SERP, or retirement plans of predecessor companies such as NCF or Crestar, to provide duplicate benefits. Consequently, we reduce the SERP benefit for both Tier 1 and Tier 2 participants by the amount of benefits payable under the SunTrust Retirement Plan, the SunTrust ERISA Excess Plan, Social Security benefits, and benefits payable under any other defined benefit arrangement (such as an acquired entity’s qualified and nonqualified pension benefits if those benefits are payable for the same period of employment).

Policies on Age and Service Credit. As a general rule, we do not grant extra years of service under our qualified or nonqualified plans. Exceptions may occur, however, in the case of mergers and acquisitions. We generally credit acquired employees for their prior service with their predecessor employer for purposes of vesting and eligibility to participate in our plans. We do not, however, normally credit prior service for purposes of benefit accrual, especially for pension purposes and retiree health, except where a merged or acquired company maintained a plan substantially similar to a SunTrust plan. In that case, we may grant prior service credit with an offset of the other plan benefit or, otherwise, we may apportion service to each benefit formula under which it is earned. Pursuant to our CIC agreements, we would provide additional age and service credit to our executives upon a change in control followed by the termination of the executive without cause or by the executive for good reason. In that case, age and service in nonqualified and welfare plans would be increased or 3 years (2 years for some executives) following such termination of employment. In addition, our SERP provides that upon a participant’s termination of employment for good reason or our termination of the executive without cause following our change in control, the additional age and service recognized by any individual agreement will be used in calculating the SERP benefit or, if greater, for a SERP Tier 1 participant, the lesser of 36 full calendar months or the number of months between the date of termination and age 65. In addition, automatic vesting occurs for the Tier 2 SERP participants who are not then vested.

2008 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service	Present Value of (1) Accumulated Benefit	Payments During Last Fiscal Year
James M. Wells III	SunTrust Retirement Plan(3)	40.417	$1,195,146	0
	SunTrust ERISA Excess Plan	40.417	$7,848,408	0
	SunTrust Tier 1 SERP(2)	40.417	$3,870,681	0

William R. Reed, Jr.	NCF Retirement Plan(4)	36.083	$1,290,462	0
	NCF SERP(5)	4.417	$322,120	0
	SunTrust ERISA Excess Plan	4.000	$273,608	0
	SunTrust Tier 2 SERP	8.417	$675,803	0

William H. Rogers, Jr.	SunTrust Retirement Plan(6)	28.500	$419,859	0
	SunTrust ERISA Excess Plan	28.500	$278,298	0
	SunTrust Tier 2 SERP	28.500	$1,223,404	0

Mark A. Chancy	SunTrust Retirement Plan(6)	7.50	$58,719	0
	SunTrust ERISA Excess Plan	7.50	$38,911	0
	SunTrust Tier 2 SERP	7.50	$160,093	0

Timothy E. Sullivan	SunTrust Retirement Plan(6)	6.00	$88,794	0
	SunTrust ERISA Excess Plan	6.00	$57,989	0
	SunTrust Tier 2 SERP	6.00	$275,207	0

(1)

Present values are based on the same assumptions as used in our financial statements included in the annual report for the year ended December 31, 2008, except that no pre-retirement mortality is assumed. Tier 1 SERP values are based on a lump sum rate of 4.00% and the 1971 TP forecast mortality table. Tier 2 SERP, ERISA Excess Plan, and NCF SERP values are based on Pension Protection Act segment rates of 7.35% for the first 5 years, 8.61% for years 5 - 20, and 7.26% for years after 20, and the IRS Combined 2009 Static mortality table (unisex). The Pension Protection Act segment rates are transitioned, 20% per year for 5 years, with the pre-Pension Protection Act of 4.17%. The present values shown above are based on the transition rate in effect in the year that the executive reaches unreduced retirement age. If eligible for a lump sum from the Retirement Plans (SunTrust or NCF), the same interest and mortality assumption is used; if not eligible for a lump sum, the Retirement Plan’s mortality table (RP 2000 with mortality improvements projected to 2015) and discount rate (6.15%) is used.

Where applicable, Personal Pension Account (PPA) balances are included. PPA balances are accumulated with interest credits to the earliest unreduced retirement age then discounted to December 31, 2008.

Benefits are assumed to commence at the earliest unreduced retirement age, or the current age if later. For Tier 1 SERP participants, the earliest unreduced retirement age is 60 (Mr. Wells). For Tier 2 SERP participants, the earliest unreduced retirement age is either 65 (Messrs. Chancy, Sullivan and Reed) or 60 (Mr. Rogers), depending on the date of hire. For the ERISA Excess Plan and SunTrust Retirement Plan, the earliest unreduced retirement age is either 65 (Messrs. Chancy and Sullivan) or 60 (Mr. Rogers). As a former Crestar participant in the SunTrust Retirement Plan, Mr. Wells’ earliest unreduced retirement age is 60. The earliest retirement age with unreduced benefits for Mr. Reed in the NCF SERP and NCF Retirement Plan is age 60. Benefits are discounted from the earliest retirement age to December 31, 2008, with interest only using the plan’s discount rate in the 2008 year-end financial statement: 6.15% for the SunTrust Retirement Plan and ERISA Excess Plan; 6.10% for the NCF Retirement Plan and the SunTrust SERP, and 6.00% for the NCF SERP.

(2)

The formula for Mr. Wells’ Crestar SERP benefit is 50% of average compensation (highest 3 years of base salary plus MIP bonus earned for the year). By agreement with SunTrust after the Crestar merger, he is entitled to receive the greater of the benefit calculated under the Crestar SERP formula or the benefit calculated under the SunTrust SERP formula, with the resulting greater value payable from the SunTrust SERP. Recent projections show that Mr. Wells will receive a larger benefit under the SunTrust Tier I SERP.

(3)

The Crestar Retirement Plan was merged into the SunTrust Retirement Plan in 2000. Mr. Wells is a grandfathered participant for purposes of the Crestar Retirement Plan formula. His benefit is calculated in the same manner as all other similarly situated grandfathered Crestar participants—as the larger of the amounts calculated under the following 2 formulas. Formula 1 - All Crestar formula: Crestar Plan formula with Crestar Plan’s early retirement factors (6% reduction for each year of benefit commencement before age 65 (or, before age 60 if age plus service is greater than or equal to 85 for the 1.15% and 0.5% components of the formula, and based on an IRS table for the 0.65% component of the formula) and pay definition (generally, W-2 compensation with add-backs for deferrals and certain pre-tax contributions): 1.15% times average pay times years of service up to 25 plus 0.5% times average pay times years of service over 25 plus 0.65% times average pay exceeding covered pay (in IRS tables) times years of service up to 25. The result is multiplied by the ratio of service at termination to expected service at Normal Retirement. “Average pay” is the average of the participant’s highest pay as defined above in a 60 consecutive month period. Formula 2 - Crestar plus SunTrust formulas: Crestar Plan formula (as stated above in Formula 1 applied through 12/31/1999) plus a past service booster (0.4% times final average pay as defined above at 12/31/1999 times years of service at 12/31/1999 up to 30), plus SunTrust benefit formula used for employees hired on or after 7/1/1990 (see above). Under the new Retirement Plan provisions effective January 1, 2008, Mr. Wells’ Formula 1 as described above was the greater value and was frozen on 12/31/07. Beginning January 1, 2008, the Retirement Plan formula for Mr. Wells changed to 1% of final average base pay times credited years of service after 12/31/07 plus his frozen 12/31/07 benefit.

(4)

Mr. Reed is not eligible to earn a benefit under the SunTrust Retirement Plan because he has already reached his maximum benefit level, which is the 2001 Section 415 benefit limit under the Internal Revenue Code, set forth in the NCF Retirement Plan and continued in the SunTrust Retirement Plan. Therefore, we list no benefit for him under the SunTrust Retirement Plan in the Pension Table. Mr. Reed still retains his vested accrued benefit under the NCF Plan, a pension equity plan that SunTrust currently maintains as a separate plan. We froze the NCF Plan (i.e., no additional benefit accruals) at December 31, 2004. The NCF Plan grandfathered Mr. Reed’s benefit in 1996 when it originally converted from a traditional final average pay plan to a pension equity plan. The formula used to calculate Mr. Reed’s benefit in the NCF Plan is stated as the greater of (i) 1.65% times final average earnings times all service through 12/31/04 times pay limit in 1994 or (ii) 1.35% times final average earnings times all service through 12/31/04. Final average earnings are based on a total pay definition.

Mr. Reed became a SunTrust employee on October 1, 2004, the date NCF merged into SunTrust. Mr. Reed’s service for the NCF Retirement Plan reflects all of his service through December 31, 2004, with his overall qualified retirement plan benefit limited to the 2001 Internal Revenue Code Section 415 limit, which resulted in Mr. Reed being ineligible for service credit under the SunTrust Retirement Plan. He received a lump sum payment of his NCF SERP benefit in 2000, and both the NCF SERP and the NCF Retirement Plan were frozen as of December 31, 2004; therefore, his service for the NCF SERP is only from August 1, 2000 to December 31, 2004. He became eligible for SunTrust’s ERISA Excess Plan on January 1, 2005, reflecting only 4 years of service with SunTrust as of December 31, 2008. SunTrust SERP includes all service Mr. Reed has earned since August 1, 2000 with both NCF and SunTrust, but his SunTrust SERP benefit is reduced by his NCF SERP.

(5)

The formula for Mr. Reed’s NCF SERP benefit, which was frozen at the end of 2004, is 1.85% times final average monthly compensation times years of service after August 1, 2000 (up to 35 years) minus 0.5% of maximum monthly covered compensation (based on IRS tables) times his years of service after August 1, 2000 (up to 35 years), plus 1.35% times final average monthly compensation times his years of service after August 1, 2000 that are in excess of 35 years. “Final average earnings” is based on all compensation, generally salary, bonus, equity and non-equity incentive compensation, but not benefits and perquisites. The net NCF SERP benefit for Mr. Reed is then offset by the increase since August 1, 2000 in the monthly normal retirement benefit under the NCF Retirement Plan, expressed in the form of a 10 year certain and life annuity.

(6)

The traditional benefit formula for the SunTrust Retirement Plan is final average pay (the average of the highest 5 out of 10 years of base pay) times years of service multiplied by specific percentages as shown in the formulas that follow. For executives first employed on or after 7/1/1990 (Chancy and Sullivan), the formula is 1.2% times final average base pay times years of service credited before 2/1/2003, plus 1.0% times final average base pay times years of service credited after 1/31/2003. For executives first employed before 7/1/1990 (Rogers), the formula is the accrued benefit under the prior benefit formula as of 12/31/1988 plus 0.4% times average base pay for 1988 times years of service prior to 1989 (maximum 30 years) plus 1.5% times final average base pay times years of service after 12/31/88 and before 2/1/2003 plus 1.25% times final average pay times years of service after 1/31/2003. The traditional formula changed again on January 1, 2008 to 1% times final average base pay times years of service after 12/31/07 for participants with a minimum of 20 years of service (Rogers) or the new Personal Pension Account (“PPA”) which annually credits a percentage of eligible pay to a participant’s PPA based on age and service (Chancy and Sullivan).

Benefits Available Upon Early Retirement

Most of our pension plans provide for a reduced benefit upon early retirement, as shown in the table below. Normal retirement age under the SunTrust Retirement Plan and the SunTrust ERISA Excess Plan is age 65 with at least 5 years of service. Normal retirement age under the SunTrust SERP is age 65 with at least 10 years of service. Normal retirement age under the Crestar SERP is age 60. Normal retirement age under the NCF SERP is age 65. Normal retirement age under the NCF Retirement Plan is age 65 with 5 years of service. These early retirement reductions apply to accrued benefits that were frozen as of 12/31/07 in connection with the retirement plan changes and to those who are eligible to continue accruing benefits under the new 1% base pay formula.

Plan Name	Early Retirement Age	Early Retirement Formula
SunTrust Retirement Plan	age 55 + 5 years service	reduced 5% per year prior to age 65(1)
NCF Retirement Plan (frozen Dec. 31, 2004)	age 55 + 5 years service	no reduction prior to age 60 for certain grandfathered participants (including Mr. Reed)
SunTrust ERISA Excess Plan	age 55 + 5 years service	reduced 5% per year prior to age 65(1)
SunTrust Tier 1 SERP	age 60 + 10 years service	reduced by multiplying by the ratio of service at early retirement date to the service at normal retirement
SunTrust Tier 2 SERP	age 60 + 10 years service	reduced 5% per year prior to age 65(1)
Crestar SERP	age 55 + 5 years service	reduced 2.5% per year prior to age 60
NCF SERP (frozen Dec. 31, 2004)	age 55 + 5 years service	no reduction prior to age 60 for certain grandfathered participants (including Mr. Reed)

(1)

If hired by SunTrust prior to July 1, 1990, the reduction applies only for retirement prior to age 60. See also footnote 3 to the 2008 Pension Benefits Table for a description of the early retirement formula applicable to former Crestar employees.

Form of Benefits

Payment of benefits accrued and vested after 2004 from the nonqualified retirement plans shown below may be delayed for up to 6 months after a participant’s separation from service because of restrictions under Section 409A of the Internal Revenue Code. Nonqualified plan benefits are paid in the normal form shown below, although a participant may elect any optional payment forms available under the plan provided that Section 409A election requirements are met.

Plan Name	Vesting(1)	Normal Form of Benefits(2)	Lump Sum Available?
Qualified Retirement Plans
SunTrust Retirement Plan	3 years	Life Annuity for an unmarried participant; 50% Joint and Survivor annuity for married participant.	Yes(3)
NCF Retirement Plan (frozen Dec. 31, 2004)	3 years	10-Year Certain and Life Annuity for an unmarried participant; 50% Joint and Survivor annuity for a married participant.	Yes
Nonqualified Retirement Plans
SunTrust ERISA Excess Plan	3 years	Lump Sum	Yes
SunTrust Tier 1 SERP	Age 60 + 10 years	Lump Sum	Yes
SunTrust Tier 2 SERP	Age 60 + 10 years	Lump Sum	Yes
Crestar SERP	Age 55 (vested at CIC)	Life Annuity	No
NCF SERP (frozen Dec. 31, 2004)	Age 55 (vested at CIC)	10-Year Certain and Life Annuity for an unmarried participant; 50% Joint and Survivor annuity for a married participant.	Yes

(1)

Mr. Wells’ benefits under the following plans have vested: SunTrust Retirement Plan, SunTrust ERISA Excess Plan, and SunTrust Tier 1 SERP. Mr. Reed’s benefits under the following plans have vested: SunTrust Retirement Plan, SunTrust ERISA Excess Plan, SunTrust Tier 2 SERP, NCF Retirement Plan, and NCF SERP. Messrs. Chancy, Rogers and Sullivan have vested benefits under the following plans: SunTrust Retirement Plan, SunTrust ERISA Excess Plan.

(2)

A participant may elect other annuity forms of payment, including a 75% or 100% Joint and Survivor Annuity, and, with the spouse’s written consent, if applicable, a 10-Year or 20-Year Certain and Life Annuity, and a Social Security Adjustment option.

(3)	Only available to those participating in the SunTrust Retirement Plan prior to 1987.

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information with respect to each nonqualified deferred compensation plan that is a defined contribution plan, also called an individual account plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts. It also includes grants of performance stock in prior years to the extent such grants have vested or were pre-vested and therefore are no longer forfeitable.

Our Deferred Compensation Plan allows participants to defer all or 50% of their MIP award. Before 2008, participants could also defer 50% or 100% of their PUP payouts. A hypothetical account is established for each participant who elects to defer, and the participant selects investment fund options which generally are the same funds available to 401(k) Excess Plan participants. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The normal form of payment is a lump sum, payable in the first quarter of the year following a participant’s termination of employment. Installment distributions may be elected provided the participant complies with the election and timing rules of Section 409A. Hardship withdrawals are allowed for an extreme financial hardship, subject to the approval of the Plan administrator.

Both the nonqualified 401(k) Excess Plan and the qualified 401(k) Plan allow deferrals, in whole percentages, from 1% to 20% of eligible pay. Generally, eligible pay for purposes of both plans means basic earnings (hourly or salary) plus overtime, shift differential, vacation pay and certain bonuses, including MIP. The 401(k) Excess Plan does not allow deferrals until the executive reaches the maximum deferral amount under the qualified 401(k) Plan ($15,500 in 2008) and then deferrals under the 401(k) Excess Plan continue in the same percentage as under the qualified 401(k) Plan. Earnings on 401(k) Excess Plan accounts are determined by the performance of investments selected by participants. Most of the investment funds available in the 401(k) Excess Plan are the same investment funds also available in the 401(k) Plan. The 401(k) Excess Plan also contains frozen accounts attributable to similar plans previously maintained by SunTrust and Crestar. Amounts in frozen accounts and in matching accounts that are invested in phantom shares of our common stock may not be moved to other funds. Benefits may be distributed to active employees only in the event of a hardship and only for amounts earned and vested before 2005, which are then subject to a forfeiture penalty of 10% of the distribution. Benefits are also distributable in the first quarter of the calendar year following retirement, death or other termination of employment. Participant deferrals to the 401(k) Excess Plan are matched at the same rate as provided in the qualified 401(k) Plan. In addition, deferrals to the Deferred Compensation Plan are matched at the same rate but allocated to the participant’s match account in the 401(k) Excess Plan.

The column “Executive Contributions in Last FY” indicates the aggregate amount contributed to such plans by each NEO during 2008.

The column “Registrant Contributions in Last FY” indicates our aggregate contributions on behalf of each NEO during 2008. Generally, our only contributions to nonqualified defined contribution plans are our matching contributions on participant salary deferrals to the 401(k) Excess Plan deferrals and participant MIP deferrals to the Deferred Compensation Plan. We also make matching contributions to the qualified 401(k) Plan, but that plan is tax qualified and, therefore, we do not include our contributions to it in this table. We include our matches for both the 401(k) Excess and Deferred Compensation Plans in the “All Other Compensation” column of the Summary Compensation Table, above.

The column “Aggregate Earnings in Last FY” indicates the total dollar amount of interest or other earnings accrued during 2008, including interest and dividends paid both above and at market rates. Such amounts include dividend payments on vested performance stock and on restricted stock. We pay such amounts to compensate the executive for the deferral, and we do not consider the payment of interest and other earnings at market rates to be compensation. We report such amounts as compensation in the Summary Compensation Table above only to the extent such earnings were paid at above-market rates, and such amounts are shown in a footnote to that table.

The column “Aggregate Withdrawals/Distributions” reports the aggregate dollar amount of all withdrawals by and distributions to the executive during our last fiscal year. In some cases, this includes the release of performance stock which was granted up to 15 years earlier (such stock is distributed upon the earlier of 15 years from grant or the executive’s 64th birthday). Generally, neither the “Withdrawals/Distribution” column nor the “Aggregate Balance” columns represent compensation with respect to our most recently completed year. The amounts for Mr. Rogers in the column “Aggregate Withdrawals/Distributions” include certain shares of performance stock which were granted 15 years ago and which were distributed to him in 2008. The particular awards required both our share price to exceed specified amounts and the executive to remain employed by SunTrust for 15 years.

The column “Aggregate Balance at Last FYE” reports the total balance of the executive’s account as of December 31, 2008. Other outstanding grants of such 15-year performance stock that are not forfeitable are also included in the amounts for Mr. Rogers in the column “Aggregate Balance at Last FYE.”

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
James M. Wells III SunTrust 401(k) Excess Plan Crestar Deferred Compensation Program Under Management Incentive Plan
	$199,960	$42,365	($1,307,095)	$0	$2,121,528
	$0	$0	$289,276	$170,391	$3,216,748
Total	$199,960	$42,365	($1,017,819)	$170,391	$5,338,276

William R. Reed, Jr.
SunTrust 401(k) Excess Plan
NCF Equity Investment Plan (Frozen 12/31/04)
NCF Deferred Compensation Plan for Directors
NCF Deferred Compensation Plan for Officers
SunTrust Banks Inc. Deferred Compensation Plan

	$126,116	$23,904	($131,185)	$0	$258,887
	$0	$0	($192,003)	$0	$1,301,608
	$0	$0	($95)	$6,165	$0
	$0	$0	($3,383)	$88,519	$22,797
	$136,000	$0	($108,616)	$0	$563,814
Total	$262,116	$23,904	($435,282)	$94,684	$2,147,106
William H. Rogers, Jr. SunTrust 401(k) Excess Plan
	$56,188	$11,104	($104, 075)	$0	$290,811
Mark A. Chancy SunTrust 401(k) Excess Plan
	$144,733	$28,558	($144,173)	$0	$397,444
Timothy E. Sullivan SunTrust 401(k) Excess Plan SunTrust Banks Inc. Deferred Compensation Plan				$0
	$22,359	$21,931	($38,493)	$0	$87,498
	$210,000	$0	($152,121)	$0	$308,222
Total	$232,359	$21,931	($190,614)	$0	$395,720

(1)

Does not include certain true-up matching contributions we paid after the end of the last fiscal year. True-up matching contributions are additional contributions that we make after we determine that our actual match for the year did not equal the intended level because the participant’s deferrals were not spread evenly over the year. The amount of the true-up match cannot be determined until after fiscal year end.

(2)

Includes the following amount for above-market earnings on deferred compensation which we have reported in the 2008 Summary Compensation Table: Mr. Wells—$49,612; each of Messrs. Reed, Chancy, Rogers, and Sullivan—$ 0.

(3)

Includes the following amounts which we also report in the 2008 Summary Compensation Table or in any prior year: Mr. Wells—$2,028,351; Mr. Reed—$970,805; Mr. Chancy—$292,233; Mr. Rogers—$163,063; and Mr. Sullivan—$248,788.

2008 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to an NEO at, following, or in connection with any termination of employment including by resignation, retirement, death, disability or a constructive termination of an NEO, or our change in control or a change in the NEO’s responsibilities. Such amounts are estimates to be paid under hypothetical circumstances and under the terms of agreements now in existence. For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the December 31, 2008, and that the price per share of our common stock is the closing market price as of that date–$29.54. Actual payments in such circumstances may differ for a variety of reasons.

Importantly, recent legislation and regulations may limit or eliminate our ability to pay any severance to the NEOs. Please refer to the Compensation Discussion and Analysis, above. However, SEC regulations require us to report compensation in the table below that would have been paid had the termination event occurred on the last day of our fiscal year. The discussion and figures below are limited by such new restrictions only to the extent they applied to us on December 31, 2008. Importantly, provisions of EESA and ARRA which became effective on February 17, 2009 are not reflected in the discussion or table below.

In accordance with SEC regulations, we do not report any amount to be provided to an NEO under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all salaried employees. Also, the following table does not include amounts disclosed above under the pension benefits table, the deferred compensation table, or the outstanding equity awards at year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event.

Severance. None of our NEOs presently has an employment agreement which guarantees them employment for any period of time. Therefore, we would provide post-termination payments of salary or severance to any NEO only under our broad-based severance policy in the event of a reduction-in-force or other termination by us without cause or pursuant to a CIC agreement.

Under the SunTrust Severance Pay Plan, which applies to all regular employees, we will pay to the NEOs 2 weeks of base salary per year or partial year of service subject to minimum and maximum amounts that vary by grade level. For all NEOs, the minimum severance is 26 weeks and the maximum severance is 52 weeks of pay. We pay such amounts in anticipation of unemployment, and not as a reward for past service. Payment is triggered upon a termination of employment as a result of reduction-in-force, job elimination, consolidation, merger, or re-organization (other than a change in control). Severance is paid as a lump sum, usually within 15 business days after termination. Payment of severance is conditioned upon, among other things, a release of claims against us by the executive.

We have entered into CIC agreements with our senior management, including each of our NEOs, pursuant to which we would pay certain benefits. We would make such payments only upon a change in control, and if we terminate an executive without “cause” or the executive resigns for “good reason.” We determined the level of benefits under these agreements by reference to peer practice for similar positions. Initially, the Committee set the level of benefits under the CIC agreements based on market practices for similar positions. It has periodically reviewed the level of benefits provided under these agreements to confirm that they are consistent with the peer practices and our stated compensation objectives and philosophies. The Committee last reviewed the level of benefits provided under these agreements in 2005, with the assistance of data provided by its compensation consultant.

The CIC agreements require us to pay an amount up to 3 times (2 times for certain officers) the sum of (1) the highest annual base salary for the previous 12 months, and (2) the greater of the target annual bonus to be paid under the MIP or the average MIP bonus paid to the executive over the preceding 3 years. In addition, upon such triggering event, all outstanding stock options would vest immediately and all restrictions on restricted stock and performance stock would lapse. We will pay the executives pro rata MIP for the year not completed as of the termination date using the higher of target or the projected bonus based on the number of days completed during the year. We will also provide the executive with medical, dental and life insurance coverage plans for 2 or 3 years following the termination of employment. The CIC agreements also require us to credit the executive with additional age and service, for up to 2 or 3 years, as described in the footnotes to the table, below, which is relevant to computing other benefits, such as nonqualified pension benefits. Finally, the CIC agreements require us to reimburse certain taxes if the value of any of the foregoing benefits trigger the excise tax on excess parachute payments as determined under Sections 280G and 4999 of the Internal Revenue Code. We would pay such amount in a lump sum within 60 days following such a termination, or, if an executive is a Key Employee, the amount will be paid in a lump sum on the first day of the 7th month following termination. All of such benefits are conditioned upon the executive providing us with a release of all claims and agreeing to confidentiality, non-solicitation, and non-disparagement restrictions for up to 3 years.

However, in connection with our participation in the U.S. Treasury’s Capital Purchase Program, each of our NEOs executed an agreement which reduces his compensation, including amounts that might be paid under our CIC agreements. In particular, EESA and Treasury regulations limit the amount we can pay upon a change of control to 2.99 base salary, which is defined as the officer’s average cash compensation over the past 5 years. In many cases this is less than their current base salary. ARRA amends EESA to prohibit any payment to a senior executive officer or any of the next five most highly-compensated employees upon termination of employment for any reason for as long as any CPP-related obligations remain outstanding. If the CIC agreements are triggered when we are still subject to EESA’s executive compensation limits and the officer is still an NEO, then he will receive the lesser of the amount allowed under EESA or under the CIC agreement.

Accelerated Vesting of Short-Term Incentives. The MIP has an annual performance measurement period which ends on the last day of our fiscal year. SEC regulations require us to assume that the change in control occurs on the last day of our most recently completed fiscal year. As a result, MIP would pay out based on the achievement of MIP goals for the completed year, and we would not enhance such payment regardless of the circumstances of the termination of the executive. Upon a change in control that occurred on a date other than the last day of our fiscal year, generally we would make only a pro rata payment to MIP participants for the partial year up to the date of a change in control. If MIP should be continued until the end of the year, the partial payment would reduce the total year payment.

Accelerated Vesting of Long-Term Incentives. Presently, we provide long-term incentives to our NEOs through time-vested restricted stock and time-vested stock options. In the past, we also granted performance stock and performance units under the Performance Unit Plan (PUP). In 2008, we terminated the PUP and canceled all outstanding awards.

Stock Options and Restricted Stock. Stock options and restricted stock grants normally vest in full on the 3rd anniversary of the grant date (the vesting date), provided the executive has remained an active employee from the grant date through the vesting date. Unvested stock options and restricted stock grants vest in full before the vesting date upon the NEO’s termination of employment by reason of death or disability, or upon our change in control followed by termination of the executive’s employment by us “without cause” or by the executive for “good reason.” The stock options and restricted stock grants we made in 2006 and thereafter vest pro rata based upon the number of days in the vesting timeframe that the executive was an active employee. They also vest pro rata if we terminate the executive by a reduction in force prior to the vesting date. Upon termination of employment under any other circumstances, the executive forfeits his unvested stock options and restricted stock, and even though he may be vested in his stock options and restricted stock, the executive forfeits any that are outstanding if he is terminated for cause. We calculated the value of options, the vesting of which accelerates upon termination, by multiplying the number of shares times the difference between the closing price of our common stock on the last business day of the fiscal year and the exercise price of the options. Where the exercise price is greater than the closing price on the last day of the fiscal year, we have assumed a zero value. For restricted stock, we used the stock price on December 31, 2008 of $29.54.

Restricted Stock (Performance Vested). No performance vested restricted stock is reflected in the table below. This is because we first granted performance vested restricted stock in 2009 and because SEC regulations require the following table to reflect only awards outstanding as of December 31, 2008. Following a change in control, performance vested restricted stock awards accelerate and will be paid immediately following consummated change in control. The amount paid varies depending on performance up to the time of the change in control. A prorated amount will be paid for the portion of the award from the beginning of the performance cycle to the date of the change in control based on actual performance up to the change in control. Also, a prorated amount will be paid for the portion of the award from the change in control until the end of the performance period based on target performance.

Performance Stock (Time Vested). Mr. Rogers is the only NEO with an outstanding performance stock grant. Performance stock vests on the earlier of the grantee’s attainment of age 64 or the 15th anniversary of the grant. These shares will early vest and be distributed on the grantee’s death or disability or a change in control.

Retirement Plans. Employees’ benefits under the Retirement Plan and ERISA Excess Plan vest after 3 years of service, and under the SunTrust SERP at age 60 with 10 years of service. Once vested, employees are entitled to pension benefits upon termination of employment. All of our NEOs are vested in their Retirement Plan and ERISA Excess Plan benefits. These benefits are not enhanced based on the circumstances regarding termination. Messrs. Wells and Reed are vested in their SERP benefits. The SERP benefits are not enhanced based on the circumstances regarding termination except in the event of our change in control. If any NEO should become disabled while he is our employee, the NEO will continue to earn benefits in all 3 of these retirement plans until he retires or recovers. The amount we report in the table below reflects only the enhancement to these benefits in such circumstances. We report additional information regarding our retirement plans above at “Compensation Discussion and Analysis” and at “Pension Benefits Table.”

If we terminate an NEO without cause following a change in control, the NEO would become immediately vested in his SunTrust SERP. The benefit would be payable immediately in a lump sum for executives who are 55 or older at change in control. Otherwise, the lump sum payment would be delayed to age 55. If the executive is younger than age 60, the benefit would be reduced 3% per year for each year the benefit is paid prior to the NEO’s attainment of age 60. Additionally, the executive would be credited with an additional 2 or 3 years of age and service under the SERP (but not the SunTrust Retirement Plan or ERISA Excess Plan), and a 1-year average SERP pay rather than the normal 3-year average SERP pay would be used in the SERP benefit formula. SERP participants are required to provide a full release of claims and agree to

18-month non-solicitation of customers, and 24-month non-disclosure and non-solicitation of employee’s restrictions before receiving their benefit. We report only the value of such accelerated vesting and additional service credit in the table below. Since the executive officer continues to accrue after December 31, 2008, in this termination situation only, the new post-2007 benefit formulas discussed earlier are reflected in the calculations.

In the event that an NEO becomes disabled on a long-term basis, his employment would not necessarily terminate. Therefore, we do not disclose any amount in the table below. However, once disabled, the executive officer might continue to accrue age and service credit under these plans, and we report the net present value of such enhancements as of the end of our most recently-completed year in the footnotes to the table below.

Defined Contribution Plans. We maintain 2 types of nonqualified deferred compensation plans: the 40l (k) Excess Plan and the Deferred Compensation Plan, as well as similar plans we have inherited through mergers and acquisitions. Because we would not enhance the benefits payable under any of these plans if the employment of one of our NEOs terminates, we do not report any amount in respect of these plans in the table below.

Miscellaneous Benefits. Under our CIC agreements, we are obligated to pay certain other benefits. These include continuation of medical, dental and life insurance coverage for up to 2 or 3 years from the date of termination of employment and certain tax gross-up payments. The conditions to our obligations under the CIC agreements are discussed above. Except for these benefits payable after the double-trigger occurs, we have no obligation to continue any other perquisites after an NEO’s employment terminates. Payments under nonqualified deferred compensation plans may be delayed by 6 months if the NEO if the nonqualified plan is subject to Section 409A and the NEO is a “key employee” at the time of separation from service.

Executive Benefits and Payments upon Termination	Voluntary		Involuntary Not for Cause		For Cause		Involuntary or Good Reason (CIC)		Death		Disability(11)
James M. Wells III
Severance	$0		$1,077,300	(1)	$0		$1,435,812	(2)	$0		$0
Accelerated Vesting of Long-Term Incentives(3)	$1,054,017	(4)	$1,054,017	(4)	$0		$2,326,689	(4)	$2,326,689	(4)	$2,326,689	(4)
Retirement Plans(5)	$0		$0		$0		$2,783,031	(6)	$604,442	(7)	$0
Other Benefits and Tax Gross-Up(8)	$0		$0		$0		$20,170	(9)	$0		$0
William R. Reed, Jr.
Severance	$0		$632,078	(1)	$0		$4,062,607	(2)	$0		$0
Accelerated Vesting of Long-Term Incentives(3)	$517,334	(4)	$517,334	(4)	$0		$989,501	(4)	$989,501	(4)	$989,501	(4)
Retirement Plans(5)	$215,279	(10)	$215,279	(10)	$215,279	(10)	$985,264	(6)	$0		$215,279	(10)
Other Benefits and Tax Gross-Up(8)	$0		$0		$0		$17,794	(9)	$0		$0
William H. Rogers
Severance	$0		$452,090	(1)	$0		$112,788	(2)	$0		$0
Accelerated Vesting of Long-Term Incentives(3)	$0		$0		$0		$1,296,392	(13)	$1,296,392	(13)	$1,296,392	(13)
Retirement Plans(5)	$0		$0		$0		$1,096,391	(6)	$0		$0	(14)
Other Benefits and Tax Gross-Up(8)	$0		$0		$0		$11,219	(9)	$0		$0
Mark A. Chancy
Severance	$0		$560,000	(1)	$0		$890,031	(2)	$0		$0
Accelerated Vesting of Long-Term Incentives(3)	$0		$540,611	(4)	$0				$1,127,690	(4)	$1,127,690	(4)
Retirement Plans(5)	$0		$0		$0		$543,093	(6)	$0		$0	(12)
Other Benefits and Tax Gross-Up(8)	$0		$0		$0		$17,059	(9)	$0		$0
Timothy E. Sullivan
Severance	$0		$487,158	(1)	$0		$571,370	(2)	$0		$0
Accelerated Vesting of Long-Term Incentives(3)	$299,003	(4)	$299,003	(4)	$0		$594,463	(4)	$594,463	(4)	$594,463	(4)
Retirement Plans(5)	$0		$0		$0		$738,195	(6)	$0		$0	(15)
Other Benefits and Tax Gross-Up(8)	$0		$0		$0		$11,287		$0		$0

(1)

The SunTrust Severance Pay Plan allows for 2 weeks of base pay per year or partial year of service subject to minimum and maximum amounts that vary by grade level. A severance payment, if any, for the NEOs is not enhanced above what any other employee would be due as a result of the termination occurrence.

(2)

Under the Change in Control (CIC) Agreement, upon the occurrence of a CIC followed by a termination of the NEO without cause or by the NEO for good reason, severance will consist of either 3 times (2 times for some executives) the sum of the executive’s base pay and MIP (plus other benefits described in the text preceding this table). This amount has been reduced based on restrictions under EESA which limit CIC benefits to 2.99 times the executive’s average pay for the 5 calendar years preceding the year of the CIC.

(3)

The payment due the NEO, for certain termination triggers, related to our long-term incentive programs (Stock Options, Restricted Stock and Performance Stock) is made in accordance with the specific terms and conditions associated with each program.

(4)

The incremental value listed for the accelerated vesting of long-term incentives for these separation occurrences is comprised of the value related to the prorated vesting of restricted stock based on the closing stock price on December 31, 2008 of $29.54. As of December 31, 2008, at a closing stock price of $29.54, all unvested stock option grants have exercise prices below the current market value; accordingly, no value is reflected for this item.

(5)

Except where indicated, the NEOs would not receive any enhanced payments regarding their retirement plans as a result of the termination trigger. We disclose the amounts related to the retirement plans and the plans in which each NEO participates in the Pension Benefits and the Nonqualified Deferred Compensation Tables and accompanying narratives and notes.

(6)

Upon change in control, the NEO would be credited with additional years of age and service in the SERP (Messrs. Wells, Reed, and Chancy, 3 years; Messrs. Rogers and Sullivan, 2 years), and the final average earnings would be a 1-year average. The SERP benefit would commence immediately if the participant is older than 55 (Messrs. Wells, Reed, and Sullivan) or would be delayed until age 55 if younger (Messrs. Rogers and Chancy). There is no reduction to the SERP benefit after age 60 (including additional age). Prior to age 60, the reduction in the SERP benefit is 3% per year prior to age 60 (including additional age) so that the reduction is 6% for Mr. Chancy and 9% for Mr. Rogers at age 55. Change in control has no enhancements to the benefits from the Retirement Plan or ERISA Excess Plan.

(7)	Mr. Wells’ named beneficiary would be eligible for an incremental death benefit under the frozen Crestar Deferred Compensation Plan equal to $604,442.

(8)

The NEOs would not receive any enhanced payments regarding their Other Benefits as a result of the termination trigger. “Other Benefits” includes disability payments, benefit continuation payments under applicable CIC agreements, and tax gross-ups under applicable CIC agreements.

(9)

Upon a CIC, Messrs. Wells, Reed and Chancy would receive a monthly benefit of $560, $494, and $474, respectively, for the next 36 months for purposes of continued health and welfare benefits, and Messrs. Rogers and Sullivan would receive a monthly benefit of $470 each for 24 months. Upon a CIC, the executives would not receive any tax gross-ups since restrictions under the CPP limit CIC benefits to 2.99 times the executive’s 5-year average pay.

(10)

Had Mr. Reed terminated on December 31, 2008, he would have been eligible for immediate reduced early retirement from SERP in the amount of $215,279. Other than this payment, he would not receive any enhanced retirement plan payments as a result of the termination trigger.

(11)

Disability does not automatically terminate employment. An employee who is not eligible for normal retirement at the time of disability could maintain disability leave employment despite a disability and continue to accrue benefits under retirement plans to be paid at retirement.

(12)

Had Mr. Chancy become disabled on December 31, 2008, he would not have been eligible for a benefit to commence immediately. Instead, his benefit in the SERP and ERISA Excess Plan would have continued to accrue until retirement, as late as age 65. At age 65, in the year 2029, Mr. Chancy would be eligible to receive a total lump sum benefit from the SERP and Excess Plan equal to $3,638,533 based on current assumptions (lump sum rate based on the Pension Protection Act segment rates (100% transition) of 7.35% for the first 5 years, 8.61% for years 5-20, and 7.26% for years after 20, and the IRS Combined 2009 Static mortality table (unisex version) and includes the value of the ERISA Excess PPA assuming pay credits of 5% per year and interest credits.)

(13)

Due to these separation occurrences, Mr. Rogers would receive an incremental value of $1,296,392. This value represents unvested performance and restricted stock valued as of December 31, 2008 using the closing stock price of $29.54.

(14)

Had Mr. Rogers become disabled on December 31, 2008, he would not have been eligible for a benefit to commence immediately. Instead, his benefit in the SERP and the ERISA Excess Plan would have continued to accrue until retirement, as late as age 65. At age 65, in the year 2022, Mr. Rogers will be eligible to receive a total lump sum benefit from the SERP and ERISA Excess Plan equal to $2,663,410 based on current assumptions (lump sum rate based on the Pension Protection Act segment rates (100% transition) of 7.35% for the first 5 years, 8.61% for years 5-20, and 7.26% for years after 20, and the IRS Combined 2009 Static mortality table (unisex version) and includes the value of the ERISA Excess PPA assuming pay credits of 5% per year and interest credits).

(15)

Had Mr. Sullivan become disabled on December 31, 2008, he would not have been eligible for a benefit to commence immediately. Instead, his benefit in the SERP and the ERISA Excess Plan would have continued to accrue until retirement, as late as age 65. At age 65, in the year 2015, Mr. Sullivan will be eligible to receive a total lump sum benefit from the SERP and ERISA Excess Plan equal to $1,471,372 based on current assumptions (lump sum rate based on the Pension Protection Act segment rates (100% transition) of 7.35% for the first 5 years, 8.61% for years 5-20, and 7.26% for years after 20, and the IRS Combined 2009 Static mortality table (unisex version) and includes the value of the ERISA Excess PPA assuming pay credits of 5% per year and interest credits).

AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the years ended December 31, 2007 and 2008 respectively and fees billed for other services it rendered during those periods.

	(In millions)
Year Ended December 31	2007	2008
Audit Fees(1)	$4.08	$7.66
Audit Related Fees(2)	$2.43	$.22
Tax Fees(3)	$.45	$.10
All Other Fees(4)	$.20	$.03
Total(5)	$7.16	$8.01

(1)

Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements, review of periodic reports and other documents filed with the SEC, including the quarterly financial statements included in Forms 10-Q, statutory audits or financial audits of subsidiaries, and services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)

The amounts shown include $.29 and $.16 paid to PricewaterhouseCoopers LLP in 2007 and 2008, respectively. Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of our benefit plans, due diligence related to mergers, acquisitions and investments, and accounting consultations regarding the application of GAAP to proposed transactions and new products. The amounts reported above do not include the following amounts related to benefits plans and investment funds advised by SunTrust subsidiaries:

	(not in millions)
Year Ended December 31	2007	2008
Benefit plan audits fees charged to and paid for by certain benefit plans	$218,000	$243,000
Form 5500 fees charged to and paid for by certain benefit plans	$40,000	$30,000
Audit of and related fees charged to and paid for by certain investment funds advised by SunTrust subsidiaries	$1,171,750	$687,200

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered by the auditor for tax compliance and return assistance (IRS, state and local), tax advice and tax planning.

(4)	The amount shown for 2007 includes $.04 paid in 2007 to PricewaterhouseCoopers LLP.

(5)	The amount shown for 2007 includes $.33 paid in 2007 to PricewaterhouseCoopers LLP. Includes all fees billed to us through December 31, 2008.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy for Pre-approval of Independent Auditor Services

The Audit Committee of the Board of Directors is required to pre-approve all audit and non-audit services provided by SunTrust’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Committee. Unless a type of service has received general pre-approval under the policy, the service will require specific approval by the Audit Committee. The policy also includes pre-approved fee levels for specified services, and any proposed service exceeding the established fee level must be specifically approved by the Committee.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2008 with management and with Ernst & Young LLP, the independent auditor for the year ended December 31, 2008. Management represented to the Audit Committee that SunTrust’s consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The discussions with Ernst & Young LLP also included the matters required by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Pubic Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence. The Audit Committee discussed the independence of Ernst & Young LLP with Ernst & Young LLP.

Based on the Audit Committee’s review of the representations of management and the report of Ernst & Young LLP and the Audit Committee’s discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2008 be included in SunTrust’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of SunTrust’s Board of Directors.

M. Douglas Ivester, Chairman

Robert M. Beall, II                    J. Hicks Lanier                    Frank S. Royal, M.D.                    Karen Hastie Williams

RATIFICATION OF INDEPENDENT AUDITOR

(Item 2)

SunTrust’s auditors are appointed annually by the Audit Committee. The decision of the Audit Committee is based on a review of the qualifications, independence, past performance and quality controls of the auditor. The decision also takes into account the proposed audit scope, staffing and approach, including coordination of the external auditor’s efforts with SunTrust’s internal audit, as well as the estimated audit fees for the coming year. Management considers Ernst & Young LLP to be well qualified.

The Audit Committee has appointed Ernst & Young LLP as SunTrust’s independent auditor for the current year, which ends December 31, 2009, subject to ratification by a majority of the shares represented at the Annual Meeting. In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Ernst & Young LLP, it is contemplated that the appointment of Ernst & Young LLP will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Board select other auditors for the following year.

Representatives of Ernst & Young LLP (our independent auditor for the current year as well as for the most recently completed year) are expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR.

APPROVAL OF THE

SUNTRUST BANKS, INC. 2009 STOCK PLAN

(Item 3)

Shareholders are being asked to approve the adoption of the SunTrust Banks, Inc. 2009 Stock Plan (the “Plan”) to:

•	qualify stock options as incentive stock options for purposes of Section 422 of the Internal Revenue Code,

•	qualify certain compensation under the Plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, and

•	satisfy New York Stock Exchange (“NYSE”) guidelines relating to equity compensation.

If approved by the shareholders, the Plan would replace the SunTrust Banks, Inc. 2004 Stock Plan (the “2004 Plan”) and would become our primary plan for providing stock-based incentive compensation to our eligible employees and non-employee directors. If the Plan is not approved by the shareholders, our ability to provide future awards to attract, provide incentives to and retain key personnel and non-employee directors would be limited significantly.

If the Plan is approved by shareholders, no further awards will be granted under the 2004 Plan. The 2004 Plan will remain in effect with respect to awards already granted under the 2004 Plan until such awards have been exercised, forfeited, canceled, have vested, expired or otherwise terminated in accordance with the terms of such grants.

The Board believes the approval of the Plan is in the best interests of the Company because of the continuing essential need to attract, provide incentives to and retain key personnel and non-employee directors. The Compensation Committee approved the general terms of the Plan on February 9, 2009, and the final terms of the Plan on February 20, 2009, subject to approval by our Board of Directors and by our shareholders. The Board adopted the Plan on February [27], 2009, subject to shareholder approval. The Board has made granted 1,221,123 options under the Plan contingent on shareholder approval of the Plan. Detailed information about these grants is provided below under the caption, “New Plan Benefits.” Approval of the Plan by the shareholders will constitute ratification of those grants.

The total number of shares authorized and available for issuance under the Plan is 8,727,306. Under the terms of the Plan, the maximum amount of full value stock awards (restricted stock and RSUs) that may be granted is 4,843,920.

Approximately 5,641,861 shares remain available for grant under the 2004 Plan, of which 1,952,124 shares may be granted as restricted stock. Upon approval of the Plan, any authorized but unused shares available for issuance under the 2004 Plan and any shares subject to grants that are later forfeited or expire under the 2004 Plan will be reserved for issuance under this Plan. Therefore, no further grants will be made under the 2004 Plan after shareholder approval of this Plan.

Effect of EESA and ARRA. ARRA directs the Treasury to adopt rules to implement “compensation standards” for CPP participants including a prohibition on bonus, retention or incentive pay other than a certain prescribed value of restricted stock. As a result, it is likely that these new legislative and regulatory restrictions will preclude the grant of any stock options and impose limits on restricted stock grants to the NEOs in the future until we are no longer subject to EESA. However, the Board believes it is important for the shareholders to approve the Plan so that options and restricted stock can be used for long-term incentive purposes within the new legal and regulatory limits.

Below is a summary of the material features of the Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan has been filed with the Securities and Exchange Commission with this Proxy Statement, and any shareholder who wishes to obtain a copy of the Plan may do so by written request to the Corporate Secretary at our headquarters in Atlanta, Georgia.

Purpose of the Plan

The purpose of the Plan is to promote the interests of SunTrust and its subsidiaries through grants to employees and directors of stock options, stock appreciation rights, restricted stock and stock units. The stock-based incentive compensation available under the Plan is intended (1) to attract and retain employees and directors, (2) to provide an additional incentive to each employee and director to work to increase the value of SunTrust stock, and (3) to provide each employee and director with a stake in the future of SunTrust which corresponds to the stake of each of SunTrust’s shareholders. The Plan provides an essential component of the total compensation package offered to the Company’s key employees. The Board of Directors continues to believe that these types of stock-based incentives are important factors in attracting, retaining and rewarding employees and directors and closely aligning their interests with those of shareholders. The Plan reflects the importance placed by the Company on motivating employees to achieve superior results over the long-term and paying employees based on that kind of achievement.

The Plan is designed so that grants may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). The Plan does not allow options or stock appreciation rights (“SARs”) to be issued with an exercise price lower than fair market value on the date of grant. Therefore, these grants automatically satisfy the performance measures of Section 162(m). The Committee may, if it so chooses, also make options and SARs subject to one or more of the performance criteria described in the section below entitled “Qualifying Performance-Based Compensation.” Restricted stock and RSUs are generally called performance shares and performance units, respectively, when their vesting or payment is based on one or more of the performance measures. In the event that the Committee (as defined below in “Administration of the Plan”) determines that it is advisable to grant performance shares or performance units based on measures other than those specified below, those awards will not qualify for the performance-based exception under Section 162(m) of the Code.

Key Features of the Plan

The Plan contains features that the Board believes are consistent with the interests of shareholders and sound governance principles. These features include the following:

•

Flexibility and Performance Ties. The variety of equity and cash awards permitted under the Plan affords flexibility with respect to the design of long-term incentives that are responsive to evolving regulatory changes and compensation best practices and incorporate tailored, performance-based measures.

•	No Discount Options. Stock options or SARs may not be granted or awarded with an exercise price less than 100% of the fair market value of our common stock on the date of grant or award.

•

No Re-pricings. The direct or indirect re-pricing of stock options and stock appreciation rights is prohibited. This prohibition applies both to re-pricings that involve lowering the exercise price of a stock option or SAR as well as re-pricings that are accomplished by canceling an existing award and replacing it with a lower-priced award.

•

No Liberal Share Accounting. Shares withheld for tax payments or to pay the exercise price and shares not issued or delivered as a result of the net settlement of an outstanding award will not be added back into the Plan reserve.

•	Compensation Committee Oversight. The Plan will be administered by our Compensation Committee which is comprised solely of non-employee, independent directors.

•

No Annual “Evergreen” Provision. The Plan provides a specific number of shares of our common stock available for awards and does not contain an annual or automatic increase in the number of available shares.

•

Performance-Based Compensation. The Plan is structured to permit awards to satisfy the performance-based compensation requirements of Section 162(m) of the Code so as to enhance deductibility of compensation provided under the Plan.

Administration of the Plan. The Plan is administered by a committee of the Board (the “Committee”). It consists of 2 or more “outside directors” who are also “non-employee directors” as required by Section 162(m) of the Code and Rule 16b-3. The Compensation Committee meets these requirements and the Board intends for the Compensation Committee to be the “Committee” under the Plan. The Committee has the power in its discretion to grant awards under the Plan, to determine the terms of such awards, to interpret the provisions of the Plan and to take action as it deems necessary or advisable for the administration of the Plan.

Number of Authorized Shares. The total number of shares authorized and available for issuance under the Plan is 8,727,306, plus any shares subject to awards previously granted under the 2004 Plan for which such awards are forfeited, expired or become unexercisable without having been exercised in full. Under the terms of the Plan, the maximum number of shares of full value stock awards (restricted stock and RSUs) that may be granted is 4,843,920. The Plan includes individual annual aggregate grant limits of 300,000 shares for 1 or more grants of restricted stock and RSUs, or any combination of restricted stock and RSUs, and 1,200,000 shares for 1 or more options or SARs, or any combination of options and SARs.

In the event we have certain changes in our capitalization, such as stock dividends or stock splits, or we have a corporate transaction, such as a reorganization, separation or liquidation, merger, consolidation, or acquisition of property or stock, the Committee will adjust in an equitable manner the number, kind or class of shares reserved under the Plan and the individual and aggregate limits imposed on grants. The Board will make similar adjustments to shares underlying any grant previously made of restricted stock or RSUs and any related grant or forfeiture conditions and to shares related to previously granted options and the option price and to SARs and the SAR share value. If we assume awards or grant substitute awards in a corporate transaction for awards previously granted by another company we acquire (“Substitute Awards”), our Substitute Awards will not reduce the shares authorized for issuance under the Plan or any individual or aggregate annual limits.

Payments of the exercise price or applicable taxes made by delivery of shares to, or withholding of shares by, the Committee in satisfaction of a participant’s obligation, will not result in additional shares becoming available for subsequent awards under the Plan.

Eligibility and Participation. The Committee determines the employees and non-employee directors eligible to participate. An eligible employee is a selected employee of SunTrust or a subsidiary whose performance, in the judgment of the Committee, is directly or indirectly material to the success of SunTrust or a subsidiary. As of December 31, 2008, there were approximately 3,038 employees and 13 non-employee directors eligible for participation under the Plan.

Types of Awards under the Plan. The Plan authorizes the Committee to grant awards to participants in any of the following forms, subject to such terms, conditions, and provisions as the Committee may determine to be necessary or desirable:

•	stock options, either incentive stock options (“ISOs”) or nonqualified stock options (“NQSOs”);
•	stock appreciation rights (“SARs”);
•	restricted stock;
•	restricted stock units (“RSUs”); and
•	restricted stock, stock options, SARs, or RSUs with performance-based conditions to vesting or exercisability.

Options and SARs

Stock options entitle the option holder to purchase shares at a price established by the Committee. Options may be either ISOs or NQSOs, provided that only employees may be granted ISOs. SARs entitle the SAR holder to receive cash equal to the positive difference (if any) between the SAR share value and the fair market value of the shares on the exercise date. The Company currently awards only NQSOs to its employees and non-employee directors. The Company does not currently have a practice of awarding ISOs or SARs.

Exercise Price. The exercise price of an option or the share value of a SAR is the fair market value of the underlying shares on the date of grant. The Plan prohibits any repricing, replacement, regrant or modification of stock options or SARs that would reduce the exercise price of the stock options or SARs without shareholder approval, other than in connection with a change in our capitalization or certain corporate transactions described above in “Number of Authorized Shares.”

Vesting/Expiration of Options. The Committee determines the terms under which options and SARs vest and become exercisable. The Committee’s current practice is to vest options at 100% after 3 years. Option holders with vested options may generally exercise their options after termination of employment for reasons stated in the agreements, such as retirement, death or disability, or if termination occurs for certain reasons within 3 years after a change in control or in some circumstances when the participant is terminated in connection with a reduction in force. Any part of the option that has not been exercised by the end of the option term expires and is forfeited. Option terms may not exceed 10 years from the date of grant.

Special Limitations on ISOs. The Committee’s current position is to grant only nonqualified options (“NQOs”). If the Committee decides to grant incentive stock options (“ISOs”), they will be subject to certain additional restrictions imposed by the Internal Revenue Code. For example:

•

If an ISO remains exercisable after termination of employment, it generally converts to an NQO if not exercised within 3 months after termination, or within 12 months if termination is because of the participant’s death or disability.

•	ISOs may be granted only to employees, not to directors.

•

Options are not treated as ISOs to the extent the total fair market value of stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year (under the Plan and all other plans we maintain) exceeds $100,000.

•

Shares acquired upon exercise of an ISO are generally not taxed to the employee when the option is first exercised. When those shares are later sold, the gain or loss is treated as long-term capital gain or long-term capital loss, unless the sale is considered a “disqualifying disposition.” More information about tax consequences related to ISOs is described below under the heading, “U.S. Federal Income Tax Consequences.”

Exercise of Options. An option holder may exercise an option by completing and delivering the applicable form to the record keeper as specified by the Committee. The option holder must state the number of shares for which the option is being exercised and must tender payment for the shares. The Committee may, in its discretion, accept cash, check or electronic funds transfer, previously acquired shares (valued at the fair market value on the date of exercise) and held for the period required by the Committee, or through a broker-facilitated cashless exercise program , or a combination of these payment methods.

Exercise of SARs. Upon exercise of a SAR, a participant will be entitled to receive cash or shares, or a combination of both, as specified in the award agreement, having an aggregate fair market value equal to the excess of (i) the fair market value of one share on the date of exercise, over (ii) the SAR share value, multiplied by the number of shares covered by the SAR or the number being exercised.

Termination of Options and SARs. Usually, options and SARs vest 100% on the 3rd anniversary of the grant date. In the event that a participant’s employment with the Company and all its subsidiaries terminates prior to the expiration of an option or SAR, the participant’s right to exercise vested options or a SARs shall be governed by the terms of the applicable award agreement for the option or SAR. Normally, if not vested, options and SARs expire on the participant’s termination of employment for any reason, but they may early vest in full if termination is by reason of the participant’s death, disability, or our change in control followed by termination of the participant without cause or termination by the participant for good reason as described in the award agreement. Pro rata vesting, based on active employment from the Grant Date through the date of termination, is usually provided if the participant’s termination is by certain reductions in force or by retirement at or after attaining age 55 and after completing 5 or more years of service. If we should issue any SARs, we would expect the terms that apply to option grants would also apply to SAR grants. All outstanding options and SARs expire on the 10th anniversary of their grant date.

Stock Awards and Performance Shares

Issuance. Stock awards, including restricted stock, RSUs, performance shares and performance units, may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. Stock awards may be denominated in shares or units payable in shares (for example, performance vested restricted stock), and may be settled in cash, shares, or a combination of cash and shares. Restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Committee. The Committee may impose additional restrictions on a participant’s right to dispose of or to encumber restricted stock, including satisfaction of performance objectives.

Termination of Stock Awards. In the event a participant’s employment with the Company and all its subsidiaries terminates prior to the vesting of a stock award, that award will be forfeited unless the terms of the award, as approved by the Committee at the time of grant, provide for accelerated vesting.

Qualifying Performance-Based Compensation

The Committee may specify that the grant, retention, vesting, or issuance of any award, (whether in the form of a stock option, SAR, restricted stock, RSU or a performance award) or the amount to be paid out under any award, will be subject to or based on performance objectives or other standards of financial performance and/or personal performance evaluations, whether or not established and administered in accordance with the requirements of Section 162(m) of the Code for awards intended to qualify as performance-based compensation. The Committee may reduce the number of shares issued or the amount paid under an award to the extent specified in the award agreement, n the basis of such further considerations as the Committee in its sole discretion shall determine.

Establishment of Performance Goals. At the beginning of each performance period the Committee will establish performance goals applicable to performance awards. To the extent that performance conditions under the Plan are applied to awards intended to qualify as performance-based compensation under Section 162(m), such performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more of the following criteria, subject to any objectively verifiable adjustment(s) permitted and pre-established by the Committee in accordance with Section 162(m) of the Code, as determined by the Committee in its sole discretion:

•    Return over capital costs or increases in return over capital     costs.

•    Net earnings or the growth in such earnings.

•    Earnings before interest and taxes or the growth in such     earnings.

•    Earnings before interest expense, taxes, depreciation,     amortization and other non-cash items or the growth in such     earnings.

•    Consolidated net income or the growth in such income.

•    Market capitalization of our stock.

•    Return on Equity.

•    Return on tangible equity.

•    Cash return on equity.

•    Cash return on tangible equity.

•    Net income available to common shareholders.

•    Book value per share.

•    Pre-tax income or growth.

•    Operating EPS or growth
    (excluding one-time, non-core items).

•    Cash EPS or growth.

•    Cash operating EPS or growth
    (excluding one-time, non-core items).

•    Stock price or the growth in such price.

•    Return on assets or the growth on such return.

•    Cash return on assets.

•    Total shareholder return or the growth in such return.

•    Expenses or the reduction of expenses.

•    Revenue growth.

•    Efficiency ratio or the changes in such ratio.

•    Economic value added or changes in such value added.

•    Operating leverage.

•    Net interest margin.

•    Tier 1 capital.

•    Risk-adjusted net interest margin.

•    Total risk-based capital ratio.

•    Tangible equity / tangible assets.

•    Tangible common equity / tangible assets.

•    Tangible book value / share.

•    Loan balances or growth.

•    Deposit balances or growth.

•    Low cost deposit balances or growth.

•    Such other financial performance measures deemed     appropriate by the Committee.

Performance goals may be based on one or more business criteria, one or more business units or divisions of the Company, its subsidiaries or affiliates, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. Performance awards granted under the Plan may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee may determine, provided that, if the performance awards are intended to qualify as performance-based compensation under Section 162(m), such additional terms and conditions are also not inconsistent with Section 162(m).

Limited Transferability of Awards. Unless the Committee determines otherwise, awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and during the participant’s lifetime, may be exercised only by the participant (or his personal representative or guardian if the participant is incapacitated).

Tax Withholding. The Committee may require payment, or withhold payments made pursuant to awards, to satisfy applicable withholding tax requirements.

Change in Control. The Plan does not provide for automatic vesting upon our change in control. The agreements currently used by the Committee in connection with grants under the Plan provide that if we have a change in control, any outstanding unvested awards shall vest if the participant terminates for “good reason” or is terminated “for cause,” as defined in the agreement, within 3 years of our change in control. The Committee, in its discretion may change these provisions in future grant agreements.

Additionally, , upon or anticipation of our change in control, if the Board determines that adequate provision has not been made for our successor’s assumption of options, SARs, restricted stock and RSUs outstanding under the Plan, or for the granting of substitute awards, then only in such a case, the Plan authorizes the Board to make equitable adjustments to outstanding awards. This includes, in its discretion, the power to unilaterally cancel outstanding options and SARs in exchange for the number of whole shares of stock and cash for any fractional share the participant would have received on exercise in full. The Board may also deem any service or performance restrictions for outstanding restricted stock grants or RSUs to be satisfied on the date set by the Board. However, in each case, this ability is limited to situations where the Board determines that adequate provision has not been made for our successor’s assumption of outstanding awards.

Termination and Amendment of the Plan. Unless earlier terminated by the Board or the Committee, the Plan will terminate 10 years after the date it was adopted by the Board of Directors.

In addition, the Board or the Committee may, at any time and for any reason, suspend or terminate the Plan or from time to time amend the Plan, provided that any amendment to the Plan will be submitted to the Company’s shareholders for approval if such shareholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange (or any stock exchange on which the shares may then be listed or quoted). No amendment, modification, suspension or termination of the Plan shall have a materially adverse effect on any outstanding vested award, without the consent of the affected participant. Notwithstanding the preceding, no consent of any participant shall be needed if the Committee determines that such amendment, modification, or termination is necessary or advisable for us to comply with applicable law, regulation, rule or accounting standard. Even if the Plan is suspended or terminated, the Committee shall still retain authority to exercise powers given to it under the Plan with respect to awards granted under this Plan before the suspension or termination.

We intend, that, to the extent any provisions of the Plan or any awards granted under the Plan are subject to Section 409A (which relates to nonqualified deferred compensation), they will be interpreted and administered in good faith in accordance with Section 409A requirements and that the Committee will have the authority to amend any outstanding awards so that they are in compliance with Section 409A or qualify for an exemption from Section 409A.

U.S. Federal Income Tax Consequences

Stock options. There are no federal income tax consequences to a participant or the Company upon the grant of an ISO or an NQSO under the Plan.

Upon exercise of an NQSO, the option holder generally recognizes ordinary income in an amount equal to: (i) the fair market value of the acquired shares on the date of exercise, reduced by (ii) the exercise price the participant pays for the shares received in the exercise. Provided the Company satisfies applicable reporting requirements, it is entitled to a tax deduction in the same amount as the participant includes as ordinary income.

An option retains its status as an ISO during the period the option holder is an employee and for 3 months after his termination of employment (with certain exceptions for death and disability), subject to the $100,000 limit. Upon the exercise of an ISO, an option holder generally recognizes no immediate taxable income. When the option holder sells shares acquired through the exercise of an ISO, the gain is treated as long-term capital gain (or the loss is a long-term capital loss) unless the sale is a “disqualifying disposition.” A “disqualifying disposition” occurs if the option holder sells shares acquired on exercise within 2 years from the grant date of the ISO or within 1 year from the date of exercise. On a disqualifying disposition, the option holder includes the gain realized on the sale of the shares as ordinary income (or ordinary loss). Gain (or loss) is determined by subtracting the exercise price paid from the larger of (i) the fair market value of the shares on the exercise date, or (ii) the amount realized by the option holder on the sale. The gain may constitute a tax preference item for computing the alternative minimum tax.

Generally, the Company will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the sale of shares acquired through exercise of an ISO is a disqualifying disposition, then provided the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction in the same amount the participant includes in income. The excess of the fair market value of the shares acquired upon exercise of an ISO over the exercise price therefore constitutes a tax preference item for purposes of computing the “alternative minimum tax.”

SARs. There are no federal income tax consequences to either a participant or the Company upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Provided the Company satisfies applicable reporting requirements, the Company is entitled to a deduction equal to the amount included in the participant’s income.

Restricted Stock& RSUs. Except as otherwise provided below, there are no federal income tax consequences to either a participant or the Company upon the grant of restricted stock or an RSU. With respect to restricted stock, the participant recognizes ordinary income in an amount equal to the excess, if any, that the participant pays for the shares over the fair market value of the shares on the earlier of (i) the date of vesting; and (ii) the date the shares become transferable. Subject to Section 162(m) of the Code, and the Company satisfying applicable reporting requirements, the Company will be entitled to a corresponding deduction. Notwithstanding the above, a recipient of a restricted stock grant may make an election under Section 83(b) of the Code, within 30 days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time.

When an RSU is settled, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the RSU is paid in cash, the amount paid. If the Committee allows deferrals of RSUs, the participant’s tax on the RSU will be postponed until the participant receives the stock or cash. No deferral will be allowed if the Committee determines it will result in additional income tax under Section 409A. The terms of any such deferral will be determined in accordance with and under the terms of the deferral plan.

Performance Awards. There are no federal income tax consequences to a participant or the Company upon the grant of qualifying performance-based compensation awards. Participants will generally recognize taxable income upon the payment of an award, and subject to Section 162(m), the Company generally will be entitled to a deduction equal to the amount includible in the participant’s income.

Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of, or in anticipation of, a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code. With respect to any excess parachute payment, the participant would be subject to a 20% excise tax on, and the Company would be denied a deduction for the “excess” amount.

Section 162(m). Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers (generally, our NEOs) to the extent such compensation exceeds $1 million per officer in any year. Certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation,” that complies with conditions imposed by Section 162(m) rules and the material terms of such performance goals are disclosed to and approved by shareholders, as we have asked shareholders to do at the 2009 Annual Meeting (for example, see “Qualifying Performance-Based Compensation” above). Stock options, SARs and performance awards granted under the Plan and described above are intended to constitute qualified performance-based compensation eligible for such exceptions.

ESSA and ARRA. However, on October 14, 2008, the U.S. Department of Treasury announced a program under the Emergency Economic Stabilization Act of 2008 (“EESA”). Pursuant to this program, Treasury would make preferred stock investments in participating financial institutions (the “Capital Purchase Program” or “CPP”). We contractually agreed to abide by a provision of the EESA and Treasury Department regulations which limit our tax deduction for compensation paid to the NEOs to $500,000 annually. This provision of EESA amended the Internal Revenue Code by adding 162(m)(5). Section 162(m)(5) imposes a $500,000 deduction limit. In addition, prior to the amendment, certain performance based compensation paid under shareholder approved plans did not count toward such limit. EESA and Section 162(m)(5) eliminate that exclusion for us.

New plan benefits

The following reflects all grants made under the 2009 Plan. Each of these is subject to shareholder approval. (Grants made under the 2004 Plan in 2009 are not reflected in the table below.) All awards to directors, executive officers, and employees will be made at the discretion of the Committee. Therefore, we cannot determine future benefits under the 2009 Plan at this time.

SunTrust Banks, Inc. 2009 Stock Plan

Name and Position	Number of Options Granted	Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Granted	Number of Shares of Performance Stock Granted
James M. Wells III, Chairman and Chief Executive Officer	852,941	$9.06	25,075	25,075
William R. Reed, Jr., Vice Chairman	—	—	—	—
William H. Rogers, Jr., President	209,559	$9.06	—	—
Mark A. Chancy, Chief Financial Officer	153,347	$9.06	—	—
Timothy E. Sullivan, Chief Information Officer	—	—	—	—
Executive Group	1,242,123	$9.06	25,075	25,075
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	—	—	—	—

The Board recommends a vote FOR the approval of the adoption of the SunTrust Banks, Inc. 2009 Stock Plan.

Equity Compensation Plans

The following table provides information with respect to the shares of our common stock that may be issued under SunTrust’s existing equity compensation plans. This data does not include the 2009 Plan since the Board does not intend to make grants under it unless approved by the shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders(1)	18,545,538	$[ ]	5,641,861(2)
Equity Compensation Plans Not Approved by Shareholders	0	0	0
Total	18,545,538	$[ ]	5,641,861(2)

(1)	Consists of the 1995 Stock Plan, the 2000 Stock Plan and the 2004 Stock Plan, as well as other plans assumed by SunTrust in connection with certain corporate mergers.

(2)

Includes shares available for future issuance under the 2004 Stock Plan. An aggregate of 5,641,861 shares of our common stock were available for issuance under the 2004 Stock Plan, of which up to 1,952,124 shares may, but need not, be granted as restricted stock. In addition, any shares of stock subject to an option which remain unissued after the cancellation, expiration or exchange of such option and any restricted shares which are forfeited again become available for use under the 2004 Stock Plan. There will be no further issuances under the 1986 Executive Stock Plan, the 1995 Stock Plan, the 2000 Stock Plan, the 2004 Stock Plan, or any plans assumed through mergers.

(Item 4)

ADVISORY VOTE ON EXECUTIVE COMPENSATION

RESOLVED, that the holders of common stock of SunTrust Banks, Inc. approve the compensation of the Company’s executives as described in the Summary Compensation Table (at page      of this Proxy Statement) as well as in the Compensation Discussion and Analysis (at pages      to     ) and the other executive compensation tables and related discussion (which appear at pages      to      of this Proxy Statement).

We believe that our compensation policies and procedures are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The resolution described above, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay to our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement.

We encourage you to closely review our Compensation Discussion and Analysis and the tabular disclosure which follows it. We organized the Compensation Discussion and Analysis to discuss each element of compensation, beginning with direct, short-term compensation (base salary) and ending with indirect, long-term compensation (retirement benefits). In that section, we also discuss our policies and other factors, such as financial and regulatory constraints, which affect our decisions or those of our Compensation Committee.

Generally, in this Proxy Statement we are required to disclose information for our 5 most highly-compensated officers for the past 3 years. Therefore, most of our tabular disclosure is backwards-looking. When possible, we have discussed our plans for changes to compensation practices for the current year and beyond. Importantly, recent legislation and new regulations will greatly affect our compensation practices going forward. We discuss these in the Compensation Discussion and Analysis Section under the captions, “Effect of the Emergency Economic Stabilization Act of 2008,” “Effect of Treasury Department Guidelines Announced February 4, 2009,” and “Effect of the America Reinvestment and Recovery Act of 2009” which appear at pages      to      of this Proxy Statement. These laws apply to us because we sold preferred stock to the United States Treasury in the fourth quarter of 2008 under its Capital Purchase Program. Unfortunately, key details of these new laws will be determined only after the U.S. Treasury and the SEC issue new regulations. As a result, we cannot reliably predict what changes we will be required to make to our compensation programs. In the Compensation Discussion & Analysis section, we have attempted to discuss these as best we could. We will fully comply with all applicable requirements as soon as the details of such requirements are known by us.

Also, in many cases, we are required to disclose in the executive compensation tables accounting or other non-cash estimates of future compensation. Because of this, we encourage you to read the footnotes and narratives which accompany each table in order to understand any non-cash items. Our required disclosures of non-cash items such as stock options and restricted stock may obscure some important steps we took recently. In particular:

•	Total actual cash compensation for our CEO declined more than 30% from 2007 to 2008. No cash bonus was paid for 2007 or 2008, and there will be no salary increase in 2009.

•

We terminated our cash-based, long-term incentive plan (Performance Unit Plan) in 2008, and started using stock options and restricted stock instead as long-term incentives because we wanted to enhance the alignment between shareholder interest and executive compensation. Grants of stock and options to our CEO in early 2008 reflect the replacement of that cash-based program with a stock-based program more in line with shareholder interests.

•

As evidence of the greater alignment with shareholders’ interest mentioned above, the value of the stock awards have declined as our stock price declined. For example, as of February 17, 2009, our 2008 grants to our CEO were valued at $560,012, a decline of more than 90%. Also, because these awards vest in three years, but we are required to provide an estimate of their value in this proxy statement calculated as of the date of grant.

Under the American Recovery and Reinvestment Act of 2009 (the “ARRA”), your vote is advisory and will not be binding upon our Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors Recommends that the Shareholders vote FOR the approval of the compensation of the Named Executive Officers as described in the Compensation Discussion and Analysis and the table, and accompanying narrative and footnote disclosures of executive compensation in this Proxy Statement.

STOCK OWNERSHIP OF CERTAIN PERSONS

Stock Ownership of Directors and Management and of Principal Shareholder

The following table sets forth the number and the percentage of shares of our common stock that were beneficially owned as of December 31, 2008 by (i) the executive officers named in the 2008 Summary Compensation Table, (ii) all current directors and persons nominated to become directors, (iii) all current directors and executive officers as a group, and (iv) the only person known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of our common stock. Also, as of December 31, 2008, none of our directors or executive officers beneficially owned any shares of our preferred stock. Except as otherwise indicated, each director or executive officer possessed sole voting and investment power with respect to all shares set forth opposite his or her name.

Name	Total Beneficial Ownership	Percent of Class(1)	includes Options Exercisable Within 60 Days(2)	includes Rule 13d-3 Phantom Shares(2)(3)	does not include Other Phantom Shares(4)
Robert M. Beall	10,000	*
Mark A. Chancy(5)	151,423	*	104,393		480
Alston D. Correll	102,471	*	6,000		15,474
Jeffrey C. Crowe	7,200	*
Patricia C. Frist(6)	12,574	*	6,000
Blake P. Garrett, Jr.(7)	139,483	*
David H. Hughes(8)	70,240	*	6,000
M. Douglas Ivester	76,000	*	6,000		15,013
J. Hicks Lanier(9)	74,281	*			1,449
G. Gilmer Minor, III	29,903	*		1,895
Larry L. Prince(10)	9,090	*	6,000		16,748
William R. Reed, Jr.(11)	352,261	*	281,320		821
William R. Rogers, Jr.(12)	189,606	*	114,000		681
Frank S. Royal, M.D.	18,121	*	6,000	2,143
Timothy E. Sullivan(13)	115,745	*	94,000		397
James M. Wells III(14)	782,353	*	540,000		4,411
Karen Hastie Williams	8,163	*	2,000	1,863	2,771
Phail Wynn, Jr.	15,211	*
All Directors and Executive Officers as a Group (25 persons)(15)	3,055,325	0.86%	1,722,773	6,354	70,144
SunTrust Bank 303 Peachtree Street, N.E. Atlanta, GA 30308	20,826,281(16)(17)	5.85%

*	Less than 1% of the outstanding shares of our common stock.

(1)

Based on 354,511,041 shares of our common stock outstanding on December 31, 2008, plus an aggregate of 1,729,127 shares that are the subject of stock options exercisable within 60 days following such date or phantom stock in accordance with SEC Rule 13d-3.

(2)	Pursuant to SEC Rule 13d-3, persons are deemed to beneficially own shares that are the subject of stock options or stock equivalents exercisable within 60 days.

(3)

A number of our directors and executive officers participate in plans that are accounted for using phantom shares of our common stock. They have either received awards or deferred the receipt of fees payable to them, with their ultimate payout determined as if such awards or deferred fees had been invested in shares of our common stock. Amount reported includes phantom shares credited under the Crestar Financial Corporation Directors’ Equity Program and gain share accounts under the NCF Deferred Compensation Plan.

(4)

A number of our directors and executive officers participate in plans that are accounted for using phantom shares of SunTrust common stock. They have either received awards or deferred the receipt of fees or salary payable to them, with their ultimate payout determined as if such awards or deferred pay had been invested in shares of SunTrust common stock. Amount reported includes phantom shares credited under the SunTrust 401(k) Excess Plan, the SunTrust Directors Deferred Compensation Plan, the NCF Deferred Compensation Plan, and restricted stock units granted under the SunTrust 2004 Stock Plan.

(5)

Includes 7,899 shares jointly owned by Mr. Chancy’s spouse, who has shared voting and investment power over such shares. Also includes 956 shares held for the benefit of Mr. Chancy under SunTrust’s 401(k) Plan. Includes stock options with exercise prices ranging from $29.54 to $85.06.

(6)	Includes 74 shares owned by Mrs. Frist’s spouse, who has sole voting and investment power over such shares. Mrs. Frist disclaims beneficial ownership of these shares.

(7)

Includes 49,679 shares held in custodial accounts for the benefit of Mr. Garrett’s children, 5,399 shares held for the benefit of Mr. Garrett’s grandchildren, 348 shares owned by a corporation, and 31 shares held in trust for the benefit of an immediate family member. Also includes 962 shares owned by a family limited partnership, over which shares Mr. Garrett shares voting and investment power.

(8)	Includes 16,779 shares owned by Mr. Hughes’ spouse, who has sole voting and investment power over such shares.

(9)

Includes 38,495 shares in a family foundation of which Mr. Lanier is Chairman. Mr. Lanier shares voting and investment power with respect to these shares. Also includes 25,604 shares held in trust for family members. Mr. Lanier disclaims beneficial ownership of these shares.

(10)	Includes 1,090 shares owned by Mr. Prince’s spouse, for which Mr. Prince disclaims beneficial ownership.

(11)

Includes 5,521 shares held for the benefit of Mr. Reed under SunTrust’s 401(k) Plan. Also includes 29,200 shares owned by Mr. Reed’s spouse. Includes stock options with exercise prices ranging from $48.33 to $85.06.

(12)

Includes 7,180 shares held for the benefit of Mr. Rogers under SunTrust’s 401(k) Plan, and 60 shares held in a custodial account for the benefit of his minor children. Includes stock options with exercise prices ranging from $29.54 to $85.06.

(13)	Includes 907 shares held for the benefit of Mr. Sullivan under SunTrust’s 401(k) Plan. Includes stock options with exercise prices ranging from $54.28 to $85.06.

(14)

Includes 1,390 shares held for the benefit of Mr. Wells under SunTrust’s 401(k) Plan. Also includes 12,267 shares owned by Mr. Wells’ spouse and 50,916 held by a trust. Includes stock options with exercise prices ranging from $54.28 to $85.06.

(15)	Includes 3,600 shares held in a margin account by Dr. Royal.

(16)

Includes 7,290,737 shares owned beneficially by SunTrust Bank, a subsidiary of SunTrust, in various fiduciary or agency capacities. Of that amount, SunTrust Bank had sole and shared voting power with respect to 6,515,593 and 450,417 shares, respectively, and had sole and shared investment discretion with respect to 4,251,998 and 2,465,392 shares, respectively. SunTrust disclaims any beneficial interest in any of such shares. Other subsidiaries of SunTrust are deemed to beneficially own the following number of shares of SunTrust: GenSpring Family Offices (1,481,295); SunTrust Investment Services (120); IronOak Advisors (800); and RidgeWorth Capital Management (1,591,250); these amounts are beneficially owned by each subsidiary, also in agency capacities, and therefore are not included in the amount reported as beneficially owned by SunTrust Bank in the table above.

(17)

Includes 13,535,544 shares held by SunTrust Bank as trustee under SunTrust’s 401(k) Plan. Shares of our common stock allocated to a participant’s 401(k) Plan account are voted by the trustee in accordance with instructions from such participant, and shares for which there are no instructions from participants are not voted. SunTrust Bank does not have the right to acquire beneficial ownership of any shares.

ADDITIONAL INFORMATION

Proxy Solicitation

SunTrust will bear the cost of soliciting proxies. SunTrust has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of $9,500 plus expenses. Proxies may also be solicited by SunTrust employees. Proxies may be solicited by mail and by telephone call.

Shareholder Communications with Directors

The Board of Directors has adopted a process to facilitate written communications by shareholders or other interested parties to the Board. Persons wishing to write to the Board of Directors of SunTrust or a specified director, including the Presiding Director, the non-management directors as a group, or a committee of the Board, should send correspondence to the Corporate Secretary at SunTrust Banks, Inc., P.O. Box 4418, Mail Code 643, Atlanta, Georgia 30302. All communications so received from shareholders or other interested parties will be forwarded to the members of the Board of Directors or to the applicable director or directors if so designated by such person. Anyone who wishes to communicate with a specific Board member, the non-management directors only, or a committee should send instructions asking that the material be forwarded to the applicable director, group of directors or to the appropriate committee chairman.

Shareholder Nominations for Election to the Board

Any shareholder entitled to vote for the election of directors may nominate persons for election to the Board. In accordance with our Bylaws, nominations must be made in writing and must be delivered to or mailed to and received by SunTrust’s Corporate Secretary not less than 120 days prior to the first anniversary of the date on which SunTrust first mailed its proxy materials for the preceding year’s annual meeting of shareholders. This Proxy Statement and the enclosed proxy are being first mailed to SunTrust’s shareholders on or about March 13, 2009. Therefore, shareholder nominations for election at next year’s annual meeting must be received no later than the close of business on November 13, 2009. Nominations must include the following information: (i) the name, age, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee and an explanation of how the proposed nominee meets the criteria used by SunTrust for the selection of directors as set forth in the subsection “Director Selection Process”; (iii) the total number of shares of SunTrust common stock that, to your knowledge, will be voted for the proposed nominee; (iv) the total number of shares of SunTrust common stock that, to your knowledge, are owned by the proposed nominee; (v) the signed consent of the proposed nominee to serve, if elected; (vi) your name and residence address; (vii) the number of shares of SunTrust common stock owned by you; and (viii) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for the election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.

Shareholder Proposals for Next Year’s Meeting

Inclusion in Next Year’s Proxy Statement. A shareholder who desires to have his or her proposal included in next year’s Proxy Statement must deliver the proposal to SunTrust’s principal executive offices (at the address noted below) no later than the close of business on November 13, 2009. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the shareholder (as they appear in SunTrust’s stock transfer records), the number of SunTrust shares beneficially owned by the shareholder and a description of any material direct or indirect financial or other interest that the shareholder (or any affiliate or associate) may have in the proposal. Proposals should be addressed to SunTrust Banks, Inc., Post Office Box 4418, Mail Code 643, Atlanta, Georgia 30302, Attention: Corporate Secretary.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules generally permit management to vote proxies in its discretion (1) provided SunTrust advises shareholders in next year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter, if SunTrust receives notice of the proposal before the close of business on November 13, 2009; and (2) provided SunTrust advises shareholders in next year’s Proxy Statement that such proxy will confer such authority and if SunTrust does not receive notice of the proposal before the close of business on November 13, 2009.

Quorum and Voting

Quorum. The presence, either in person or by proxy, of a majority of the shares entitled to vote constitutes a quorum at a meeting of the shareholders. Abstentions and broker non-votes will be counted as “shares present” in determining whether a quorum exists at the Annual Meeting. In addition, with respect to Item 3, the approval of the SunTrust Banks, Inc. 2009 Stock Plan, New York Stock Exchange regulations require that the total votes cast on the proposal represent over 50% of all shares entitled to vote.

Vote Required. If a quorum is present, the vote of a plurality of the votes cast by the shares entitled to vote is necessary for the election of directors (Item 1). For the ratification of the appointment of Ernst & Young LLP as independent auditor (Item 2), and the approval of the executive compensation as described in the Summary Compensation Table, Compensation Discussion and Analysis, and the other executive compensation tables and related discussion (Item 4, “Say-On-Pay”), if a quorum is present, then the matter will be approved if the votes cast favoring the action exceed the votes cast opposing the action. For the approval of the SunTrust Banks, Inc. 2009 Stock Plan (Item 3), if a quorum is present, the affirmative vote of holders of a majority of the votes cast on the proposal is required.

Broker Non-Votes. If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials have been forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item. Under New York Stock Exchange rules, brokers or other nominees may not exercise discretionary voting power on certain matters. Brokers or other nominees who are New York Stock Exchange members are expected to have discretionary voting power for the election of directors (Item 1), for the ratification of Ernst & Young LLP as our independent auditor (Item 2), and for the approval of the executive compensation (Item 4, “Say-On-Pay”), but not for the approval of the SunTrust Banks, Inc. 2009 Stock Plan (Item 3). As a result, if you do not provide specific voting instructions to your record holder, New York Stock Exchange rules will allow the record holder to vote the shares in its discretion on Item 1 (Election of Directors), Item 2 (Ratification of Independent Auditor), and Item 4 (“Say-On-Pay”), but not on Item 3 (Approval of the SunTrust Banks, Inc. 2009 Stock Plan), and your shares will be considered a “broker non-vote” on Item 3.

Effect of Abstentions and Broker Non-Votes. If your shares are treated as a broker non-vote or abstention, your shares will be counted in the number of shares represented for purposes of determining whether a quorum is present. However, broker non-votes will not be included in vote totals and will not affect the outcome of the vote. Broker non-votes will not count for purposes of meeting the NYSE vote requirement with respect to Item 3 (Approval of the SunTrust Banks, Inc. 2009 Stock Plan) that the total votes cast on the proposal represent over 50% of all shares entitled to vote. Abstentions will not affect the outcome of the votes on Item 1, 2, or 4; however, because a majority of votes cast is required to approve Item 3, abstentions have the effect of a vote against Item 3.

Other Matters

The Annual Meeting will be open to the public. However, consistent with past years, only persons who can demonstrate that they were shareholders of record on the record date (February 18, 2009) and their proxies will be entitled to vote at or ask questions at the Annual Meeting. If your shares are held in a brokerage account or by another nominee, you must obtain and bring to the Annual Meeting a proxy or other evidence of ownership from your broker or nominee giving you the right to vote such shares if you wish to ask a question.

If any other item or proposal may properly comes before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC or incident to the conduct of the meeting, then the proxies will be voted in accordance with the discretion of the proxy holders.

March 5, 2009.

Appendix A

SUNTRUST BANKS, INC. 2009 STOCK PLAN

SECTION 1.    BACKGROUND AND PURPOSE

The name of this Plan is the SunTrust Banks, Inc. 2009 Stock Plan. The purpose of this Plan is to promote the interests of SunTrust and its Subsidiaries through grants to Employees and Directors of Options, Stock Appreciation Rights, Restricted Stock and Stock Units in order (1) to attract and retain Employees and Directors, (2) to provide an additional incentive to each Employee and Director to work to increase the value of Stock and (3) to provide each Employee and Director with a stake in the future of SunTrust which corresponds to the stake of each of SunTrust’s shareholders.

SECTION 2.     DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

2.1. Board — means the Board of Directors of SunTrust.

2.2. Change in Control — means a change in control of SunTrust of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of SunTrust or any successor of SunTrust; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) there is a consummation of any reorganization, merger, consolidation or share exchange as a result of which the common stock of SunTrust shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of SunTrust) or any dissolution or liquidation of SunTrust or any sale or the disposition of 50% or more of the assets or business of SunTrust; or (iv) there is a consummation of any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of SunTrust immediately before the consummation of such transaction beneficially own more than 65% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 2.2(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of SunTrust common stock immediately before the consummation of such transaction, provided (C) the percentage described in Section 2.2(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 2.2(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of SunTrust by the persons described in Section 2.2(iv)(A) immediately before the consummation of such transaction.

2.3. Code — means the Internal Revenue Code of 1986, as amended.

2.4. Committee — means a Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and each of whom shall be (or be treated as) an “outside director” for purposes of Code Section 162(m).

2.5. Director — means a member of the Board who is not an employee of SunTrust or any Subsidiary or Parent Corporation.

2.6. Employee — means a select employee of SunTrust or any Subsidiary whose performance is, in the judgment of the Committee acting in its absolute discretion, directly or indirectly material to the success of SunTrust or such Subsidiary.

2.7. Exchange Act — means the Securities Exchange Act of 1934, as amended.

2.8 Fair Market Value — means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if Stock is no longer traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with Section 2.8(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. If the closing price for a share of Stock is misquoted or omitted by the applicable publication, the Committee shall directly solicit the information from officials of the stock exchange or from other informed independent market sources.

2.9. ISO — means an Option granted under Section 7 of this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the Option is intended to satisfy the requirements for an incentive stock option under Code Section 422.

2.10. NQO — means an Option granted under Section 7 of this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the Option shall not be treated as an incentive stock option under Code Section 422.

2.11. Option — means an ISO or a NQO.

2.12. Option Agreement — means the written agreement or instrument which sets forth the terms of an Option granted to an Employee or Director under this Plan.

2.13. Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.14. Parent Corporation — means any corporation which is a parent corporation (within the meaning of Code Section 424(e)) of SunTrust.

2.15. Plan — means this SunTrust Banks, Inc. 2009 Stock Plan, as amended from time to time.

2.16. Performance Period — means the period selected by the Committee during which performance is measured for purpose of determining the extent to which an award of Restricted Stock or Stock Units has been earned.

2.17 Predecessor Plan — means the SunTrust Banks, Inc. 2004 Stock Plan as in effect on the effective date of this Plan and as thereafter amended.

2.18 Restricted Stock — means Stock granted to an Employee or Director pursuant to Section 8 of this Plan.

2.19. Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the Exchange Act or any successor to such rule.

2.20. Stock — means the One Dollar ($1.00) par value common stock of SunTrust.

2.21. Stock Agreement — means the written agreement or instrument which sets forth the terms of a Restricted Stock grant or Stock Unit grant to an Employee or Director under this Plan.

2.22. Stock Appreciation Right or SAR — means a right which is granted pursuant to the terms of Section 7 of this Plan to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

2.23. SAR Agreement — means the written agreement or instrument which sets forth the terms of a SAR granted to an Employee under this Plan.

2.24. SAR Share Value — means the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

2.25. Stock Unit — means a contractual right granted to an Employee or Director pursuant to Section 8 to receive a cash payment based on the Fair Market Value of the number of shares of Stock described in such grant.

2.26. Subsidiary — means any corporation which is a subsidiary corporation (within the meaning of Code Section 424(f)) of SunTrust except a corporation which has subsidiary corporation status under Code Section 424(f) exclusively as a result of SunTrust or a SunTrust subsidiary holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.

2.27. SunTrust — means SunTrust Banks, Inc., a Georgia corporation, and any successor to such corporation.

SECTION 3.    SHARES RESERVED UNDER PLAN

3.1. Shares. There shall (subject to Section 11) be reserved for issuance under this Plan (a) 8,727,306 shares of Stock plus (b) the number of shares of Stock subject to grants under the Predecessor Plan which are outstanding on the effective date of this Plan and which are forfeited or expire on or after such effective date in accordance with the terms of such grants; provided, however, only the shares of Stock described in Section 3.1(a) shall be issued in connection with the exercise of ISOs and nothing in this Plan shall affect any grants under the Predecessor Plan which are outstanding on the effective date of this Plan until such time, if any, that any shares of Stock subject to such grants are forfeited or grants respecting any shares of Stock expire on or after such effective date in accordance with the terms of such grants.

3.2. Share Counting. The shares of Stock described in Section 3.1 shall be reserved to the extent that SunTrust deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by SunTrust. Furthermore, any shares of Stock issued pursuant to a Restricted Stock grant which are forfeited thereafter shall again become available for issuance under this Plan, but (a) any shares of Stock used to satisfy a withholding obligation under Section 14.4 shall not again become available under Section 3.1 for issuance under this Plan, (b) any shares of Stock which are tendered to SunTrust to pay the Option Price of an Option or which are tendered to SunTrust in satisfaction of any condition to a grant of Restricted Stock shall not become available under Section 3.1 for issuance under this Plan and (c) the gross number of shares of Stock covered by a SAR, to the extent it is exercised, shall not again become available under Section 3.1 for issuance under this Plan, regardless of the number of shares used to settle the SAR upon exercise; provided, however, if a SAR is forfeited, the related shares of Stock shall again become available for issuance under this Plan.

3.3. Use of Proceeds. The proceeds which SunTrust receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of SunTrust.

3.4 Predecessor Plan. No grants shall be made under the Predecessor Plan on or after the date this Plan becomes effective.

SECTION 4.    EFFECTIVE DATE

This Plan shall become effective on the date the shareholders of SunTrust (acting at a duly called meeting of such shareholders) approve the adoption of this Plan.

SECTION 5.     PLAN ADMINISTRATION

5.1 Authority of Committee. The Plan shall be administered by the Committee. Except as limited by law, or by the Articles of Incorporation or Bylaws of SunTrust, and subject to the provisions of this Plan (including Sections 11, 12, 13 and 14), the Committee shall have full power, authority, and sole and exclusive discretion to construe, interpret and administer this Plan, including without limitation, the power and authority to make determinations relating to Plan grants and correct mistakes in Option, SAR or Stock Agreements, and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In addition, the Committee shall have full and exclusive power to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of SunTrust and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients and establishing all award terms and conditions.

5.2 Amendment of Awards. The Committee, in its sole discretion, may amend any outstanding Option, SAR, Restricted Stock, or Stock Unit grant at any time in any manner not inconsistent with the terms of the Plan, provided that no outstanding, vested award may be amended without the grantee’s consent if the amendment would have a materially adverse effect on the grantee’s rights under the award. Notwithstanding the foregoing, the Committee, in its sole discretion, may amend an award if it determines such amendment is necessary or advisable for SunTrust to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard.

5.3 Delegation. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to one or more executive officers of SunTrust, including without limitation the authority to approve grants to Employees other than any of SunTrust’s executive officers. To the extent that the Committee delegates its authority to make grants as provided by this Section 5.3, all references in the Plan to the Committee’s authority to make grants and determinations with respect thereto shall be deemed to include the Committee’s delegate(s). Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

5.4 Decisions Binding. In making any determination or in taking or not taking any action under the Plan, the Committee or its delegate(s) may obtain and may rely on the advice of experts, including employees of and professional advisors to SunTrust. Any action taken by, or inaction of, the Committee or its delegate(s) relating to or pursuant to the Plan shall be within the absolute discretion of the Committee or its delegate. Such action or inaction of the Committee or its delegate(s) shall be conclusive and binding on SunTrust, on each affected Employee and Director and on each other person directly or indirectly affected by such action.

SECTION 6.    ELIGIBILITY

Employees shall be eligible for the grant of Options, SARs, Restricted Stock and Stock Units under this Plan. Directors shall be eligible for the grant of Options, Restricted Stock and Stock Units under this Plan.

SECTION 7.    OPTIONS AND SARs

7.1. Options. The Committee acting in its absolute discretion shall have the right to grant Options to Employees and Directors under this Plan from time to time to purchase shares of Stock, and Options may be granted for any reason the Committee deems appropriate under the circumstances. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant, including performance-based vesting conditions, as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. All Options granted to Directors shall be NQOs. If the exercise of an Option is subject to the satisfaction of a minimum service and a minimum performance requirement, the minimum service requirement shall be at least 1 year and, if the exercise of an Option is subject to the satisfaction of only a minimum service requirement, the minimum service requirement shall be at least 3 years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the interests of SunTrust.

7.2. ISO Rules. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan or any ISO under Code Section 422. The aggregate Fair Market Value of ISOs granted to an Employee under this Plan and incentive stock options granted to such Employee under any other stock option plan adopted by SunTrust, a Subsidiary or a Parent Corporation which first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 7.2 in accordance with Code Section 422(d).

7.3. Share Limitation. An Employee may not be granted in any calendar year Options, or SARs, or one or more Options and SARs in any combination which in the aggregate relate to more than 1,200,000 shares of Stock.

7.4. Option Price, Exercise Period and No Dividend Equivalents.

(a) Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option. Except in accordance with the provisions of Section 11 of this Plan, the Committee shall not, absent the approval of SunTrust’s shareholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the Option Price of any outstanding Option or to make a tender offer for any Option if the Option Price for such Option on the effective date of such tender offer exceeds the Fair Market Value of a share of Stock subject to such Option.

(b) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such Option is granted or on or after the date which is the tenth anniversary of the date such Option is granted. In the discretion of the Committee, an Option Agreement may provide for the exercise of an Option after the employment of an Employee or the status of an individual as a Director has terminated for any reason whatsoever, including death or disability.

(c) No Dividend Equivalents. In no event shall any Option or Option Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

7.5. Method of Exercise.

(a) Committee Rules. An Option may be exercised as provided in this Section 7.5 pursuant to procedures (including, without limitation, procedures restricting the frequency or method of exercise) as shall be established by the Committee or its delegate from time to time for the exercise of Options.

(b) Notice and Payment. An Option shall be exercised by delivering to the Committee or its delegate during the period in which such Option is exercisable, (1) written notice of exercise in a form acceptable to the Committee indicating the specific number of shares of Stock subject to the Option which are being exercised and (2) payment in full of the Option Price for such specific number of shares. An Option Agreement, at the discretion of the Committee, may provide for the payment of the Option Price by any of the following means:

(1) in cash, electronic funds transfer or a check acceptable to the Committee;

(2) in Stock which has been held by the Employee or Director for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee, provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

(3) through a broker-facilitated cashless exercise procedure acceptable to the Committee; or

(4) in any combination of the methods described in this Section 7.5(b) which is acceptable to the Committee.

Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed stock certificate for such Stock is delivered to the Committee (or to its delegate) or, if payment is effected through a certification of ownership of Stock in lieu of a stock certificate, on the date the Option is exercised.

(c) Restrictions. The Committee may from time to time establish procedures for restricting the exercise of Options on any given date as the result of excessive volume of exercise requests or any other problem in the established system for processing Option exercise requests or for any other reason the Committee or its delegate deems appropriate or necessary.

7.6. Nontransferability. Except to the extent the Committee deems permissible and consistent with the best interests of SunTrust, neither an Option granted under this Plan nor any related surrender rights nor any SAR shall be transferable by an Employee or a Director other than by will or by the laws of descent and distribution, and any grant by the Committee of a request by an Employee or a Director for any transfer (other than a transfer by will or by the laws of descent and distribution) of an NQO or SAR shall be conditioned on the transfer not being made for value or consideration. Any such Option grant and surrender rights under this Plan and any SAR granted under this Plan shall be exercisable during an Employee’s or a Director’s lifetime, as the case may be, only by (subject to the first sentence in this Section 7.6) the Employee or the Director, provided that in the event an Employee or a Director is incapacitated and unable to exercise such Employee’s or Director’s Option or SAR, such Employee’s or Director’s legal guardian or legal representative whom the Committee (or its delegate) deems appropriate based on all applicable facts and circumstances presented to the Committee (or its delegate) may exercise such Employee’s or such Director’s Option or SAR, in accordance with the provisions of this Plan and the applicable Option Agreement or SAR Agreement. The person or persons to whom an Option or a SAR is transferred by will or by the laws of descent and distribution (or pursuant to the first sentence of this Section 7.6) thereafter shall be treated as the Employee or the Director under this Plan.

7.7. SARs and Surrender Rights.

(a) SARs and SAR Share Value.

(1) The Committee acting in its absolute discretion may grant an Employee a SAR which will give the Employee the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value; provided, however, in no event shall the SAR Share Value be less than the Fair Market Value of a share of Stock on the date such SAR is granted. The Committee shall have the right to make any such grant subject to such additional terms, including performance-based vesting provisions, as the Committee deems appropriate, and such terms shall be set forth in the related SAR Agreement.

(2) Each SAR granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related SAR Agreement, but no SAR Agreement shall make a SAR exercisable before the date such SAR is granted or on or after the date which is the tenth anniversary of the date such SAR is granted. In the discretion of the Committee, a SAR Agreement may provide for the exercise of a SAR after the employment of an Employee has terminated for any reason whatsoever, including death or disability.

(3) Except in accordance with the provisions of Section 11 of this Plan, the Committee shall not, absent the approval of SunTrust’s shareholders, take any action, whether through amendment, cancellation, replacement grants, exchanges or any other means, to directly or indirectly reduce the SAR Share Value of any outstanding SAR or to make a tender offer for any SAR if the SAR Share Value for such SAR on the effective date of such tender offer exceeds the Fair Market Value of a share of Stock subject to such SAR.

(4) If the exercise of a SAR is subject to the satisfaction of a minimum service and a minimum performance requirement, the minimum service requirement shall be at least 1 year and, if the exercise of a SAR is subject to the satisfaction of only a minimum service requirement, the minimum service requirement shall be at least 3 years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the interests of SunTrust.

(b) Option Surrender Rights. The Committee acting in its absolute discretion also may incorporate a provision in an Option Agreement to give an Employee the right to surrender his or her Option in whole or in part in lieu of the exercise (in whole or in part) of that Option on any date that

(1) the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and

(2) the Option to purchase such Stock is otherwise exercisable.

(c) Procedure. The exercise of a SAR or a surrender right in an Option shall be effected by the delivery of the related SAR Agreement or Option Agreement to the Committee (or to its delegate) together with a statement signed by the Employee which specifies the number of shares of Stock as to which the Employee, as appropriate, exercises his or her SAR or exercises his or her right to surrender his or her Option and (at the Employee’s option) how he or she desires payment to be made with respect to such shares.

(d) Payment. An Employee who exercises his or her SAR or right to surrender his or her Option shall (to the extent consistent with an exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such exercise is effected to (i) the number of shares of Stock with respect to which, as applicable, the SAR or the surrender right is exercised times (ii) the excess of the Fair Market Value of a share of Stock on such date over, as applicable, the SAR Share Value for a share of Stock subject to the SAR or the Option Price for a share of Stock subject to an Option. The Committee acting in its absolute discretion shall determine the form of such payment, and the Committee shall have the right (1) to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Employee and delivered to the Committee (or to its delegate) and (2) to forfeit an Employee’s right to payment of cash in lieu of a fractional share of Stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this Section 7.7 to come within an exemption under Rule 16b-3. Any cash payment under this Section 7.7 shall be made from SunTrust’s general assets, and an Employee shall be no more than a general and unsecured creditor of SunTrust with respect to such payment.

(e) Restrictions. Each SAR Agreement and each Option Agreement which incorporates a provision to allow an Employee to surrender his or her Option shall incorporate such additional restrictions on the exercise of such SAR or surrender right as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.

(f) No Dividend Equivalents. In no event shall any SAR or SAR Agreement granted under the Plan include any right to receive dividend equivalents with respect to such award.

SECTION 8.    RESTRICTED STOCK AND STOCK UNITS

8.1. Committee Action.

(a) General. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock and Stock Units to Employees and Directors under this Plan from time to time.

(b) Limitations. Subject to the rules set forth in Section 3 and Section 7.3(b), in no event shall the Restricted Stock grants and Stock Unit grants issued under the Plan, in the aggregate, cover more than 4,843,920 shares of Stock. In addition, no Restricted Stock grant, or Stock Unit grant, or one or more Restricted Stock and Stock Unit grants in any combination may be made to an Employee in any calendar year with respect to more than 300,000 shares of Stock. Each Restricted Stock grant and each Stock Unit grant shall be evidenced by a Stock Agreement, and each Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Employee’s or Director’s interest in the related Stock or cash payment will be forfeited; provided, if the vesting of a Restricted Stock grant or Stock Unit grant is subject to the satisfaction of a minimum service and a minimum performance requirement, the minimum service requirement shall be at least 1 year and, if the vesting of a Restricted Stock grant or a Stock Unit grant is subject to the satisfaction of only a minimum service requirement, the minimum service requirement shall be at least 3 years unless the Committee in either case determines that a shorter period of service (or no period of service) better serves the interests of SunTrust.

8.2. Conditions.

(a) Issuance Conditions for Restricted Stock. The Committee acting in its absolute discretion may make the issuance of Restricted Stock to an Employee or Director subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition (which may or may not include performance criteria described in Section 8.2(c)) which the Committee deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such condition and the deadline for satisfying each such condition.

(b) Forfeiture Conditions for Restricted Stock and Stock Units. The Committee may make Restricted Stock issued to an Employee or Director or the cash otherwise payable under any Stock Unit grant subject to one, or more than one, objective employment, performance or other forfeiture condition (which may or may not include any performance goals described in Section 8.2(c)) which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Stock Agreement shall set forth each such forfeiture condition and the deadline for satisfying each such forfeiture condition. An Employee’s or Director’s nonforfeitable interest in the shares of Stock issued pursuant to a Restricted Stock grant or the cash payment due under any Stock Unit grant shall depend on the extent to which each such condition is timely satisfied. Each share of Stock issued pursuant to a Restricted Stock grant shall again become available under Section 3 if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure. When a Stock certificate is issued for shares of Restricted Stock, such certificate shall be issued subject to (i) the conditions, if any, described in this Section 8.2(b) and Section 8.2(c) to, or for the benefit of, the Employee or Director and (ii) a stock power in favor of SunTrust in order for SunTrust to effect any forfeitures of such Restricted Stock called for under this Section 8.2(b).

(c) Performance Goals.

(1) If, at the time of grant, the Committee intends a Restricted Stock or Stock Unit grant to qualify as “other performance based compensation” within the meaning of Code Section 162(m)(4), the Committee must establish performance goals for the applicable Performance Period no later than 90 days after the Performance Period begins (or by such other date as may be required under Code Section 162(m)). Such performance goals must be based on one or more of the criteria described in this Section 8.2(c).

(2) A performance goal is described in this Section 8.2(c) if such goal relates to (i) SunTrust’s return over capital costs or increases in return over capital costs, (ii) SunTrust’s net earnings or the growth in such earnings, (iii) SunTrust’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (iv) SunTrust’s earnings before interest and taxes or the growth in such earnings, (v) SunTrust’s consolidated net income or the growth in such income, (vi) the market capitalization of SunTrust Stock, (vii) SunTrust’s Stock price or the growth in such price, (viii) SunTrust’s return on assets or the growth on such return, (ix) SunTrust’s total shareholder return or the growth in such return, (x) SunTrust’s expenses or the reduction of expenses, (xi) SunTrust’s revenue growth, (xii) SunTrust’s efficiency ratios or the changes in such ratios, (xiii) SunTrust’s economic value added or changes in such value added, (xiv) such other financial performance measures deemed appropriate by the Committee, (xv) return on equity, (xvi) return on tangible equity, (xvii) cash return on equity, (xviii) cash return on tangible equity, (xix) net income available to common shareholders, (xx) book value per share, (xxi) pre-tax income or growth, (xxii) operating earnings per share of Stock or growth (excluding one-time, non-core items), (xxiii) cash earning per share of Stock or growth, (xxiv) return on assets, (xxv) cash operating earnings per share of Stock or growth excluding one-time, non-core items), (xxvi) cash return on assets, (xxvii) operating leverage, (xxviii) net interest margin, (xxix) Tier 1 capital, (xxx) risk-adjusted net interest margin, (xxxi) total risk-based capital ratio, (xxxii) tangible equity and tangible assets, (xxxiii) tangible common equity and tangible assets, (xxxiv) tangible book value and share, (xxxv) loan balances or growth, (xxxvi) deposit balances or growth, or (xxxvii) low cost deposit balances or growth. A performance goal described in this Section 8.2(c)(2) may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and may relate to SunTrust as a whole or one or more operating units of SunTrust.

(3) When the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs associated with restructurings of SunTrust, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting SunTrust, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(4) If the Committee determines that a performance goal has been satisfied and the satisfaction of such goal was intended to meet the requirements of Code Section 162(m), the Committee shall certify that the goal has been satisfied in accordance with the requirements set forth under such Code Section.

8.3. Dividends and Voting Rights.

(a) Cash Dividends. Each Stock Agreement which evidences a Restricted Stock grant shall state whether the Employee or Director shall have a right to receive any cash dividends which are paid after any shares of Restricted Stock are issued to him or to her and before the first day that the Employee’s or Director’s interest in such Stock is forfeited completely or becomes completely nonforfeitable. If such a Stock Agreement provides that an Employee or Director has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Employee or Director will be eligible to receive one, or more than one, payment in the future to compensate the Employee or Director for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If such a Stock Agreement calls for any such payments to be made, SunTrust shall make such payments from SunTrust’s general assets, and the Employee or Director shall be no more than a general and unsecured creditor of SunTrust with respect to such payments. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a cash dividend is paid on the shares of Stock described in a Stock Unit grant, such cash dividend shall be treated as reinvested in shares of Stock and shall increase the number of shares of Stock described in such Stock Unit grant.

(b) Stock Dividends. If a Stock dividend is declared on a share of Restricted Stock, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and an Employee’s or Director’s interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable. Unless otherwise set forth in the Stock Agreement which evidences a Stock Unit grant, if a Stock dividend is declared on any shares of Stock described in a Stock Unit grant, such dividend shall increase the number of shares of Stock described in such Stock Unit grant.

(c) Non-cash and Non-Stock Dividends. If a dividend is paid on a share of Restricted Stock or on a share of Stock described in a Stock Unit grant other than in cash or Stock, the disposition of such dividend with respect to such Restricted Stock grant and the treatment of such dividend with respect to such Stock Unit grant shall be effected in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d) No Dividends Paid on Unearned Performance Stock. Notwithstanding anything herein to the contrary, in no event shall a Stock Agreement which evidences a grant of Restricted Stock or Stock Units subject to performance criteria provide for payment before the date such grant becomes nonforfeitable of any dividends or dividend equivalents prior to such date.

(e) Voting Rights. An Employee or Director shall have the right to vote shares of Restricted Stock which have been issued pursuant to Section 8.2(b) before his or her interest in such Stock has been forfeited or has become nonforfeitable.

(f) Nontransferability. No Restricted Stock grant and no shares issued pursuant to a Restricted Stock grant shall be transferable by an Employee or a Director other than by will or by the laws of descent and distribution before an Employee’s or Director’s interest in such shares have become completely nonforfeitable, and no interests in a Stock Unit grant shall be transferable other than by will or the laws of descent and distribution except as otherwise provided in the related Stock Agreement.

(g) Creditor Status. An Employee or a Director to whom a Stock Unit is granted shall be no more than a general and unsecured creditor of SunTrust with respect to any cash payment due under such grant.

8.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock at such time as an Employee’s or Director’s interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8.2(b) or Section 8.3 and shall be transferred to the Employee or Director.

SECTION 9.    SECURITIES REGISTRATION

Each Option Agreement, SAR Agreement and Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option (or any related surrender right) or a SAR or the satisfaction of the forfeiture conditions under a Stock Agreement for Restricted Stock, the Employee or Director shall, if so requested by SunTrust, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by SunTrust, shall deliver to SunTrust a written statement satisfactory to SunTrust to that effect. As for Stock issued pursuant to this Plan, SunTrust at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee or Director under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee or Director; however, SunTrust shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee or Director.

SECTION 10.    LIFE OF PLAN

No Option or SAR or Restricted Stock or Stock Unit shall be granted under this Plan on or after the earlier of

(1) the tenth anniversary of the date the Board adopts this Plan, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options (and any related surrender rights) and SARs have been exercised in full or no longer are exercisable and all Restricted Stock and Stock Unit grants under this Plan have been forfeited or the forfeiture conditions on the related Stock or cash payments have been satisfied in full, or

(2) the date on which all of the Stock reserved under Section 3 of this Plan has (as a result of the exercise of all Options (and any related surrender rights) and all SARs granted under this Plan and the satisfaction of the forfeiture conditions on Restricted Stock been issued or no longer is available for use under this Plan and all cash payments due under any Stock Unit grants have been paid or forfeited, in which event this Plan also shall terminate on such date.

SECTION 11.    ADJUSTMENT

11.1. Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan, the grant limitations described in Section 7.3 and Section 8.1 of this Plan, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or SARs granted under this Plan and the Option Price of such Options and the SAR Share Value of such SARs as well as the number, kind or class of shares of Stock subject to Restricted Stock grants and the number, kind or class of shares of Stock described in Stock Unit grants under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of SunTrust, including, but not limited to, such changes as Stock dividends or Stock splits.

11.2. Mergers. The Board as part of any corporate transaction described in Code Section 424(a) shall adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan and the grant limitations described in Section 7.3 and Section 8.1 of this Plan. Furthermore, the Board as part of any corporate transaction described in Code Section 424(a) shall adjust (in any manner which the Board in its discretion deems consistent with Code Section 424(a)) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock and Stock Unit grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and SAR grants previously made under this Plan and the related Option Price and SAR Share Value for each such Option and SAR, and, further, shall (in any manner which the Board in its discretion deems consistent with Code Section 424(a) and without regard to the grant limitations described in Section 7.3 or Section 8.1 of this Plan) make Restricted Stock, Stock Unit, Option and SAR grants to effect the assumption of, or the substitution for, restricted stock, stock unit, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, stock unit, option or stock appreciation rights grants.

11.3. General. If any adjustment under this Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, SAR grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment made under this Section 11 by the Board shall be conclusive and binding on all affected persons and shall be made in a manner consistent with the requirements of Code Section 409A in order for any Option, SAR and Restricted Stock grants to remain exempt from the requirements of Code Section 409A.

SECTION 12.     CHANGE IN CONTROL

Upon or in anticipation of a Change in Control, if the Board determines that no adequate provision has been made as part of such Change in Control for either the assumption of the Options, SARs, Restricted Stock and Stock Unit grants outstanding under this Plan or for the granting of comparable, substitute stock options, stock appreciation rights and restricted stock and stock unit grants, the Board may, in its sole and absolute discretion without the need for the consent of any Employee or Director (in his or her individual capacity as a grantee), take one or more of the following actions contingent upon the occurrence of such Change in Control: (1) each outstanding Option and SAR at the direction and discretion of the Board (a) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be cancelled unilaterally by SunTrust in exchange for the number of whole shares of Stock (and cash in lieu of a fractional share), if any, which each Employee and each Director would have received if on the date set by the Board he or she had exercised his or her SAR in full or if each Employee’s and each Director’s Option included a right to surrender his or her outstanding Option in full under Section 7.7 of this Plan and such Option had been surrendered in full or (b) may be cancelled unilaterally by SunTrust if the Option Price or SAR Share Value equals or exceeds the Fair Market Value of a share of Stock on such date and (2) the conditions, if any, for the issuance of Restricted Stock and the conditions, if any, for making nonforfeitable all outstanding Restricted Stock grants and all Stock Unit grants may be deemed completely satisfied on the date set by the Board. Notwithstanding the foregoing provisions of this Section 12, in connection with the payment of any amount subject to Code Section 409A, this Section 12 shall have no effect on the payment date of such amount.

SECTION 13.    AMENDMENT OR TERMINATION

The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of SunTrust, no amendment or modification to the Plan may materially modify the Plan in any way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including without limitation, the rules of the New York Stock Exchange. No amendment, modification, suspension or termination of the Plan shall have a materially adverse effect on any Option, SAR, Restricted Stock or Stock Unit vested and outstanding on the date of such amendment, modification, suspension or termination, without the consent of the affected grantee. Notwithstanding the foregoing, no Employee or Director consent shall be needed for an amendment, modification, or termination of the Plan if the Committee determines such amendment, modification, or termination is necessary or advisable for SunTrust to comply with applicable law (including Code Section 409A), regulation, rule, or accounting standard. Suspension or termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it with respect to Options, SARs or surrender rights, Restricted Stock or Stock Units granted under this Plan prior to the date of such suspension or termination.

SECTION 14.    MISCELLANEOUS

14.1. Shareholder Rights. No Employee or Director shall have any rights as a shareholder of SunTrust as a result of the grant of an Option or a SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of the Stock subject to such Option to such Employee or Director. Subject to Section 8.4 and except as provided in Section 8.3(e), an Employee’s or Director’s rights as a shareholder in the shares of Stock related to a Restricted Stock grant which is effective shall be set forth in the related Stock Agreement.

14.2. No Contract of Employment or Director Status. The grant of an Option, SAR, Restricted Stock or Stock Unit to an Employee or a Director under this Plan shall not constitute a contract of employment or an agreement to continue his or her status as an Employee or a Director and shall not confer on an Employee or Director any rights in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option, the SAR Agreement which evidences his or her SAR or the Stock Agreement related to his or her Restricted Stock or Stock Unit grant.

14.3. Share Retention Guidelines. Shares of Stock acquired by an Employee or Director under this Plan upon the exercise of an Option (or related surrender rights) or SAR or upon a grant of Restricted Stock becoming nonforfeitable may be subject to share retention guidelines established by SunTrust.

14.4. Withholding. The exercise of any Option or SAR granted under this Plan and the acceptance of a Restricted Stock or Stock Unit grant shall constitute an Employee’s or Director’s full and complete consent to whatever action the Committee deems necessary to satisfy the minimum federal and state tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to such exercise or such Restricted Stock or Stock Unit grant or vesting. The Committee also shall have the right to provide in an Option Agreement, SAR Agreement or Stock Agreement (other than an agreement evidencing a Stock Unit or other award under the Plan which is subject to Code Section 409A) that an Employee or Director may elect to satisfy minimum federal and state tax withholding requirements, if any, through a reduction in the number of shares of Stock actually transferred, or the cash payments to be made, to him or to her under this Plan, and any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.

14.5 Compliance with Code Section 409A. To the extent that amounts payable under this Plan are subject to Code Section 409A, the Plan is intended to comply with such Code Section 409A and official guidance issued thereunder. Notwithstanding anything herein to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention.

14.6 Requirements of Law. The granting of Options, SARs, Restricted Stock and Stock Units and the issuance of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.7 Securities Law Compliance. With respect to Employees and Directors defined as “insiders” under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

14.8 Indemnification. Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by SunTrust against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with SunTrust’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that SunTrust is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under SunTrust’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

14.9 Headings and Captions. The headings and captions here are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

14.10 Governing Law. This Plan shall be construed under the laws of the State of Georgia (excluding its choice-of-law rules) to the extent not superseded by federal law.

14.11 Invalid Provisions. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.12 Conflicts. In the event of a conflict between the terms of this Plan and any Option Agreement, Stock Agreement or SAR Agreement, the terms of the Plan shall prevail.

14.13 Successors. All obligations of SunTrust under the Plan with respect to Options, SARs, Restricted Stock and Stock Units granted hereunder shall be binding on any successor to SunTrust, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of SunTrust.

14.14 Deferral of Awards. The Committee may, in a Stock Agreement or otherwise, establish procedures for the deferral of Stock or cash deliverable upon settlement, vesting or other events with respect to Restricted Stock or Stock Units. Notwithstanding anything herein to the contrary, in no event will any deferral of Stock or any other payment with respect to any award granted under the Plan be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Code Section 409 A.

SUNTRUST

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

You can vote by Internet telephone! Available 24 hours a day, or 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 27, 2009.

Vote by Internet

Log on to the Internet and go to www.investorvote.com

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Please do not write outside the designated areas. X

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — DIRECTORS RECOMMEND VOTING FOR PROPOSALS 1, 2, 3 AND 4.

1. Election of Directors to serve until the 04 01- Alston David H. D. Hughes Correll 02 05 - M. Patricia Douglas C. Frist Ivester 06 03 - G. Blake Gilmer P. Garrett, Minor, Jr. III Annual Meeting of Shareholders in 2009: 07 James M. Wells III 08 Karen Hastie Williams

+

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

For the box All EXCEPT to the left- and To withhold the corresponding a vote for one numbered or more box(es) nominees, to the mark right.

01 02 03 04 05 06 07 08

2. Proposal independent to ratify auditors the appointment for 2009. of Ernst & Young LLP as

For Against Abstain

3. Proposal to approve the SunTrust Banks, Inc. 2009 Stock Plan.

For Against Abstain

4. To “RESOLVED, approve the that following the holders advisory of common (non-binding) stock proposal: of SunTrust Banks, Inc., approve the compensation of the Company’s executives as described in the Summary Compensation Table, as well as in the Compensation Discussion and Analysis and the other executive compensation tables and related discussion.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please date and sign this Proxy exactly as your name or names appear hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity, must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1 U P X 0 2 0 2 8 9 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

<STOCK#> 01097C

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

SUNTRUST

PROXY — SUNTRUST BANKS, INC

Annual Meeting of Shareholders to be Held April 28, 2009. This Proxy is Solicited by the Board of Directors. The undersigned having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 5, 2009 and a copy of the SunTrust Banks, Inc. 2008 Annual Report, hereby appoints Mark A. Chancy and Raymond D. Fortin, and each of them, proxies with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2009, at 9:30 a.m. local time, in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, and at any adjournments thereof, upon the matters described on there verse hereof and in the accompanying Proxy Statement dated March 5, 2009, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented to the 2009 Annual Meeting of Shareholders by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 2009 Annual Meeting of Shareowners and any adjournment or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSED SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Director’s recommendations. The proxies cannot vote your shares unless you sign and return this card. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. (Continued and to be signed on the other side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — DIRECTORS RECOMMEND VOTING FOR PROPOSALS 1, 2, 3 AND 4.

1. Election of Directors to serve until the Annual Meeting of Shareholders in 2009:

01—Alston D. Correll

04—David H. Hughes

07—James M. Wells III

02—Patricia C. Frist

05—M. Douglas Ivester

08—Karen Hastie Williams

03—Blake P. Garrett, Jr.

06—G. Gilmer Minor, III

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

For All EXCEPT- To withhold a vote for one or more nominees, markthe box to the left and the corresponding numbered box(es) to the right.

01 02 03 04 05 06 07 08

2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 2009.

3. Proposal to approve the SunTrust Banks, Inc. 2009 Stock Plan.

For Against Abstain

For Against Abstain

4. To approve the following advisory (non-binding) proposal:

“RESOLVED, that the holders of common stock of SunTrust Banks, Inc., approve the compensation of the Company’s executives as described in the Summary Compensation Table, as well as in the Compensation Discussion and Analysis and the other executive compensation tables and related discussion.

B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please date and sign this Proxy exactly as your name or names appear hereon; if shares are held jointly, all joint owners must sign. An executor, administrator, trustee, guardian, or other person signing in a representative capacity, must give his or her full title. A corporation must sign in full corporate name by its president or other authorized officer. A partnership must sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1 U P X 0 2 0 2 8 9 2

<STOCK#> 01098B

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY — SUNTRUST BANKS, INC

Annual Meeting of Shareholders to be Held April 28, 2009. This Proxy is Solicited by the Board of Directors.

The undersigned having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 5, 2009 and a copy of the SunTrust Banks, Inc. 2008 Annual Report, hereby appoints Mark A. Chancy and Raymond D. Fortin, and each of them, proxies with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2009, at 9:30 a.m. local time, in Suite 105 on the 1st floor of SunTrust Plaza Garden Offices, 303 Peachtree Center Avenue, Atlanta, Georgia, and at any adjournments thereof, upon the matters described on the reverse hereof and in the accompanying Proxy Statement dated March 5, 2009, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented to the 2009 Annual Meeting of Shareholders by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 2009 Annual Meeting of Shareowners and any adjournment or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSED SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Director’s recommendations. The proxies cannot vote your shares unless you sign and return this card. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. (Continued and to be signed on the other side)

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Electronic Voting Instructions

Available You can vote 24 hours by Internet a day, or 7 days telephone! a week!

Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies 1:00 a.m. submitted , Central Time, by the on Internet April 27, or 2009. telephone must be received by

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

123456

C0123456789

12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — DIRECTORS RECOMMEND VOTING FOR PROPOSALS 1, 2, 3 AND 4.

Election of Directors to serve until the Annual Meeting of Shareholders in 2009:

01 - Alston D. Correll

04 - David H. Hughes

07 - James M. Wells III

02 - Patricia C. Frist

05 - M. Douglas lvester

08 - Karen Hastie Williams

03 - Blake P. Garrett, Jr.

06 - G. Gilmer Minor, III

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

For the box All EXCEPT to the left- and To withhold the corresponding a vote for one numbered or more box(es) nominees, to the mark right.

01 02 03 04 05 06 07 08

Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 2009.

For Against Abstain

3. Proposal to approve the SunTrust Banks, Inc. 2009 Stock Plan.

For Against Abstain

To approve the following advisory (non-binding) proposal:

“RESOLVED, that the holders of common stock of SunTrust Banks, Inc., approve the compensation of the Company’s executives as described in the Summary Compensation Table, as well as in the Compensation Discussion and Analysis and the other executive compensation tables and related discussion.

B. Non-Voting Items

Change of Address — Please print new address below.

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 5, 2009 and access to a free paper copy of the SunTrust Banks, Inc. 2008 Annual Report. IMPORTANT: Please date and sign this instruction exactly as your name or names appear.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 0 2 0 2 8 9 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 01099C

To our employee shareholders:

As employees, and as shareholders through the SunTrust 401(k) Plan, your interest in the continuing success of our Company is clear. It is important that you vote your shares on the important issues to be brought before the Annual Meeting of Shareholders to be held April 28, 2009.

The “Instructions to the SunTrust Banks, Inc. 401(k) Plan Trustee” card enclosed gives you the guidelines you need. Please note that the Plan Trustee can vote your shares only if you vote. Choose the method most convenient for you – by Internet, telephone or mail.

In addition, we are sending you the Proxy Statement describing the business of the 2009 Annual Meeting.

You may view an electronic copy of the SunTrust Banks, Inc. 2008 Annual Report at BENE Online. If you would like to request a free paper copy of the SunTrust Banks, Inc. 2008 Annual Report, contact BENE at 800-818-2363 or use BENE Online.

Sincerely,

James M. Wells III

Chairman and Chief Executive Officer

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY — SUNTRUST BANKS, INC

INSTRUCTIONS TO THE SUNTRUST BANKS, INC. 401(k) PLAN TRUSTEE This instruction is solicited by the Board of Directors.

The undersigned having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 5, 2009 and a copy of the SunTrust Banks, Inc. 2008 Annual Report, hereby directs that all shares of SunTrust Banks, Inc. Common Stock allocated to his/her account under the SunTrust Banks, Inc. 401(k) Plan be voted at the SunTrust Banks, Inc. Annual Meeting of Shareholders to be held April 28, 2009, and at any adjournment thereof, in accordance with the following instructions for the matters described herein. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented to the 2009 Annual Meeting of Shareholders by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 2009 Annual Meeting of Shareowners and any adjournment or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSED SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Director’s recommendations. If you do not return your card, the Plan Trustee will not vote your shares.